As filed with the Securities and Exchange Commission on December 13, 2005
                                                     Registration No. 333-127368



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                  PRE-EFFECTIVE
                                 AMENDMENT NO.3
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933





    DELAWARE                  INNOVA HOLDINGS, INC.             95-4868120
 (State or Other              (Name of Registrant            (I.R.S. Employer
 Jurisdiction of                in Our Charter)             Identification No.)
 Incorporation
or Organization)


                                                                   WALTER WEISEL
17105 SAN CARLOS BOULEVARD                            17105 SAN CARLOS BOULEVARD
SUITE A1651                                                          SUITE A6151
FORT MYERS, FLORIDA 33931                   7371       FORT MYERS, FLORIDA 33931
(239) 466-0488                                                    (239) 466-0488
(Address and telephone number        (Primary Standard        (Name, address and
of Principal Executive Offices    Industrial Classification    telephone number
and Principal Place of Business)       Code Number)                 of agent for
                                                                        service)



                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Eric A. Pinero, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)


Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                         CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                                                                   PROPOSED
                                                                                   MAXIMUM
                                                         PROPOSED MAXIMUM          AGGREGATE         AMOUNT OF
TITLE OF EACH CLASS OF         AMOUNT TO BE              OFFERING PRICE            OFFERING          REGISTRATION
SECURITIES TO BE REGISTERED    REGISTERED                PER SHARE (1)             PRICE (1)         FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $0.001 per share             284,364,726 shares (2)     $.04                     $11,374,589       $1,441.16
-----------------------------------------------------------------------------------------------------------------
TOTAL                          284,364,726 shares (2)     $.04                     $11,374,589       $1,441.16 (3)
=================================================================================================================



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of a recent date.

(2) Of these shares, 250,000,000 will be issued under the Standby Equity Distribution Agreement, 2,608,699 were issued as a one-time commitment fee under the Standby Equity Distribution Agreement with Cornell Capital Partners, L.P., 289,855 were issued as a one-time placement agent fee under the Placement Agent Agreement to Monitor Capital, Inc., which advised us in connection with the Standby Equity Distribution Agreement, and 31,466,172 are held by selling shareholders who acquired their shares in private placements.

(3) Paid upon filing of Form SB-2 on August 9, 2005.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   PRELIMINARY
                                   PROSPECTUS



Subject to completion, dated December 13, 2005



                              INNOVA HOLDINGS, INC.
                       284,364,726 SHARES OF COMMON STOCK

This prospectus relates to the sale of up to 284,364,726 shares of common stock of Innova Holdings, Inc. ("Innova" or the "Company") by certain persons who are stockholders of Innova, including Cornell Capital Partners, L.P. ("Cornell Capital Partners"). Please refer to "Selling Stockholders" beginning on page 13. Innova is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. Innova will, however, receive proceeds from the sale of common stock under the Standby Equity Distribution Agreement ("Equity Distribution Agreement"), which was entered into on June 14, 2005 between Innova and Cornell Capital Partners. All costs associated with this registration will be borne by Innova.

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. On September 13, 2005, the last reported sale price of our common stock was $0.024. Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "IVHG." These prices will fluctuate based on the demand for the shares of common stock.

The selling stockholders consist of Cornell Capital Partners, which intends to sell up to 252,608,699 shares of common stock, 250,000,000 of which will be acquired by it pursuant to the Equity Distribution Agreement and 2,608,699 of which were received from Innova as a one-time commitment fee under the Equity Distribution Agreement. In addition to Cornell Capital Partners, the other stockholders selling shares under this offering are Monitor Capital, Inc. ("Monitor"), which intends to sell up to 289,855 shares acquired as a one-time placement agent fee for advising us in connection with the Equity Distribution Agreement, and other selling shareholders who acquired their shares in private placements and intend to sell up to 31,466,172 shares.


One of the selling stockholders, Cornell Capital Partners, is an "underwriter" within the meaning of the Securities Act of 1933. With the exception of Cornell Capital Partners, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate twenty-four months after the accompanying registration statement is declared effective by the Securities and Exchange Commission ("SEC"). None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.


Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

PLEASE READ THE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND NEITHER THE COMPANY NOR THE SELLING STOCKHOLDERS ARE SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



The date of this prospectus is December  , 2005.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................................................1
THE OFFERING...............................................................2
SUMMARY CONSOLIDATED FINANCIAL STATEMENTS..................................4
RISK FACTORS...............................................................5
FORWARD-LOOKING STATEMENTS.................................................12
SELLING STOCKHOLDERS.......................................................13
USE OF PROCEEDS............................................................16
DILUTION...................................................................17
STANDBY EQUITY DISTRIBUTION AGREEMENT......................................18
PLAN OF DISTRIBUTION.......................................................21
PLAN OF OPERATIONS.........................................................23
BUSINESS DESCRIPTION.......................................................30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
  ON ACCOUNTING AND FINANCIAL DISCLOSURE...................................43
MANAGEMENT.................................................................45
EXECUTIVE COMPENSATION ....................................................47
DESCRIPTION OF PROPERTY....................................................51
LEGAL PROCEEDINGS..........................................................52
PRINCIPAL STOCKHOLDERS.....................................................52
SECURITIES AUTHORIZED FOR ISSUANCE
  UNDER EQUITY COMPENSATION PLANS..........................................54
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................57
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
  COMMON EQUITY AND OTHER STOCKHOLDER MATTERS..............................58
DESCRIPTION OF SECURITIES..................................................60
EXPERTS....................................................................61
TRANSFER AGENT.............................................................62
LEGAL MATTERS..............................................................62
HOW TO GET MORE INFORMATION................................................62
FINANCIAL STATEMENTS.......................................................F-1

                               PROSPECTUS SUMMARY

INTRODUCTION

The following is only a summary of the information, financial statements and notes included in this prospectus. You should read the entire prospectus carefully, including "Risk Factors" and our Financial Statements and the notes to the Financial Statements before making any investment decision regarding the Company. In this prospectus, "we," "us," "our," and the "Company" refer to Innova Holdings, Inc.

The "Company" is an automation technology company providing hardware and software systems-based solutions for the manufacturing, aerospace, consumer, medical, entertainment, and service industries. The Company's plan of operations is to continue to market and sell its existing business solutions in automation and motion control and to identify, develop, and acquire complementary technologies that are or will become market leaders. Innova also looks to create opportunities to leverage all of its technologies into value-added applications when combined with other solutions offered by the Innova group of companies.

Through its wholly-owned subsidiary Robotic Workspace Technologies, Inc., Innova currently offers a suite of hardware and software systems-based solutions to the industrial, service, and personal robotic markets. Its software and hardware solutions benefit industrial robot users and developers of new technology and are adaptable to the commercial end-user market as well. Innova offers its solutions through licensing of its proprietary software and the sale of its control systems as well as through complete system development and integration services.

The primary market for the Company's Universal Robot Controller is the Retrofit market. Virtually all of the 800,000 + older robots in use throughout all of manufacturing have antiquated control systems which require replacement in order to improve functionality to current standards of the robotic industry, and to drastically reduce the costs of spare parts. Currently, owners of these older robots must buy their spare parts from the Original Equipment Manufacturers
(OEMs). Since these spare parts for the controller are proprietary to the OEM, the costs of these spare parts is very high, thus providing a substantial profit margin to the OEMs. The Company's Universal Robotic Controller is a state of the art high performance solution which in management's opinion provides more features and functionality than the controllers of the robot OEMs. The Company believes that the retrofitting of industrial robot installations throughout manufacturing will experience steady growth and that the Company is positioned to participate in this growth.

The Company's business operations commenced in 1994 and have been underway since that date. The Company developed software technology and received three patents for its Universal Robot Controller. There were 10 controllers sold and other sales which in total was greater than $2.0 million since the commencement of sales in 1994. Unfortunately, as a result of the September 11, 2001 attacks in the US and the recession, the Company had to reduce substantially its business operations. However, with the recovery in the economy and in particular in the manufacturing sector, the Company is restoring its infrastructure. Sales are in process along with the reestablishment of operating and production facilities. Additionally, the Company has plans to continue its development of an additional product which had not been its primary product offering nor its primary business activity, the Universal Automation Controller.

Most of the current business activities have been focused on the immediate sales and production of the Company's Universal Robot Controller. Such business activities have included the rebuilding of the sales organization and rebuilding the engineering staff, as well as marketing and production. Today we have seven individuals supporting the Company in sales activities, six individuals supporting production activities and 8,000 square feet of production facilities. Seven of these individuals are direct employees and the others are independent contractors who do not contribute all of their time to the Company's activities. Individuals previously employed are returning which cuts the training and start up period. Sales activities are underway and the company received its first order for multiple Universal Robot Controllers earlier this year, and recently received an important order from NASA Goddard Space Flight Center for the Company's high performance controller. The lead time for the fulfillment of orders is long, usually between six to seven months for new applications and four to six months for repeat applications. Accordingly, management does not expect to record any of the current orders as sales until the fourth quarter of 2005 and the first quarter of 2006.

GOING CONCERN

The report of our independent auditors includes a going concern uncertainty explanatory paragraph in their auditors' report. Management recognizes that the Company must generate capital and revenue resources to enable it to continue to operate. Ultimately, Innova must achieve profitable operations. The Company is planning to obtain additional capital from revenue generated from operations and through the sale of equity securities. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon Innova obtaining additional revenues and equity capital and ultimately achieving profitable operations. However, no assurances can be given that the Company will be successful in these activities. Should any of these events not occur, the Company could be required to curtail some operations or cease operations entirely.

ABOUT US

Our principal executive offices are located at 17105 San Carlos Boulevard, Suite A6151, Fort Myers, Florida 33931. Our telephone number is (239) 466-0488. Our website is www.innovaholdings.com.

                                  THE OFFERING

This offering relates to the sale of common stock by certain persons who are stockholders of Innova. Cornell Capital Partners is a stockholder of Innova who intends to sell up to 252,608,699 shares of common stock, 250,000,000 of which will be purchased under the Equity Distribution Agreement and 2,608,699 of which were received from Innova as a one-time commitment fee under the Equity Distribution Agreement. The other selling stockholders are Monitor Capital, Inc., the Company's Placement Agent which advised us in connection with the Equity Distribution Agreement, and intends to sell up to 289,855 shares of common stock, and the other selling shareholders (including Walter Weisel, the Company's Chairman and CEO) listed on page 13 who intend to sell up to 31,466,172 shares. The commitment amount of funds Cornell Capital will use to purchase shares from the Company under the Equity Distribution Agreement is $10,000,000. At an assumed price of $.04 per share, Innova will be able to receive the entire $10,000,000 in gross proceeds assuming the sale of the entire 250,000,000 shares being registered under this registration statement.

On June 14, 2005, Innova entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, Innova may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10,000,000. The purchase price for the shares is equal to their market price, which is defined in the Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date notice is given by the Company that it desires an advance. The amount of each advance is subject to an aggregate maximum advance amount of $400,000, with no advance occurring within five trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 2,608,699 shares of the Company's common stock equal to approximately $90,000 based on Innova's stock price on May 4, 2005, when the term sheet for the Equity Distribution Agreement was signed. Cornell Capital Partners is paid a fee equal to 5% of each advance, which is retained by Cornell Capital Partners from each advance. The Company will pay a structuring fee of $500 for each advance made under the Equity Distribution Agreement. The Company also issued to Cornell Capital Partners its promissory note for $300,000. The principal of the note is payable in three $100,000 installments due on the 30th, 60th and 90th days following the date the registration statement for the shares to be issued under the Equity Distribution Agreement is declared effective by the SEC. The note does not bear interest except in the event of a default. On June 14, 2005, Innova entered into a Placement Agent Agreement with Monitor Capital, Inc. a registered broker-dealer. Pursuant to the Placement Agent Agreement, Innova paid a one-time placement agent fee of 289,855 restricted shares of common stock equal to approximately $10,000 based on Innova's stock price on May 4, 2005, when the term sheet for the Equity Distribution Agreement was signed.

The other selling shareholders acquired their shares in private transactions with the Company.



COMMON STOCK OFFERED        284,364,726 shares by selling stockholders

OFFERING PRICE              Market price



COMMON STOCK OUTSTANDING
BEFORE THE OFFERING         460,474,045 shares as of September 30, 2005(1)



USE OF PROCEEDS             We will not receive any proceeds of the shares
                            offered by the selling stockholders. Any proceeds we receive from the sale of common stock under the Equity Distribution Agreement will be used for general working capital purposes, repayment of debt and implementing the Company's growth strategies.



See "Use of Proceeds."

RISK FACTORS

The securities offered hereby involve a high degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution."

OVER-THE-COUNTER
BULLETIN BOARD SYMBOL IVHG

(1) Excludes up to an estimated 250,000,000 shares of common stock to be issued under the Equity Distribution Agreement. Includes the commitment fee of 2,608,699 shares of common stock received by Cornell Capital Partners and the one-time placement agent fee of 289,855 shares of common stock received by Monitor Capital, Inc.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION


STATEMENT            FOR YEAR ENDED   FOR YEAR ENDED   FOR THE      FOR THE
OF OPERATIONS        DECEMBER 31      DECEMBER 31      NINE         NINE
-------------        2004             2003             MONTHS       MONTHS
                     --------------   --------------   ENDED        ENDED
                                                       September 30,September 30,
                                                       2005         2004
                                                       (unaudited)  (unaudited)
                                                      --------------------------

REVENUES              $        0     $        0       $        0    $     3,300

OPERATING EXPENSES     1,325,978        130,733        1,384,668        495,508

INTEREST EXPENSE         100,953         73,096           93,411         70,008

NET LOSS              (1,426,931)      (203,829)      (1,478,079)      (562,216)

LOSS PER SHARE        $    (0.00)    $    (0.00)      $    (0.00)    $    (0.00)


BALANCE SHEET DATA                               DECEMBER 31,    SEPTEMBER 30,
------------------                                       2004             2005
                                                                   (unaudited)
                                                --------------   -------------
Current assets:
Cash                                            $       2,794    $           -
Inventory                                                               14,889
Property and Equipment (net)                            7,688           59,431
Deferred financing cost                                                100,000

    TOTAL ASSETS                                $      10,482    $     174,320

Current liabilities                                 2,360,467        2,633,019
Long term debt                                        951,400          951,400
Mandatorily redeemable Series
   A Preferred Stock                                   80,300           57,211

    TOTAL LIABILITIES                           $   3,392,167    $   3,641,630

Stockholders' Deficit
  Preferred stock, $.001 par value;
   10,000,000 shares authorized
   376,834 shares and 525,000 shares
   issued and outstanding at December
   31, 2004 and September 30, 2005, respectively          377              525

  Common stock, $.001 par value;
   900,000,000 shares authorized
   371,296,897 shares and 460,474,045 shares
   issued and outstanding at December 31, 2004
   and September 30, 2005, respectively               371,297          460,475
  Additional paid-in capital                        3,687,421        5,139,639
  Accumulated deficit                              (7,440,780)      (9,067,949)

    TOTAL STOCKHOLDERS' DEFICIT                    (3,381,685)      (3,467,310)

    TOTAL LIABILITIES
     AND STOCKHOLDERS' DEFICIT                  $      10,482    $     174,320

                                  RISK FACTORS

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

INNOVA HAS HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE, WHICH MAY CAUSE US TO CURTAIL OPERATIONS.


For the year ended December 31, 2004, we lost $1,426,931 and for the nine months ended September 30, 2005, we lost $1,478,079. Our accumulated deficit was $7,440,780 as at December 31, 2004 and $9,067,949 as at September 30, 2005.
While we are building our sales and operating infrastructure, future losses are likely to occur, as we are dependent on spending money in excess of funds received from sales to pay for our operations. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Accordingly, we may experience liquidity and cash flow problems. If our losses continue, our ability to operate may be severely impacted which may cause us to cease operations altogether.


INNOVA MAY NEED TO RAISE ADDITIONAL CAPITAL OR DEBT FUNDING TO SUSTAIN
OPERATIONS.

Unless Innova can become profitable with the existing sources of funds we have available, including funds to be received under the terms of the Equity Distribution Agreement, and our operations generate sufficient cash flows to enable the Company to generate a profit on a sustained basis, we will require additional capital to sustain operations and we may need access to additional capital or additional debt financing to grow our operations. In addition, to the extent that we have a working capital deficit and cannot offset the deficit from profitable sales, we may have to raise capital to repay the deficit and provide more working capital to permit growth in revenues. We cannot assure that financing whether from external sources or related parties will be available if needed or on favorable terms. Our potential inability to obtain adequate financing if necessary will result in the need to reduce the pace of business operations. Any of these events could be materially harmful to our business and may result in a lower stock price and could cause us to cease operations altogether.

THE REPORT OF OUR INDEPENDENT AUDITORS INCLUDES A GOING CONCERN UNCERTAINTY EXPLANATORY PARAGRAPH FOR THE YEARS ENDED DECEMBER 31, 2004, AND DECEMBER 31, 2003, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE CAN BECOME PROFITABLE OR OBTAIN ADDITIONAL FUNDING.

We have a history of operating losses that are likely to continue in the future. Our auditors have included an uncertainty explanatory paragraph in their Independent Auditor's Report included in our audited financial statements for the years ended December 31, 2004 and 2003 to the effect that our significant losses from operations and our dependence on equity and debt financing raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. We expect to be able to continue operations for twenty four months with the cash currently on hand, anticipated from our operations and from the Standby Equity Distribution Agreement entered into by the Company and Cornell Capital Partners, which was signed on June 14, 2004.

WE HAVE A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON DECEMBER 31, 2004 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES AND, THEREFORE, OUR ABILITY TO CONTINUE OPERATIONS IS AT RISK.


As of December 31, 2004, the date of our most recent audited financial statements, we had a working capital deficit of $2,357,673 which means that our current liabilities as of that date exceeded our current assets by $2,357,673. As of September 30, 2005, our working capital deficit was $2,618,130. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets were not sufficient to satisfy all of our current liabilities on December 31, 2004 and September 30, 2005. If our ongoing operations do not begin to provide sufficient profitability to offset the working capital deficit, we may have to raise additional capital or debt in the future to fund the deficit or curtail future plans.


OUR PRODUCTS MUST BE ACCEPTED IN THE MARKET.

If our Universal Robot Controller and our Universal Automation Controller do not achieve market acceptance by an increasing customer base, we will not be able to generate revenues necessary to support our business operations, which could result in the termination of our operations.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY AFFECT OUR SHAREHOLDERS' ABILITY TO SELL SHARES OF OUR COMMON STOCK.

Prior to the date of this prospectus, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that Innova will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The market factors may negatively impact our shareholders' ability to sell shares of the Company's common stock.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. This classification may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stocks:

o With a price of less than $5.00 per share;

o That are not traded on a "recognized" national exchange;

o Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $10.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE RELY IN PART ON SYSTEMS INTEGRATORS TO SELL OUR PRODUCTS.

We believe that our ability to sell products to system integrators will be important to our success. Our relationships with system integrators are generally not exclusive, and some of our system integrators may expend a significant amount of effort or give higher priority to selling products of other companies. In the future, any of our system integrators may discontinue their relationships with us. The loss of or a significant reduction in revenues from system integrators to which we may sell a significant amount of our products could negatively impact our business, financial condition or results of operations.

THE SUCCESS OF OUR BUSINESS DEPENDS ON OUR KEY EMPLOYEES.

We are highly dependent upon the continuing contributions of our key management, sales, and software engineering and product development personnel. In particular, we would be adversely affected if we were to lose the services of Walter K. Weisel, Chief Executive Officer and Chairman of the Board, who has provided significant leadership to us since our inception. In addition, the loss of the services of any of our senior managerial, technical or sales personnel could impair our business, financial condition, and results of operations.

OUR EXISTING AND NEW PRODUCTS, SERVICES AND TECHNOLOGIES MAY NEVER BE
PROFITABLE.

Currently the Company has its Universal Robot Controller (URC) and related software to sell to owners of industrial robots as well as to non-industrial customers needing the functions and features of industrial robots; this later category is generally considered the Service Robot market and is a market in the process of emerging. Today the Company is actively selling its Universal Robot Controller into each of the industrial and service robot markets. The Company is always in the process of evaluating the URC and determining the appropriate time to upgrade to the next generation of URC. Management of the Company has made the decision to invest some of the proceeds form the Equity Distribution Agreement in that upgrade. Additionally, the Company previously invested resources in the development of a Universal Automation Controller (UAC) which should have a broad market application in all uses of automation devices in the manufacturing industries. Additional funds are required to complete the development of the UAC. We have made significant investments in research and development for the UAC. Substantial revenues from these products, services and technologies may not be achieved for a number of years, if at all. Moreover, these products and services may never be profitable.

IF WE FAIL TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, COMPETITORS MAY USE OUR TECHNOLOGY AND TRADEMARKS, WHICH WOULD WEAKEN OUR COMPETITIVE POSITION AND MAY RESULT IN THE FAILURE OF OUR BUSINESS.


Our success depends, in part, upon our patented proprietary technology. We rely on a combination of three issued patents, copyrights, trademarks and trade secret rights, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. It is possible that other companies could successfully challenge the validity or scope of our patents and that our patents may not be supported, eliminating a competitive advantage the Company currently enjoys. As part of our confidentiality procedures, we generally enter into non-disclosure agreements with our employees, distributors and corporate partners and into license agreements with respect to our software, documentation and other proprietary information. Despite these precautions, third parties could copy or develop similar technology independently. The protection of our proprietary rights may not be adequate and our competitors could independently develop similar technology, duplicate our products, or design around patents and other intellectual property rights that we hold. In connection with our efforts to protect our intellectual property, the Company believed it necessary to commence an action in the Florida Federal District Court against ABB, Inc. and ABB Robotics AB, for alleged misappropriation of trade secrets, breach of contract and breach of the covenant of good faith. The Company may need to commence other litigation to protect its intellectual property and such litigation may be costly or unsuccessful.


WE NEED TO ESTABLISH AND MAINTAIN STRATEGIC AND LICENSING RELATIONSHIPS.

Innova's success will depend in part upon its ability to establish and maintain strategic and licensing relationships with companies in our markets as well as in related business fields, including but not limited to businesses in the industrial manufacturing markets and businesses in the service robotic markets. Innova believes that these relationships are needed to allow Innova access to manufacturing, sales and distribution resources. However, the amount and timing of resources to be devoted to these activities by such other companies are not within Innova's control. There can be no assurance that Innova will be able to maintain its existing relationships or enter into beneficial relationships in the future, that other parties will perform their obligations as expected or that Innova's reliance on others will not result in unforeseen problems. There can be no assurance that Innova's current and potential future strategic partners and licensees will not develop or pursue alternative technologies either on their own or in collaboration with others, including with Innova's competitors. The failure of any of Innova's current or future collaboration efforts could have a material adverse effect on Innova's ability to sell existing products or to introduce new products or applications and therefore could have a material adverse effect on Innova's business, financial condition and results of operations.

A BREACH OF CUSTOMER CONFIDENTIAL INFORMATION COULD DAMAGE OUR BUSINESS.

Any breach of security relating to confidential information of customers could result in legal liability for Innova and a reduction in customer's use or total cancellation of their participation, which could materially harm our business. It is anticipated that we will receive highly confidential information from customers. Innova anticipates that it will possess sensitive customer information as part of our services, which could be valuable to competitors or other similar companies if misappropriated or accessed. Innova's security procedures and protocols to protect the customer against the risk of inadvertent disclosure or intentional breach of security might fail, thereby exposing customers to the risk of disclosure of their confidential information.

WE HAVE RECEIVED A SUBPOENA FROM THE SEC REGARDING A TRANSACTION FROM APRIL
2003.

The Company received a subpoena from the SEC dated May 10, 2005 relating to an investigation of trading in certain OTC stocks, including the Company's common stock. The subpoena seeks documents relating to the merger and financing transactions entered into by the Company in April 2003. The investigation is still in its early stages and the Company is not able to predict what actions, if any, the SEC may take against the Company as a result of the investigation.

In August 2004, the Company completed a reverse merger with Robotic Workspace Technology, Inc. (RWT). The subpoena concerns transactions that occurred 16 months before the RWT merger. The management of the Company, including Walter Weisel, who took office as Chief Executive Officer of the Company in August 2004 following the merger with RWT, intends to cooperate to the fullest extent possible in the investigation.


THE COMPANY'S DISCLOSURE CONTROLS AND PROCEDURES AND ITS INTERNAL CONTROLS OVER FINANCIAL REPORTING WERE INEFFECTIVE BECAUSE OF NOT PROPERLY ACCOUNTING FOR BENEFICIAL CONVERSION FEATURES ASSOCIATED WITH CONVERTIBLE PREFERRED STOCK SOLD IN 2004 AND 2005. IF WE ARE UNABLE TO MAINTAIN THE REMEDIAL ACTIONS WE HAVE UNDERTAKEN AND GENERALLY MAINTAIN THE EFFECTIVENESS OF OUR DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROLS, WE WILL NOT BE ABLE TO PROVIDE RELIABLE FINANCIAL STATEMENTS WHICH WOULD MAKE ANY INVESTMENT IN OUR COMPANY SPECULATIVE AND RISKY.


As of December 31, 2004, March 31, 2005, June 30, 2005 and September 30 2005, our principal executive officer and principal financial officer evaluated the effectiveness of our disclosure controls and procedures and the effectiveness of our internal controls over financial reporting and concluded that our disclosure controls and procedures and our internal controls over financial reporting were ineffective, as of the end of the periods covered by such reports, so as to insure that all of the information required to be reported in our periodic reports was recorded, processed, summarized, and reported, within the time periods specified in the Commission's rules and forms, because we had not properly accounted for certain beneficial conversion features associated with our Series A Preferred Stock and Series B Preferred Stock issued in 2004 and 2005 and the accounting guidance provided by Emerging Issues Task Force Issue Numbers 98-5 and 00-27. Management concluded that the failure to properly account for and disclose the beneficial conversion features was a material weakness in our disclosure controls and procedures and our internal controls over financial reporting.

We issued our Series A Preferred Stock in June 2004 and our Series B Preferred Stock in September 2004 through March 2005. In our financial statements for the year ended December 31, 2004, and the quarter ended March 31, 2005, we did not allocate any portion of the proceeds of these stock issuances to any beneficial conversion features of the preferred stock. After filing our annual report on Form 10-KSB and our quarterly report for the three months ended March 31, 2005 on Form 10-QSB, we received a comment letter from the staff of the Securities and Exchange Commission dated June 22, 2005 that requested, among other things, confirmation that our management considered the guidance of certain accounting pronouncements in determining whether a portion of the proceeds of our Series A Preferred Stock issued in June 2004 and Series B Preferred Stock issued in September 2004 through March 2005 should be allocated to the beneficial conversion feature.

The following are certain remedial actions and changes in our disclosure controls and procedures and internal controls over financial reporting which we have undertaken, and plan to undertake, to insure that all of the information required to be reported in our periodic reports was recorded, processed, summarized, and reported, within the time periods specified in the Commission's rules and forms:

            -we hired a new Chief Financial Officer effective June 14, 2005 who has reviewed our disclosure controls and procedures regarding the issuance of convertible securities and any associated beneficial conversion features and the accounting guidance provided by Emerging Issues Task Force Issue Numbers 98-5 and 00-27 and have implemented a special review and analysis process prior to the execution of legal agreements for all planned issuances of convertible securities to determine the amount of any beneficial conversion features, their related accounting treatment and disclosure requirements. This remedial action was implemented by June 30, 2005.

            - our Chief Financial Officer reviewed all of our other disclosure controls and procedures, as well as all accounting policies and procedures and internal controls and no other changes were necessary to correct any material weaknesses or significant deficiencies since none were identified;

            -our accounting policies and checklists relating to the selection and application of appropriate accounting policies now includes, as of June 30, 2005, an item requiring the consideration of whether or not convertible securities issuances include a beneficial conversion feature and, if so, to describe the method of accounting for this feature, as well as the method of calculating the amount of the beneficial conversion feature.

As of October 31, 2005 all of the Company's disclosure controls and procedures and its internal controls over financial reporting are effective. Other steps underway include the following:

            -we are in the process of selecting a consulting firm we will retain to assist in the implementation of Section 404 compliance with the Sarbanes-Oxley Act, which we expect to implement fully in 2006;

            -we are in the process of attempting to diversify the composition of the Board of Directors and are planning to set up an audit committee and a compensation committee of the Board of Directors by the end of 2005.

         The remedial actions to correct the material weakness associated with the disclosure controls and procedures and internal controls over financial reporting for beneficial conversion features were implemented as of June 30, 2005. We anticipate completion of all other actions by December 31, 2005, except for Section 404 compliance with the Sarbanes-Oxley Act which we expect to have fully implemented in 2006.

There were no additional material costs incurred and no additional material costs are expected to be incurred as a result of the implementation of these remedial actions, since all of these actions were previously planned by us for implementation in 2005 and 2006 or were insignificant in amount.


We cannot assure you that we will be able to maintain adequate controls over our financial processes and reporting. If we are unable to maintain the remedial actions we have undertaken and generally maintain the effectiveness of our disclosure controls and procedures and internal controls so as to insure that all of the information required to be reported in our periodic reports was recorded, processed, summarized, and reported, within the time periods specified in the Commission's rules and forms, we will not be able to provide reliable financial reports, our results of operations could be misstated and our reputation may be harmed. Accordingly, any investment by you in our company under these conditions could be speculative and risky.

RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY NEGATIVELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.


Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 460,474,045 shares of common stock outstanding as of September 30, 2005, 75,362,931 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 385,111,114 shares of common stock are held by existing stockholders, including the officers and directors, are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.


NEW SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION IN NET TANGIBLE BOOK VALUE PER SHARE.


The sale of shares in this offering will have a dilutive impact on our new stockholders. For example, if the offering occurred on September 30, 2005 at an assumed offering price of $.04 per share, the new stockholders would experience an immediate dilution in net tangible book value of $0.0322 per share. If our stock price is higher, then our new stockholders would experience greater dilution.


CORNELL CAPITAL PARTNERS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK UNDER THE EQUITY DISTRIBUTION AGREEMENT.

The common stock to be issued under the Equity Distribution Agreement will be issued at 96% of the lowest volume weighted average price during the five trading days following the date notice is given by the Company that it desires an advance. In addition, Cornell Capital Partners will retain 5% from each advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE.

The selling stockholders intend to sell in the public market up to 284,364,726 shares of the common stock being registered in this offering. That means that up to 284,364,726 shares may be sold pursuant to this registration statement. As a result our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price, the more shares of common stock we will have to issue under the Equity Distribution Agreement to draw down the full amount.

THE SALE OF OUR STOCK UNDER OUR EQUITY DISTRIBUTION AGREEMENT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE.

In many circumstances, the provision of an equity distribution agreement for companies that are traded on the Over-the-Counter Bulletin Board ("OTCBB") has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being placed into the market exceed the market's ability to take up the increased stock or if Innova has not performed in such a manner to show that the equity funds raised will be used to grow Innova. Such an event could place further downward pressure on the price of common stock. Under the terms of our Equity Distribution Agreement, Innova may request numerous advances pursuant to the terms of the agreement. Even if Innova uses the equity distribution agreement to grow its revenues and profits or invest in assets which are materially beneficial to Innova, the opportunity exists for short sellers and others to contribute to the future decline of Innova's stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline, which in turn may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market the stock the price will decline. It is not possible to predict the circumstances in which short sales could materialize or to what amount the share price could drop. In some companies that have been subjected to short sales the stock price has dropped to near zero. This could happen to Innova.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING.

The price in this offering will fluctuate based on the prevailing market price of the common stock on the OTCBB. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY DISTRIBUTION AGREEMENT WHEN NEEDED.

We are dependent on external financing to fund our operations. Our financing needs are expected to be substantially provided from the Equity Distribution Agreement we have signed with Cornell Capital Partners. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because we are limited to a maximum cash advance of $400,000 during any five trading day period. Based on an assumed offering price of $0.04 per share, we will be able to receive a total amount of $10,000,000 in gross proceeds under the Equity Distribution Agreement. This amount will utilize all of the 250,000,000 shares of our common stock registered for the Equity Distribution Agreement under this registration statement. If the actual average price at which we sell shares of common stock under the Equity Distribution Agreement is less than $0.04 per share, we would need to register additional shares to fully utilize the funds available under the Equity Distribution Agreement.

In addition, in the event Cornell Capital Partners holds 9.9% of our then outstanding common stock, we will be unable to obtain a cash advance under the Equity Distribution Agreement. A possibility exists that Cornell Capital Partners may own 9.9% of our outstanding common stock at a time when we would otherwise plan to make an advance under the Standby Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

CORNELL CAPITAL PARTNERS MAY SELL OUR SHARES OF COMMON STOCK PRIOR TO THE DATE THE STOCK IS DELIVERED TO IT.

Cornell Capital Partners is deemed to beneficially own the shares of common stock corresponding to a particular advance on the date that we deliver an advance notice to Cornell, which is prior to the date the stock is delivered to Cornell. Cornell may sell such shares any time after we deliver an advance notice. Accordingly, Cornell may sell such shares during the pricing period. Such sales may cause our stock price to decline.

                           FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. The selling stockholders are the entities who have assisted in or provided financing to Innova. A description of each selling stockholder's relationship to Innova and how each selling stockholder acquired the shares to be sold in this offering is detailed in the information immediately following this table.


------------------ ----------------- -------------- ------------------ -------------------- ---------------- ----------------------
Selling            Shares            Percentage     Shares to be       Percentage of        Shares to be     Percentage of Shares
Stockholder        Beneficially      of             Acquired under     Outstanding Shares   Sold in the      Beneficially Owned
                   Owned Before      Outstanding    the Equity         to be Acquired       Offering         After Offering (1)
                   Offering          Shares         Distribution       under the Equity
                                     Beneficially   Agreement          Distribution
                                     Owned Before   Agreement
                                     Offering (1)
------------------ ----------------- -------------- ------------------ -------------------- ---------------- ----------------------
Shares Acquired
in Financing
Transactions
with Innova
------------------ ----------------- -------------- ------------------ -------------------- ---------------- ----------------------
Cornell Capital           4,442,033(2)       0.96%     250,000,000 (3)         35%              252,608,699                     .26%
Partners, L.P.
------------------ ----------------- -------------- ------------------ -------------------- ---------------- ----------------------
Monitor Capital,           289,855 (4)       0.06%    ------------         -----------              289,855                      0%
Inc.
------------------ ----------------- -------------- ------------------ -------------------- ---------------- ----------------------

Others
------------------ ----------------- -------------- ------------------ -------------------- ---------------- ----------------------
Walter K. Weisel         52,961,380(5)      11.48%     -----------        ------------           10,000,000                  6.04%
------------------ ----------------- -------------- ------------------ -------------------- ---------------- ----------------------
Michael Cozza             1,116,172          0.24%     -----------         -----------            1,116,172                     0%
------------------ ----------------- -------------- ------------------ -------------------- ---------------- ----------------------
Harold C.                 3,834,924          0.83%     -----------        ------------            3,083,333                   0.11%
Claypool
------------------ ----------------- -------------- ------------------ -------------------- ---------------- ----------------------
Richard K. &             48,496,996         10.00%     -----------        ------------           12,266,667                   4.93%
Johanna Wynns
------------------ ----------------- -------------- ------------------ -------------------- ---------------- ----------------------
Michael Etchison          4,000,000          0.87%     -----------        ------------            4,000,000                      0%
------------------ ----------------- -------------- ------------------ -------------------- ---------------- ----------------------
Kenneth Martin            1,000,000          0.22%    ------------        -------------           1,000,000                      0%
------------------ ----------------- -------------- ------------------ -------------------- ---------------- ----------------------
Total                   116,141,360                                                             284,364,726
------------------ ----------------- -------------- ------------------ -------------------- ---------------- ----------------------



(1) Applicable percentage of ownership is based on 460,474,045 shares of common stock outstanding as of September 30, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of September 30, 2005, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Note that affiliates are subject to Rule 144 and insider trading regulations - percentage computation is for illustration purposes only.

(2) Includes 2,608,699 shares received by Cornell Capital Partners as a one-time commitment fee under the Equity Distribution Agreement and 1,833,334 shares beneficially owned under conversion rights associated with $55,000 of convertible debentures sold to Cornell in October 2005.


(3) Includes 250,000,000 shares to be acquired by Cornell Capital Partners under the Equity Distribution Agreement assuming a price of $.04 per share.


(4) Includes 289,855 shares received by Monitor Capital, Inc., as a one-time fee under the Placement Agent Agreement. On June 14, 2005, Innova entered into a Placement Agent Agreement with Monitor Capital, Inc., a registered broker-dealer. Under the Placement Agent Agreement, the Placement Agent agreed to provide us with services consisting of reviewing the terms of the Equity Distribution Agreement and advising the Company with respect to those terms. Pursuant to the Placement Agent Agreement, Innova paid a one-time placement agent fee of 289,855 restricted shares of common stock equal to approximately $10,000 based on Innova's stock price on May 4, 2005, when the term sheet for the Equity Distribution Agreement was signed. This registration statement includes the 289,855 shares received by Monitor Capital, Inc., as its one-time fee under the Placement Agent Agreement. There is no affiliation between Monitor Capital, Inc. and Cornell Capital Partners.


(5) Mr. Weisel is the Chairman and CEO of Innova.

The following information contains a description of each selling shareholder's relationship to Innova and how each selling shareholder acquired the shares to be sold in this offering. None of the selling stockholders have held a position or office, or had any other material relationship, with Innova, except as follows:

SHARES ACQUIRED IN FINANCING TRANSACTIONS WITH INNOVA

CORNELL CAPITAL PARTNERS, L.P.: Cornell Capital Partners is the investor under the Equity Distribution Agreement. All investment decisions of, and control of, Cornell Capital Partners are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors. Cornell Capital Partners has or will acquire all shares being registered in this offering in financing transactions with Innova. Those transactions are explained below:


o On October 7, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP ("Cornell Capital"). Pursuant to this Agreement, the Company sold a Convertible Debenture in the principal amount of $55,000 to Cornell Capital. The Convertible Debenture bears interest at the rate of 12% per annum and is due on April 7, 2006. The principal of the Convertible Debenture is convertible into common stock of the Company at a price of $.03 per share (the "Conversion Shares"). In the event of default by the Company, the principal of the Convertible Debenture is convertible into Conversion Shares at a price of $.005 per share. The Company granted demand registration rights to Cornell Capital for the Conversion Shares. The Convertible Debenture is secured by a second lien on all of the assets of the Company.

OBLIGATION OF THE COMPANY TO REPAY TO CORNELL CAPITAL PRINCIPAL AND INTEREST DUE UNDER THE CONVERTIBLE DEBENTURE WITH ALL OF ITS REVENUES, IF ANY, WHEN SUCH REVENUES ARE RECEIVED

The Company is obligated to pay directly to Cornell Capital all revenues it receives until the principal amount and all accrued interest on the Convertible Debenture has been paid in full.


o EQUITY DISTRIBUTION AGREEMENT. On June 14, 2005, Innova entered into an Equity Distribution Agreement with Cornell Capital Partners. Under the Equity Distribution Agreement, Innova may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10,000,000. The purchase price for the shares is equal to 96% of the market price, which is defined as the lowest volume weighted average price of the common stock during the five trading days following the date notice is given by the Company that it desires an advance. The amount of each advance is subject to an aggregate maximum amount of $400,000, with no advance occurring within five trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 2,608,699 shares of the Company's common stock equal to approximately $90,000 on May 4, 2005. Cornell Capital Partners is entitled to retain a fee of 5% of each advance. The Company also issued to Cornell Capital Partners its promissory note for $300,000. The principal of the note is payable in three $100,000 installments due on the 30th, 60th and 90th days following the date the registration statement for the shares to be issued under the Equity Distribution Agreement is declared effective by the SEC. The note does not bear interest except in the event of a default. Innova entered into a placement agent agreement with Monitor Capital, Inc., a registered broker-dealer pursuant to which it advised the Company in connection with the Equity Distribution Agreement. Pursuant to the placement agent agreement, Innova paid a one-time placement agent fee of 289,855 restricted shares of common stock equal to approximately $10,000 based on Innova's stock price on May 4, 2005.

There are certain risks related to sales by Cornell Capital Partners, including:

o The outstanding shares would be issued based on discount to the market rate. As a result, the lower the stock price around the time Cornell Capital Partners is issued shares, the greater likelihood that Cornell Capital Partners gets more shares. This could result in substantial dilution to the interests of other holders of common stock.

o To the extent Cornell Capital Partners sells its common stock, the common stock price may decrease due to the additional shares in the market. This could result in Cornell Capital Partners selling greater amounts of common stock, the sales of which could further depress the stock price.

o The potentially significant downward pressure on the price of the common stock as Cornell Capital Partners sells material amounts of common stock could encourage short sales by others. This could place further downward pressure on the price of the common stock.

Other Selling Shareholders:


Monitor Capital, Inc. received its shares in a private placement as a one-time fee associated with its entering into a Placement Agent Agreement with the Company on June 14, 2005 to act as an advisor to the Company in connection with the Equity Distribution Agreement entered into with Cornell Capital Partners. Monitor Capital is an unaffiliated broker-dealer. They provide typical broker-dealer services to the Company. In addition, in connection with the Equity Line of Credit, the services they provided the Company consisted of reviewing the documents in connection with the Equity Line of Credit prior to the execution of definitive agreements between the parties, advising the Company on the mechanics of the transaction and explaining how the equity line of credit impacts the Company financially, including the limitations and restrictions on the drawdowns, the dilutive effect of the drawdowns with respect to the existing shareholders of the Company and the fairness of the fee structure Cornell Capital proposed in the transaction. Based in part on the advise of Monitor Capital, the Company determined to enter into definitive agreements in connection with the transaction.


Walter Weisel is the founder of the Company and purchased his shares from the Company in a private placement prior to the merger of Robotic Workspace Technologies, Inc. with Innova Holdings, Inc. Mr. Weisel is Chairman and CEO of the Company.

Michael Cozza was issued his shares in consideration for goods sold to the Company.


Harold Claypool was issued 1,083,333 shares in consideration for goods and services sold to the Company. In addition, Mr. Claypool received 2,751,591 shares from investments in a private placements.

Others: In April 2005, the Company obtained an additional $150,000 of funds through the private placement sale of 12,000,000 shares of the Company's common stock at $.0125 per share and in May and June 2005 an additional $218,000 of funds were obtained through the private placement sale of 7,266,667 shares of the Company's common stock at $.03 per share. The other selling shareholders purchased their shares in this private placement. Under the terms of their subscription agreements, investors in these shares of the Company's common stock have been given notice that the Company will file this registration statement with the Securities and Exchange Commission for its Common Stock and shall be entitled to include any or all of the shares of Common Stock purchased in these private placements in such registration statement. These selling shareholders have requested inclusion of their shares in this registration statement. Additionally, on July 22, 2005 the Company borrowed $30,000 from Richard K. Wynns and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock of the Company at $.015 per share. On October 5, 2005 and October 17, 2005 the Company entered into short-term debt obligations with Rickard K. Wynns other than in the ordinary course of business, in the amounts of $30,000 and $30,000, respectively. The short-term debt bears interest at the rate of 10% per annum and are due in six months.


With respect to the sale of these securities in these private placements, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Innova so as to make an informed investment decision. More specifically, Innova had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in the Company's securities.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners under the Equity Distribution Agreement. The purchase price of the shares purchased under the Equity Distribution Agreement will be equal to 96% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board for the five days immediately following the date notice is given by the Company that it desires an advance. Innova will pay Cornell Capital 5% of each advance as an additional fee. Pursuant to the Equity Distribution Agreement, Innova cannot draw more than $400,000 every five trading days or more than $10,000,000 over 24 months.

For illustrative purposes only, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Distribution Agreement. The table assumes estimated offering expenses of $85,000, a purchase price of 96% of $.04 per share, plus 5% retainage payable to Cornell Capital Partners under the Equity Distribution Agreement. The figures below are estimates only, and may be changed due to various factors, including the timing of the receipt of the proceeds.



GROSS PROCEEDS                        $  2,500,000   $  5,000,000   $ 10,000,000

NET PROCEEDS                          $  2,190,000   $  4,465,000   $  9,015,000

NO. OF SHARES ISSUED UNDER THE
EQUITY DISTRIBUTION AGREEMENT
AT AN ASSUMED PRICE OF $.04             62,500,000    125,000,000    250,000,000

USE OF PROCEEDS:                            AMOUNT         AMOUNT         AMOUNT
-----------------------------------   ------------   ------------   ------------

Business Development                  $    200,000   $    700,000   $  1,500,000

Infrastructure and Improvements       $    100,000   $    250,000   $    500,000

Operating Capital                     $    790,000   $  2,015,000   $  4,815,000

Repayment of debt,                    $    885,000   $    885,000   $    885,000
including promissory note for
$300,000 issued to Cornell Capital
Partners

Acquisitions                          $    215,000   $    615,000   $  1,315,000

TOTAL                                 $  2,190,000   $  4,465,000   $  9,015,000
================================================================================

                                    DILUTION


The net tangible book value of Innova as of September 30, 2005 was a deficit of $3,467,310 or $0.0075 per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Innova (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Innova, our net tangible book value will be unaffected by this offering. Our net tangible book value and our net tangible book value per share, however, will be impacted by the common stock to be issued under the Equity Distribution Agreement. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Distribution Agreement. The following example shows the dilution to new investors at an offering price of $.04 per share, which is in the range of the recent share price.

If we assume that Innova had issued 250,000,000 shares of common stock under the Equity Distribution Agreement at an assumed offering price of $.04 per share (i.e., the number of shares registered in this offering under the Equity Distribution Agreement), less retention fees of $500,000, a discount of $400,000, and offering expenses of $85,000, our net tangible book value as of September 30, 2005 would have been $5,547,690 or $0.0078 per share. Note that at an offering price of $.04 per share, Innova would receive gross proceeds of $10,000,000, or the entire amount available under the Equity Distribution Agreement. At an assumed offering price of $.04, Cornell Capital Partners would receive a discount of $400,000 on the purchase of 250,000,000 shares of common stock. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $0.0153 per share and an immediate dilution to new stockholders of $.0322 per share. The following table illustrates the per share dilution:

Assumed public offering price per share                          $ 0.04
Net tangible book value per share before this offering           $(0.0075)
Increase attributable to new investors                           $ 0.0153
Net tangible book value per share after this offering            $ 0.0078
Dilution per share to new stockholders                           $ 0.0322


The dilution tables set forth on this page are used to show the dilution that will result to our shareholders caused by our use of the equity line of credit provided under the Equity Distribution Agreement. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed market prices:

                                    DILUTION




   ASSUMED                    NO. OF SHARES          PER SHARE PRICE
OFFERING PRICE                TO BE ISSUED           TO NEW INVESTORS
--------------                -------------          ----------------
    $0.04                     250,000,000               $0.0322
    $0.03                     250,000,000               $0.0254
    $0.02                     250,000,000               $0.0186
    $0.01                     250,000,000               $0.0118

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

SUMMARY

On June 14, 2005, we entered into a Standby Equity Distribution Agreement (Equity Distribution Agreement) with Cornell Capital Partners. Pursuant to the Equity Distribution Agreement, we may, at our discretion, periodically sell to Cornell Capital Partners shares of common stock for a total purchase price of up to $10,000,000 over a period of twenty four months. For each share of common stock purchased under the Equity Distribution Agreement, Cornell Capital Partners will pay 96% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the date notice is given by the Company that it desires an advance. The number of shares purchased by Cornell Capital Partners for each advance is determined by dividing the amount of each advance by the purchase price for the shares of common stock. Further, Cornell Capital Partners will retain 5% of each advance under the Equity Distribution Agreement. The Company will pay a structuring fee of $500 for each advance made under the Equity Distribution Agreement. The effectiveness of the sale of the shares under the Equity Distribution Agreement is conditioned upon us registering the shares of common stock with the SEC and obtaining all necessary permits or qualifying for exemptions under applicable state law. The costs associated with this registration will be borne by us. There are no other significant closing conditions to advances under the Equity Distribution Agreement. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC.

In connection with the transaction, Cornell Capital Partners received a one-time commitment fee of 2,608,699 restricted shares of the Company's common stock, equal to approximately $90,000 based on the Company's stock price on May 4, 2005, the date on which the term sheet for the Equity Distribution Agreement was signed. These shares will be registered for resale in this registration statement for the common stock to be issued under the Equity Distribution Agreement. The Company also issued to Cornell Capital Partners its promissory note for $300,000. The principal of the note is payable in three $100,000 installments due on the 30th, 60th and 90th days following the date the registration statement for the shares to be issued under the Equity Distribution Agreement is declared effective by the SEC. The note does not bear interest except in the event of a default. The note is in default if the registration statement is not declared effective within 180 days of the date of the Equity Distribution Agreement, unless such failure to obtain effectiveness is solely due to reasons related to the transactions described in the Company's April 29, 2003 Form 8-K filing.

In addition, we engaged Monitor Capital, Inc., a registered broker-dealer, as our exclusive Placement Agent in connection with the Equity Distribution Agreement. The Placement Agent will advise the Company regarding the terms of the Equity Distribution Agreement. For its services, Monitor Capital, Inc. had previously received 289,855 shares of our common stock, equal to approximately $10,000 based on Innova's stock price on May 4, 2005, the date on which the term sheet for the Equity Distribution Agreement was executed. These shares will be registered for resale in this registration statement for the common stock to be issued under the Equity Distribution Agreement.

EQUITY LINE OF CREDIT EXPLAINED

Pursuant to the Equity Distribution Agreement, we may periodically sell shares of common stock to Cornell Capital Partners to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every five trading days. A closing will be held the first trading day after the pricing period at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. There are no closing conditions imposed on the Company for any of the advances other than that the Company has filed its periodic and other reports with the SEC, has delivered the stock for an advance, and the trading of the Company's common stock has not been suspended. We may request advances under the Equity Distribution Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10,000,000 or 24 months after the effective date of this registration statement, whichever occurs first.

The amount of each advance is subject to a maximum amount of $400,000, and we may not submit an advance within five trading days of a prior advance. The amount available under the Equity Distribution Agreement is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock with the SEC. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners owning more than 9.9% of our outstanding common stock. We would be permitted to make advances on the Equity Distribution Agreement only so long as Cornell Capital Partners' beneficial ownership of our common stock remains lower than 9.9% and, therefore, a possibility exists that Cornell Capital Partners may own more than 9.9% of Innova's outstanding common stock at a time when we would otherwise plan to make an advance under the Equity Distribution Agreement.

We do not have any agreements with Cornell Capital Partners regarding the distribution of such stock, although Cornell Capital Partners has indicated that it intends to promptly sell any stock received under the Equity Distribution Agreement.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Distribution Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issued the number of shares of common stock being registered in this offering at a recent price of $.04 per share, we would issue 250,000,000 shares of common stock to Cornell Capital Partners for gross proceeds of $10,000,000. These shares would represent 36% of our outstanding common stock upon issuance. We are registering 250,000,000 shares of common stock for resale by Cornell Capital Partners. Assuming an offering price of $.04 per share, we will be able to fully utilize the $10,000,000 available under the Equity Distribution Agreement by Cornell Capital Partners. If the average price for which we sold shares under the Equity Distribution Agreement is lower than the $.04 per share, we will need to register additional shares of common stock to fully utilize the shares under the Equity Distribution Agreement.

There is an inverse relationship between our stock price and the number of shares to be issued under the Equity Distribution Agreement. That is, as our stock price declines, we would be required to issue a greater number of shares under the Equity Distribution Agreement, otherwise we will experience a decrease in the amount of proceeds we may be able to receive under the Equity Distribution Agreement. The following table shows the number of shares to be issued under the Equity Distribution Agreement at an assumed offering price of $0.04 per share, $0.03 per share , $0.02 per share and $0.01 per share.


Assumed Offering          $       0.04    $       0.03    $       0.02    $       0.01
No. of Shares(1)           250,000,000     250,000,000     250,000,000     250,000,000
Total Outstanding(2)       710,474,045     710,474,045     710,474,045     710,474,045
Percent Outstanding(3)              35%             35%             35%             35%
Net Cash to Innova        $  9,015,000    $  6,740,000    $  4,465,000    $  2,190,000




(1) Represents the number of shares of common stock to be issued to Cornell Capital Partners, L.P. under the Equity Distribution Agreement at the prices set forth in the table.

(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Cornell Capital Partners, L.P. under the Equity Distribution Agreement.

(3) Represents the shares of common stock to be issued as a percentage of the total number of shares outstanding after their issuance.

Proceeds received under the Equity Distribution Agreement will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to receive. Cornell Capital Partners has the ability to permanently terminate its obligation to purchase shares of common stock from Innova under the Equity Distribution Agreement if there shall occur any stop order or suspension of the effectiveness of this registration statement for an aggregate of fifty (50) trading days, other than due to acts by Cornell Capital Partners or if Innova fails materially to comply with certain terms of the Equity Distribution Agreement, and such failure is not cured within thirty (30) days after receipt of written notice from Cornell Capital Partners.

All fees and expenses under the Equity Distribution Agreement will be borne by Innova. We expect to incur expenses of approximately $85,000 in connection with this offering, consisting primarily of professional fees. In connection with the Equity Distribution Agreement, Cornell Capital Partners received a one-time commitment fee in the form of 2,608,699 shares of common stock. In addition, we issued 289,855 shares of common stock to Monitor Capital, Inc., an unaffiliated registered broker-dealer, as compensation for its services as a placement agent.

In the event Cornell Capital Partners holds more than 9.9% of our then outstanding common stock, we will be unable to obtain a cash advance under the Equity Distribution Agreement. Although Cornell has expressed its intent to sell the shares it purchases through the Equity Distribution Agreement, a possibility exists that Cornell Capital Partners may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to receive an advance under the Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products, we could be forced to curtail or cease our operations.

                              PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

Cornell Capital Partners is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Distribution Agreement and the one-time commitment fee under the Equity Distribution Agreement. Under the Equity Distribution Agreement, Cornell Capital Partners will pay us 96% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the five days immediately following the date notice is given by the Company that it desires an advance. In addition, Cornell Capital Partners will retain 5% of the proceeds received by us under the Equity Distribution Agreement, and received a one-time commitment fee in the form of 2,608,699 shares of common stock on June 14, 2005. The Company also issued to Cornell Capital Partners its promissory note for $300,000. The 5% retainage, the 4% discount from the lowest volume weighted average price of our shares, the 2,608,699 shares of common stock and the promissory note are underwriting discounts. In addition, we engaged Monitor Capital, Inc., an unaffiliated registered broker-dealer, to act as our Placement Agent in connection with the Equity Distribution Agreement and issued to Monitor Capital, Inc. a one-time placement agent fee of 289,855 shares of common stock.

Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.


In offering the shares covered by this prospectus, any broker-dealers who execute sales for the selling stockholders are "underwriters" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer are underwriting discounts and commissions.


Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, Innova expects the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $85,000. The offering expenses consist of: a SEC registration fee of $1,441.16, printing expenses of $2,500 accounting fees of $15,000, legal fees of $50,000 and miscellaneous expenses of $16,058.84. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Distribution Agreement.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

The number of shares of our common stock issuable to Cornell Capital Partners under the Equity Distribution Agreement is subject to a 9.9% cap on the beneficial ownership that Cornell Capital Partners and its affiliates may have at the time we request an advance of funds. The amount of funds we can actually draw down under the Equity Distribution Agreement is limited based upon how many shares of our common stock are beneficially owned by Cornell Capital Partner and its affiliates at the time of the advance request. In the event Cornell Capital Partners and its affiliates hold more than 9.9% of our then outstanding common stock, we will be unable to obtain a cash advance under the Equity Distribution Agreement. A possibility exists that Cornell Capital Partners and its affiliates may own more than 9.9% of our outstanding common stock at a time when we would otherwise plan to request an advance under the Equity Distribution Agreement. In that event, if we are unable to obtain additional external funding or generate revenue from the sale of our products and services, we could be forced to curtail or cease our operations.

                               PLAN OF OPERATIONS

INTRODUCTION-FORWARD LOOKING STATEMENTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Innova is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made herein. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions of future events or performance are not statements of historical facts and may be forward-looking. These forward-looking statements are based largely on Innova's expectations and are subject to a number of risks and uncertainties, including but not limited to, economic, competitive, regulatory, growth strategies, available financing and other factors discussed elsewhere in this report and in documents filed by Innova with the SEC. Many of these factors are beyond Innova's control. Actual results could differ materially from the forward-looking statements made. In light of these risks and uncertainties, there can be no assurance that the results anticipated in the forward-looking information contained in this prospectus will, in fact, occur.

Any forward-looking statement speaks only as of the date on which such statement is made, and Innova undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

GOING CONCERN QUALIFICATION

Innova's auditors have included an explanatory paragraph in their auditors' report for the years ended December 31, 2004 and 2003, to the effect that our significant losses from operations and our dependence on equity and debt financing raise substantial doubt about our ability to continue as a going concern. Management recognizes that the Company must generate capital and revenue resources to enable it to continue to operate. Ultimately, Innova must achieve profitable operations. The Company is planning to obtain additional capital from revenue generated from operations, through the sale of equity securities and through debt when it is available to the Company. The realization of assets and satisfaction of liabilities in the normal course of business is dependent upon Innova's obtaining additional revenues and equity capital and ultimately achieving profitable operations. However, no assurances can be given that the Company will be successful in these activities. Should any of these events not occur, the Company could be required to curtail some operations or cease operations entirely.

PLAN OF OPERATION

During the next twelve months, the Company expects to aggressively market and sell its Universal Robot Controller, complete the development of its Universal Automation Controller, and license its software in the service, personal and industrial markets. The Company, during the past ten years, successfully developed its open architecture PC based Universal Robot Controller and developed its RobotScript, Gatekeeper and related software. Additionally, the development of the Universal Automation Controller was commenced and is now in its final stages of development. Management believes there is a large market opportunity for its controllers, software and related systems and services, and management intends to aggressively pursue those opportunities. Specifically, the Company has a Business Development group consisting of five individuals who focus largely on the sale of the Universal Robot Controller as well as software licensing opportunities, two industry experienced individual to sell its Universal Robot Controller as well as license its software, and establish contractual relationships with independent sales firms such as system integrators to sell its controllers and systems related services into the industrial markets and the service market.

The Company's business operations commenced in 1994 and have been underway since that date. The Company, through its wholly-owned subsidiary Robotic Workplace Technologies, Inc. (RWT), developed software and hardware technology, all imbedded in its high performance automation controllers, and received three patents for its Universal Robot Controller. There were 10 controllers sold and other sales which in total was greater than $2.0 million since the commencement of sales in 1994. In 2000, the Ford Motor Company investment group invested $3.0 million in RWT and Ford planned a substantial order for RWT's Universal Robot Controllers. Also, Ford received the first rights to RWT's development and up to 80% of RWT's production capacity. After the September 11, 2001 attacks, Ford cancelled their planned orders due to large losses they were incurring and a severe downturn in sales. The resulting continued downturn in the economy and RWT's inability to raise additional capital resulted in the termination of all its employees, except the Chief Executive Officer and several contract employees. RWT substantially shut down its operations during December 2002.

However, with the recovery in the economy and in particular in the manufacturing sector, the Company is restoring its infrastructure. Sales are in process along with the reestablishment of operating and production facilities. Additionally, the Company has plans to continue its development of an additional product which had not been its primary product offering nor its primary business activity, the Universal Automation Controller.

Most of the current business activities have been focused on the immediate sales and production of the Company's Universal Robot Controller. Such business activities have included the rebuilding of the sales organization and rebuilding the engineering staff, as well as marketing and production. Today we have seven individuals supporting the Company in sales activities, six individuals supporting production activities and over 8,000 square feet of production facilities. Seven of these individuals are direct employees and the others are independent contractors who do not contribute all of their time to the Company's activities. Individuals previously employed are returning which cuts the training and start-up period. Sales activities are underway and the company received its first order for multiple Universal Robot Controllers earlier this year. However, the lead time for the fulfillment of orders is long, usually between six to seven months for new applications and four to six months for repeat applications. Accordingly, management does not expect to record any of the current orders as sales until the fourth quarter of 2005 and the first quarter of 2006.


Regarding research and development, management expects to continue to constantly upgrade and improve its software and will work towards developing the next generation of software and the identification and development of new technologies to incorporate into the Company's technology solutions.



The Company does not expect to sell any of its property or equipment in the next twelve months, and it plans to purchase select automation control lab equipment as well as certain robots and related equipment for continued research and development; it does not expect to purchase any real property in the next twelve months. Additionally, during the next twelve months the Company expects to purchase certain equipment to support software development, testing and continued deployment of its technologies and related systems. The Company also expects to purchase additional office equipment, computer equipment and laboratory development and testing equipment to support the planned increase of the number of employees of the Company. The Company has entered into two leases for office space, research, engineering and design, as well as production facilities.

In order to accomplish all of the goals established by the Company during the next twelve months, the Company intends to hire approximately 20 employees in software engineering and applications development, production, sales, and administration. The funds to finance this expansion will come from the shares sold to Cornell under the Equity Distribution Agreement and it is the intention of management that eventually, funds will also come from debt financing.

The Company does not have any off-balance sheet arrangements.

The following table sets forth certain information concerning our contractual obligations and other commercial commitments as of December 31, 2004:

                                                                 Payments due by Period
                                           -------------------------------------------------------------------
Contractual Obligations:                       Total       Less than 1       1-3         4-5        After 5
                                                              year          years       years        years
------------------------------------------ -------------- -------------- ------------- ----------- -----------
Short-Term Loans                              300,000        300,000          -            -            -
------------------------------------------ -------------- -------------- ------------- ----------- -----------
Loans from officers/ shareholders             165,000        165,000          -            -            -
------------------------------------------ -------------- -------------- ------------- ----------- -----------

Long-Term Debt                              1,219,600        267,700        63,100       45,000      843,800
------------------------------------------ -------------- -------------- ------------- ----------- -----------
Capital Lease Obligations                        -              -             -            -            -
------------------------------------------ -------------- -------------- ------------- ----------- -----------

Operating Leases                              237,000         61,500       135,700       39,800         -
------------------------------------------ -------------- -------------- ------------- ----------- -----------
Unconditional Purchase Obligations               -              -             -            -            -
------------------------------------------ -------------- -------------- ------------- ----------- -----------
Other Long-Term Obligations                   160,000           -             -         160,000         -
------------------------------------------ -------------- -------------- ------------- ----------- -----------
Total Contractual Cash Obligations          2,081,600        794,200       198,800      244,800      843,800
------------------------------------------ -------------- -------------- ------------- ----------- -----------

                                                       Amount of Commitment Expiration Per Period
                                           -------------------------------------------------------------------
Other Commercial Commitments                   Total       Less than 1       1-3         4-5         Over 5
                                              Amounts         year          years       years        years
                                             Committed
------------------------------------------ -------------- -------------- ------------- ----------- -----------
Lines of Credit                                  -              -              -            -           -
------------------------------------------ -------------- -------------- ------------- ----------- -----------
Standby Letters of Credit                        -              -              -            -           -
------------------------------------------ -------------- -------------- ------------- ----------- -----------
Guarantees                                       -              -              -            -           -
------------------------------------------ -------------- -------------- ------------- ----------- -----------
Standby Repurchase Obligations                   -              -              -            -           -
------------------------------------------ -------------- -------------- ------------- ----------- -----------

Other Commercial Commitments                   450,000        450,000          -            -           -
------------------------------------------ -------------- -------------- ------------- ----------- -----------

Total Commercial Commitments                  2,531,600      1,244,200     198,800      244,800      843,800
------------------------------------------ -------------- -------------- ------------- ----------- -----------



In September and October 2005, we entered into short-term debt obligations other than in the ordinary course of business. All of the short-term debt bears interest at the rate of 10% per annum. The following table sets for the names of the lenders, the amount of the loans, the dates of the loans and the due date of the loans:

-------------------------    -----------------------    -----------------------   --------------------------
Lender                       Amount of Loan             Date of Loan               Due Date
-------------------------    -----------------------    -----------------------   --------------------------
Eugene Gartlan                   $40,000                September 19, 2005         December 19, 2005
-------------------------    -----------------------    -----------------------   --------------------------
Jerry Horne                      $50,000                September 22, 2005         October 22, 2005
-------------------------    -----------------------    -----------------------   --------------------------
James Marks                      $30,000                September 22, 2005         October 22, 2005
-------------------------    -----------------------    -----------------------   --------------------------
Eugene Gartlan                   $ 5,000                October 5, 2005            January 5, 2006
-------------------------    -----------------------    -----------------------   --------------------------
Rick Wynns                       $30,000                October 5, 2005            April 5, 2006
-------------------------    -----------------------    -----------------------   --------------------------
Rick Wynns                       $30,000                October 17, 2005           April 17, 2006
-------------------------    -----------------------    -----------------------   --------------------------

All of the lenders are shareholders of the Company. Mr. Gartlan is also the Chief Financial Officer of the Company.


On October 7, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP ("Cornell Capital"). Pursuant to this Agreement, the Company sold a Convertible Debenture in the principal amount of $55,000 to Cornell Capital. The Convertible Debenture bears interest at the rate of 12% per annum and is due on April 7, 2006. The principal of the Convertible Debenture is convertible into common stock of the Company at a price of $.03 per share (the "Conversion Shares"). In the event of default by the Company, the principal of the Convertible Debenture is convertible into Conversion Shares at a price of $.005 per share. The Company granted demand registration rights to Cornell Capital for the Conversion Shares. The Convertible Debenture is secured by a second lien on all of the assets of the Company.


OBLIGATION OF THE COMPANY TO REPAY TO CORNELL CAPITAL PRINCIPAL AND INTEREST DUE UNDER THE CONVERTIBLE DEBENTURE WITH ALL OF ITS REVENUES, IF ANY, WHEN SUCH REVENUES ARE RECEIVED


The Company is obligated to pay directly to Cornell Capital all revenues it receives until the principal amount and all accrued interest on the Convertible Debenture has been paid in full.

As of December 31, 2004, March 31, 2005, June 30, 2005 and September 30, 2005, our principal executive officer and principal financial officer evaluated the effectiveness of our disclosure controls and procedures and the effectiveness of our internal controls over financial reporting and concluded that our disclosure controls and procedures and our internal controls over financial reporting were ineffective, as of the end of the periods covered by such reports, so as to insure that all of the information required to be reported in our periodic reports was recorded, processed, summarized, and reported, within the time periods specified in the Commission's rules and forms, because we had not properly accounted for certain beneficial conversion features associated with our Series A Preferred Stock and Series B Preferred Stock issued in 2004 and 2005 and the accounting guidance provided by Emerging Issues Task Force Issue Numbers 98-5 and 00-27. Management concluded that the failure to properly account for and disclose the beneficial conversion features was a material weakness in our disclosure controls and procedures and our internal controls over financial reporting.

We issued our Series A Preferred Stock in June 2004 and our Series B Preferred Stock in September 2004 through March 2005. In our financial statements for the year ended December 31, 2004, and the quarter ended March 31, 2005, we did not allocate any portion of the proceeds of these stock issuances to any beneficial conversion features of the preferred stock. After filing our annual report on Form 10-KSB and our quarterly report for the three months ended March 31, 2005 on Form 10-QSB, we received a comment letter from the staff of the Securities and Exchange Commission dated June 22, 2005 that requested, among other things, confirmation that our management considered the guidance of certain accounting pronouncements in determining whether a portion of the proceeds of our Series A Preferred Stock issued in June 2004 and Series B Preferred Stock issued in September 2004 through March 2005 should be allocated to the beneficial conversion feature.

The following are certain remedial actions and changes in our disclosure controls and procedures and internal controls over financial reporting which we have undertaken, and plan to undertake, to insure that all of the information required to be reported in our periodic reports was recorded, processed, summarized, and reported, within the time periods specified in the Commission's rules and forms:

            -we hired a new Chief Financial Officer effective June 14, 2005 who has reviewed our disclosure controls and procedures regarding the issuance of convertible securities and any associated beneficial conversion features and the accounting guidance provided by Emerging Issues Task Force Issue Numbers 98-5 and 00-27 and have implemented a special review and analysis process prior to the execution of legal agreements for all planned issuances of convertible securities to determine the amount of any beneficial conversion features, their related accounting treatment and disclosure requirements. This remedial action was implemented by June 30, 2005.

            - our Chief Financial Officer reviewed all of our other disclosure controls and procedures, as well as all accounting policies and procedures and internal controls and no other changes were necessary to correct any material weaknesses or significant deficiencies since none were identified;

            -our accounting policies and checklists relating to the selection and application of appropriate accounting policies now includes, as of June 30, 2005, an item requiring the consideration of whether or not convertible securities issuances include a beneficial conversion feature and, if so, to describe the method of accounting for this feature, as well as the method of calculating the amount of the beneficial conversion feature.

As of October 31, 2005 all of the Company's disclosure controls and procedures and its internal controls over financial reporting are effective. Other steps underway include the following:

            -we are in the process of selecting a consulting firm we will retain to assist in the implementation of Section 404 compliance with the Sarbanes-Oxley Act, which we expect to implement fully in 2006;

            -we are in the process of attempting to diversify the composition of the Board of Directors and are planning to set up an audit committee and a compensation committee of the Board of Directors by the end of 2005.

The remedial actions to correct the material weakness associated with the disclosure controls and procedures and internal controls over financial reporting for beneficial conversion features were implemented as of June 30, 2005. We anticipate completion of all other actions by December 31, 2005, except for Section 404 compliance with the Sarbanes-Oxley Act compliance which we expect to have fully implemented in 2006.


There were no material costs incurred during the quarters ended June 30, 2005 and September 30, 2005 associated with these remedial actions. There are no additional material costs expected to be incurred as a result of the implementation of these remedial actions, since all of these actions were previously planned by the Company for implementation in 2005 and 2006 or were insignificant in amount. Accordingly, these remedial actions have not resulted in any material costs which have affected the Company's liquidity and we do not expect these remedial actions to result in material costs that will adversely affect the Company's liquidity in the future.


CRITICAL ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in the consolidated financial statements.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is probable.

Product sales are recognized by the Company generally at the time product is shipped or services are rendered. Shipping and handling costs are included in cost of goods sold.

Allowance for Doubtful Accounts - Earnings are charged with a provision for doubtful accounts based on past experience, current factors, and management's judgment about collectibility. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally three to seven years.

Impairment Losses

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. Additionally, taxes are calculated and expensed in accordance with applicable tax code.

Basic Loss Per Share

The Company is required to provide basic and dilutive earnings (loss) per common share information. The basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods ended December 2003 and 2004, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

The Company currently accounts for its stock-based compensation plans under Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and provides pro forma information in its footnotes of the fair market value costs of these options based on provisions of Statement of Financial Accounting Standard ("FAS") No. 123, Accounting for Stock-Based Compensation, as amended by FAS 148, Accounting for Stock-Based Compensation-Transition and Disclosure, issued in December 2002.

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board ("FASB") issued interpretation No. 46 ("FIN 46") "Consolidation of Variable Interest Entities." Until this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. Certain provisions of FIN 46 became effective during the quarter ended March 31, 2004, the adoption of which did not have a material impact on the financial position, cash flows or results of operations of the Company.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004) "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R addresses all forms of share-based payment ("SBP") awards, including shares issued under certain employee stock purchase plans, stock options, restricted stock and stock appreciation rights. SFAS No. 123R will require the Company to expense SBP awards with compensation cost for SBP transactions measured at fair value. The FASB originally stated a preference for a lattice model because it believed that a lattice model more fully captures the unique characteristics of employee stock options in the estimate of fair value, as compared to the Black-Scholes model which the Company currently uses for its footnote disclosure. The FASB decided to remove its explicit preference for a lattice model and not require a particular valuation methodology. SFAS No. 123R requires us to adopt the new accounting provisions beginning in our third quarter of 2005. Although the Company is in the process of evaluating the impact of applying the various provisions of SFAS No. 123R, we expect that this statement will have a material impact on our consolidated results of operations.

In April 2004, the Emerging Issues Task Force ("EITF") issued Statement No. 03-06 "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share" ("EITF 03-06"). EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 became effective during the quarter ended June 30, 2004, the adoption of which did not have an impact on the calculation of earnings per share of the Company.

In July 2004, the EITF issued a draft abstract for EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). EITF 04-08 reflects the Task Force's tentative conclusion that contingently convertible debt should be included in diluted earnings per share computations regardless of whether the market price trigger has been met. If adopted, the consensus reached by the Task Force in this Issue will be effective for reporting periods ending after December 15, 2004. Prior period earnings per share amounts presented for comparative purposes would be required to be restated to conform to this consensus and the Company would be required to include the shares issuable upon the conversion of the Notes in the diluted earnings per share computation for all periods during which the Notes are outstanding.

                              BUSINESS DESCRIPTION

Innova Holdings, Inc. (Innova or the "Company") is an automation technology company providing hardware and software systems-based solutions for the manufacturing, aerospace, consumer, medical, entertainment, and service industries. The Company's plan of operations is to continue to market and sell its existing business solutions and to identify, develop, and acquire complimentary technologies that are or will become market leaders. Innova also looks to create opportunities to leverage all of its technologies into value-added applications when combined with other solutions offered by the Innova group of companies.

Innova's current business is focused on the Motion Control market which is a very large and fractured market representing over $1.4 billion in sales, according to Frost & Sullivan. The Motion Control market includes software, hardware and system integration services for industrial robots, machine tools and other automated production devices. Innova's current business solutions are focused on the high performance robotic control segment of the Motion Control market, and with the planned introduction of the Company's high performance automation controller, the Company will expand its market positioning beyond the robotic segment and into the general automation control segment and the machine tool control segment. Additionally, Innova plans to expand its market position further by acquiring key companies providing complementary and unique technologies to the high-end specialty niche motion control applications market. Such opportunities may be focused on robotic and non-robotic segments and may include technologies and applications that are inherent to both robotic and machine tool motion control. Innova also will seek out and acquire other companies serving other technology markets besides Motion Control where it can leverage its marketing strength and technology capabilities.

Innova currently offers a suite of hardware and software systems-based solutions to the industrial, service, and personal robotic markets. Its software and hardware solutions benefit industrial robot users and developers of new technology and are adaptable to the commercial end-user market as well. Innova offers its solutions through licensing of its proprietary software and the sale of its control systems as well as through complete system development and integration services.

In addition to its current product offering in the industrial market, Innova's management believes the Company is positioned to become a market leader for the emerging service and personal robot industry. This belief is based upon the expertise, experience, and patented technologies developed by Robotic Workspace Technologies, Inc. (RWT), a wholly-owned subsidiary, which has served the industrial market for ten years.

Principal Technology Products and Business Solutions

Innova, through RWT, delivers its hardware and software through the sale of Control Systems and the licensing of its Software to end-user companies, system integrators, manufacturing support providers, software development companies, and other third parties. The proprietary patents, including three pioneer utility patents issued by the USPTO, are owned by RWT and cover all applications pertaining to the interface of a general use computer and the mobility of robots, regardless of specific applications.

According to ARC Advisory Group, the process industries including industrial motion control and system integration, are entering a collaborative manufacturing era with roughly $65 billion worth of installed process control systems that are rapidly approaching the end of their useful life. These systems simply cannot deliver the level of functional autonomy and coordination required to be competitive. In their quest for operational excellence, process manufacturers face further challenges and the need to maximize return on assets
(ROA). Manufacturing assets represent 75 % of capital assets for most process manufacturers and most of these assets are controlled by process/motion control automation. Process automation presents an outstanding opportunity to make a big change in ROA by catalyzing a small change in asset utilization. The experience gained by Innova/RWT in the robotics market has paved the way for entry into this sector of motion control. According to ARC, in today's collaborative manufacturing era, things are considerably different than they were in the past. Process control is no longer independent or the focal point. The focus now is on enterprise performance with the business systems responsible for optimizing planning and scheduling. Manufacturing systems are poised to respond. This level of collaboration highlights the need for business performance requirements and emerging technologies to converge into a collaborative process that delivers a strategic competitive advantage for both process manufacturers and their suppliers. Innova/RWT intends to be a supplier of these enabling technologies for this growing need.

Manufacturing assets make up the majority of total assets in the motion control and process industries and raw material and conversion costs account for the majority of operating costs. For the most part, process automation systems, including robotic controllers and automation device controllers, are controlling these assets and, if they are not performing effectively as an integral part of a company's business strategy, then profits and competitiveness suffer. A collaborative approach to process automation can deliver an extraordinary competitive advantage to process manufacturers. Innova/RWT has high performance controllers and supporting software, system integration services and other key solutions to meet this increasing demand in the market.

Control Systems - The Company has two control systems, the Universal Robot Controller and the Universal Automation Controller, which is in development.

Universal Robot Controller - The Universal Robot Controller(TM) (URC(TM)) is the physical control system including hardware and software that operates the robot. It includes the general purpose PC running Windows(R), the RobotScript(R) programming environment, and other programs as well as dedicated separate processors for real-time motion control of the robot. The URC cabinet houses the PC that runs the Windows operating system. RobotScript and other software directly control the connected systems of the robot and related input and output. It also incorporates the electronic components needed to control the robot motion and communicate with other PC devices and platforms including Internet connectivity. In addition, all inputs and outputs required for auxiliary equipment are controlled by RobotScript and are included in the URC cabinet.

Universal Automation Controller - The Universal Automation Controller(TM) (UAC(TM)), which is in the later stages of development and is expected to be released soon, is a general-purpose motion control system for automated machines with fewer than 5-6 axis of movement. The UAC provides the power of a full-featured open PC motion controller and Programmable Logic Controller (PLC) in one easy to use PC control system. It provides direct motion control for complex machines and adds "soft PLC" control of Input/Output. The enhanced motion control capabilities provide greater functionality and full motion control of less sophisticated machinery as well. The UAC is powered by RWT's RobotScript(R) software.

The UAC provides standard communications and interface ports, providing maximum flexibility in choosing off-the-shelf user interface and communications components. The Company believes that the UAC shortens development time, reduces manufacturing cycle time, and dramatically decreases the time to market of motion-based machines, and therefore will greatly improve productivity and reduce costs in all manufacturing environments.

Licensing of Proprietary Software Solutions - Middleware

RobotScript is a universal programming language based on Microsoft's Visual Basic(R) Scripting Edition (VBScript(R)) software. It provides a robot language that is simple to use and easy to learn. From a plain text file, robot programmers can easily control robot motion, coordinate input and output for auxiliary equipment and communicate with other PC devices for reporting and data sharing. Because RobotScript operates in the Windows environment, challenges common to proprietary control schemes, such as networking and file sharing, are eliminated. RobotScript can access anything on the operating system or network as well as utilize the Internet for remote monitoring and control of equipment. The software can also be easily used to create custom applications specific to customer needs. A software development kit is provided to allow even novice developers to quickly create a specialized interface for a particular use in meeting a customer's need. The proven success of RobotScript has supported the development of a number of evolutionary, application-specific modules such as arc-welding, vision systems and automation control. Additional modules are also in development for other robotic and motion control applications such as:

o Guidance Systems
o Sensor Systems
o Voice Control Systems
o Tactile Control Systems
o Laser Welding
o Material Handling
o Medical Applications
o Elder Care Control Systems
o Entertainment Control Systems
o Plasma Cutting
o Autonomous Underwater Vehicles
o Home Land Security Systems
o Security Systems
o Pharmaceutical Production
o TIG/MIG Welding

Gatekeeper is a communication module that serves as the bridge between the RobotScript programming software and the motion control mechanisms. Gatekeeper implements a standard protocol that directs the device driver to activate the appropriate motion control of the robot, input/output of auxiliary equipment and other devices operating in real time. It is the core software used as a foundation for all current and future software modules and languages. The Innova suite of software will be marketed and sold to the service and personal robot markets through Service Robots, Inc., a wholly-owned subsidiary of Innova.

Generally, the Innova suite of software solutions is referred to as Middleware, which is connectivity software that consists of a set of enabling services that allow multiple processes running on one or more machines to interact across a network. Middleware is essential to migrating mainframe applications to client/server applications and to providing for communication across heterogeneous platforms. This technology has evolved to provide for interoperability in support of the move to client/server architectures.

System Integration, Training and Other Sales Opportunities

In addition to the hardware and software products offered by Innova's subsidiaries, the organization has additional revenue generating opportunities arising from service and support which includes training, installation, service, system integration and fulfilling other customer-specific requirements.

Markets Served

The markets currently served are the Industrial Robot market and the Service and Personal Robot market, which are discussed below.

Industrial Robots - Market Overview

Installations

According to a report released by the UNITED NATIONS ECONOMIC COMMISSION FOR EUROPE (UNECE) in cooperation with the INTERNATIONAL FEDERATION OF ROBOTICS
(IFR), of which RWT is a supporting member:

o worldwide investment in industrial robots was up 19 percent in 2003 and in the first half of 2004, orders were up another 18 percent.

Worldwide growth between 2004 and 2007 is forecast at an average annual rate of about 7 percent.

According to the US-based ROBOTIC INDUSTRIES ASSOCIATION (RIA):

o North American robotic companies posted a 13 percent gain in the first nine months of 2004.

Estimates are that 800,000 to 1 million robots are currently being used worldwide. Japan leads with some 352,000 units, followed by the European Union with 266,000 units and about 121,000 units in the United States. (RIA estimates 142,000 robots are being used in the United States). In Europe, Germany leads with 113,000 units; Italy has 50,000; Spain 20,000, and the United Kingdom some 14,000 units, according to UNECE.

Installations and Operational Stock of Industrial Robots 2002 and 2003 and Forecasts for 2004-2007 Number of Units

---------------------- ---------------------------------------- ---------------------------------------------
                                Yearly Installations                   Operational Stock at Year End
---------------------- --------- --------- --------- ---------- ----------- ---------- ---------- -----------
       Country             2002      2003      2004       2007        2002       2003       2004        2007
---------------------- --------- --------- --------- ---------- ----------- ---------- ---------- -----------
Japan                    25,373    31,588    33,200     41,300     350,169    348,734    352,200     349,400
---------------------- --------- --------- --------- ---------- ----------- ---------- ---------- -----------
United States             9,955    12,693    12,800     15,900     103,515    112,390    121,300     145,100
---------------------- --------- --------- --------- ---------- ----------- ---------- ---------- -----------
European Union           26,296    27,114    28,800     34,400     233,769    249,200    266,100     325,900
---------------------- --------- --------- --------- ---------- ----------- ---------- ---------- -----------
Other Europe                582       922     1,000      1,300      11,009     11,409     11,900      14,200
---------------------- --------- --------- --------- ---------- ----------- ---------- ---------- -----------
Asia/Australia            5,123     6,695     7,200      8,900      60,427     65,419     69,900      78,500
---------------------- --------- --------- --------- ---------- ----------- ---------- ---------- -----------
Other Countries           1,466     2,764     3,200      4,500      11,216     13,620     16,500      27,200

---------------------- --------- --------- --------- ---------- ----------- ---------- ---------- -----------
Totals                   68,795    81,776    86,200    106,300     770,105    800,772    837,900     940,300
---------------------- --------- --------- --------- ---------- ----------- ---------- ---------- -----------



Source: UNECE, IFR and national robot associations.

Users

The primary users of industrial robots in the United States include automotive manufacturers and automotive suppliers, food and consumer goods companies, semiconductor and electronics firms, metalworking companies, plastics and rubber manufacturers, and increasingly sciences, pharmaceutical, and biomedical businesses, according to RIA.

Applications

With regard to applications, material handling - historically the largest application area for robots - increased 36 percent the first nine months of 2004. Double-digit gains were also posted in assembly, arc welding, and material handling applications, according to RIA.

Sales

The market for the Company's Universal Robot Controller is the Retrofit market. Virtually all of the 800,000 + older robots have antiquated control systems which require replacement in order to improve functionality to current standards of the robotic industry, and to drastically reduce the costs of spare parts. Currently, owners of these older robots must buy their spare parts from the Original Equipment Manufacturers (OEMs). Since these spare parts for the controller are proprietary to the OEM, the costs of these spare parts is very high, thus providing a substantial profit margin to the OEMs. RWT's Universal Robotic Controller is a state of the art solution which in management's opinion provides more features and functionality then the controllers of the robot OEMs.

Service Robots - Market Overview

The service robot industry is rapidly emerging and according to many it is expected to be large. Although a few products/applications have emerged, they have not, as of 2004, had widespread impact on ancillary goods and services. So, whether it is a vacuum cleaning robot or a deep-sea remotely operated vehicle, system controls are OEM specific. However, increasingly the scope of applications is beginning to expand and we are experiencing an increasing demand for software to function as the middleware for connectivity, interoperability, and ease of integration between high-powered software and devices. We are beginning to see the smart refrigerator and whole house control systems that may evolve to have a need to communicate with the vacuum cleaning robot and robotic lawn mower. In the professional service robot sector, robots used for handling bombs and hazardous materials may evolve such that there is a need to interface with, for example, Homeland Security systems using vision, audio and data. In the Defense area, the military recently awarded an $18 billion contract to Boeing to develop the Future Combat System incorporating robotics and unmanned military equipment and weapon systems. As the market continues to increasingly realize the potential of such robotic applications, there will be a substantial push for open software standards. RWT's RobotScript is now poised to enter this market as the only proven middleware offering with substantial scope of applications and functionality throughout all sectors of the Service Robots market - Professional, Entertainment and Personal.

Professional Use

According to UNECE, at the end of 2003, it is estimated that some 21,000 units were in operation. The value of professional service robots in use is estimated at $2.4 billion. This market is expected to grow by 54,000 units between 2004 and 2007. Specific areas of use are:

o Underwater systems
o Cleaning robots
o Laboratory robots
o Demolition and construction o Medical robots o Mobile robot platforms/general
o Defense, rescue, security o Field robots (milking, forestry)
o Entertainment, including Theme Parks.

The unit prices for professional service robots range from less than $10,000 to more than $300,000. The most expensive service robots are the underwater systems ($300,000), followed by milking robots ($200,000). The average price of a medical robot is about $150,000.

UNECE suggests that in the coming years, service robots will not only clean floors, mow lawns and guard homes, they will assist the elderly and handicapped with sophisticated interactive equipment, carry out surgery, inspect pipes and hazardous sites, fight fires, and dispose of bombs. UNECE believes there is a huge worldwide military investment in service robot research and development that will spur spin-off products for both the consumer and professional markets.

Entertainment Use

Robots for entertainment and leisure use, which include toy robots, are forecast to reach 2.5 million units with a value of $4 billion in the 2004-2007 timeframe, according to UNECE.

Personal Use

At the end of 2003, about 610,000 service robots - autonomous vacuum cleaners and lawn-mowing robots - were in operation. In 2004-2007 more than 4 million new units are forecasted with an estimated value of $2.7 billion according to UNECE.

SALES AND MAKETING

The sales and marketing channels employed by Innova include direct sales, re-sellers, websites, distributors, system integrators and other partners. The Company is currently in the process of establishing these relationships and has seven individuals providing sales and marketing support. Over the next twelve months, we plan to hire additional regional sales managers and several direct sales representatives as well as collaborate with strategically located system integrators.

Industrial Controls

The sales for the Universal Robot Controller (URC(TM)) and the Universal Automation Controller (UAC(TM)) will be directed from the company's offices in Pontiac and Livonia, Michigan and Ft. Myers, Florida. Offices are located in the building of the Classic Companies located in Michigan. Classic has been a long-term systems integrator for our company. RWT will have a sales representative organization in place in Chicago, Cincinnati, and Atlanta with systems integrators being supported in each of those areas either from Ft. Myers or directly from Detroit. This is a model that the company used several years ago, and it functioned successfully based on territorial splits, commission splits and properly placed applications engineering support.

As the territories in the southwest and in the lower central U.S. develop, it is anticipated that sales representative organizations will be used with a direct support person knowledgeable in applications engineering and our software capabilities.

Service Robots

The sales, licensing and software applications support for the service robot activity will initially be headquartered out of Ft. Myers, Florida, until such time that other areas require support. Another event for the company will be the service robot conferences and expositions sponsored by Robotics Trends and supported by other device manufacturers that the Company will be targeting to license RobotScript(R) as their software development kit.

With respect to the entertainment portion of the future business, a regional office will be located in Orlando, Florida. This office will be supported through Ft. Myers and will concentrate primarily on the entertainment and hospitality industry for service applications and animatronics, while licensing our software for specific applications.

Innova's Business Development Group is comprised of several high powered business developers with a focus on the following markets:

o Entertainment
o Theme Parks
o NASCAR
o Medical
o Healthcare
o Surgery
o Eldercare
o Personal security
o Residential services
o Toys and Hobbies
o Sports
o Education
o Retail
o Hotel and Resorts
o Homeland security
o Aerospace
o NASA
o Military
o Automotive
o Industrial - automation
o Industrial - heavy manufacturing
o Transportation, including airports, railroad and trucking
o Warehousing

Marketing

Our marketing and sales materials will be generated from the home office in Ft. Myers, Florida using our existing marketing and PR firm, Incomm International, Inc. Additional high-level support for closing deals at corporate levels will also be supported out of Ft. Myers, Florida.

Production

The Company's production facilities are located at two locations - Ft. Myers, FL and Livonia MI. The Ft Myers facility is our center for Research, Engineering, and Design activities (our RED center) and represents 4,000 square feet. It also houses our corporate offices and has a capacity for 15 individuals. The Livonia facility is for the direct production of controllers as well as inventory management. The facility has over 4,000 square feet of industrial space and has room for five production employees. As more employees are added, the Company's plan is to expand into adjacent space at these facilities.

Partners

To date we have established working relationships with the following partners:

o The Classic Companies
o Bola Industries
o Denso Robotics
o Perry Automation
o Shafi System Integrators
o Energid Systems
o Barrett Technologies

The Company is continuing to identify outstanding partners with whom we will work to add the value associated with the Universal Robot Controller and the Universal Automation Controller.

Competition

We have defined one of our major markets as the industrial robot market. In this market, there are two broad categories - new robots and used robots (defined as in place for at least one year). We participate primarily in the used robot market category but from time to time will participate in the new robot market. In the used robot market, we believe there is only one other company offering a product similar to the Company's Universal Robot Controller. In the new robot market there are 18 companies providing robot controllers with the same or similar features and functions; these companies are generally referred to as the robot market Original Equipment Manufacturers (OEMs). Our key market is the retrofit of the industrial robot installed base of over 800,000 industrial robots and we believe we are the only company offering these services with its own proprietary patent protected controllers.

Protection of Trade Secrets and Patents - Significant Litigation

On December 9, 2004, RWT filed a case in the United States District Court for the Middle District of Florida against ABB, Inc. and ABB Robotics AB. The action alleges misappropriation of trade secrets, breach of contract and breach of the covenant of good faith. The action stems from dealings between the parties in 2002. RWT seeks a trial by jury, an injunction prohibiting continued use of RWT's trade secrets, and money damages. It is possible that ABB, Inc. or ABB Robotics AB will counterclaim, although no counterclaims have yet been filed. The action is entitled Robotic Workspace Technologies, Inc. v. ABB, Inc. and ABB Robotics AB, Case No. 2:04-cv-611-FtM-29-SPC.

RWT Business From 1994 Through 2004

RWT started operations in 1994 with the intent to develop a PC based coordinated motion controller for industrial robots. Up to that point in time, virtually everyone in the industry doubted if a PC based controller, using an open architecture system and based on Microsoft's platform, could ever be developed and accepted as a standard in the industry. RWT dedicated significant resources and time, over $6 million and six years, to successfully develop such a controller and was awarded three pioneer utility patents by the USPTO. RWT successfully established itself as a provider of a Universal Robot Controller to the industrial market, and in particular to the automobile industry, the key market for RWT products. In November 2000, after 10 months of due diligence verifying source code and the operations of the Universal Robot Controller at Ford and other production facilities, the Ford Motor Company investment group invested $3.0 million in RWT and Ford planned a substantial order for RWT's Universal Robot Controllers. Also, Ford received the first rights to RWT's development and up to 80% of RWT's production capacity. The Ford Vice President for Body Assembly, Stamping and Structures joined the RWT Board of Directors.

In June 2001, a joint international press conference announcing the Ford investment in RWT was held at the 32nd International Robotics Conference and Exposition. Additionally, 10 Universal Robot Controllers were successfully sold and installed in non-automotive manufacturing environments. However, the business of RWT was drastically and adversely affected by the economic recession and the impact on the automobile industry after the September 11, 2001 attacks in the US. After the September 11, 2001 attacks, Ford cancelled their planned orders due to large losses they were incurring and a severe downturn in sales. The resulting continued downturn in the economy and RWT's inability to raise additional capital resulted in the termination of all its employees, except the Chief Executive Officer and several contract employees. RWT substantially shut down its operations during December 2002.

RWT today is building back its business and is re-emerging as a substantial provider of the Universal Robot Controller for the robotic industry including the automotive market and other companies in the manufacturing market. Additionally, it is in the final stages of developing its Universal Automation Controller that is targeted to the very broad manufacturing markets globally. And RWT is offering its RobotScript software and related application modules including Gatekeeper software under licensing agreements, which are targeted to the service and personal robot market. During the shutdown period, all systems operating at customers' facilities continued to operate without problems, a testimony to its superior design of both hardware and software.

Today, with the recovery in the economy and in particular in the manufacturing sector, the Company is quickly restoring its infrastructure. Sales are in process along with the reestablishment of operating and production facilities. Most of the current business activities have been focused on the immediate sales and production of the Company's Universal Robot Controller. Such business activities have included the rebuilding of the sales organization and rebuilding the engineering staff, as well as marketing and production. Today we have seven individuals supporting the Company in sales activities, six individuals supporting production activities, and over 8,000 square feet of production facilities. Seven of these individuals are direct employees and the others are independent contractors who do not contribute all of their time to the Company's activities. Individuals previously employed are returning which cuts the training and start-up period. Sales activities are underway and the company received its first order for multiple Universal Robot Controllers earlier this year and recently received an important order from NASA Goddard Space Flight Center for RWT's high performance controller. However, the lead-time for the fulfillment of orders is long, usually between six to seven months for new applications and four to six months for repeat applications. Accordingly, management does not expect to record any of the current orders as sales until the fourth quarter of 2005 and the first quarter of 2006.

Activities of Hy-Tech Prior to the Merger With RWT

Innova Holdings, Inc. was previously named Hy-Tech Technology Group, Inc. (Hy-Tech) and had as its sole operating activities its wholly-owned operating subsidiary Hy-Tech Computer Systems, Inc. (HTCS). On August 25, 2004, Hy-Tech completed the reverse acquisition into RWT in which RWT was deemed to be the "accounting acquirer." Simultaneously, Hy-Tech sold its Hy-Tech Computer Systems, Inc. subsidiary and discontinued its computer systems sales and services business. Prior to these transactions, Hy-Tech changed its name to Innova Holdings, Inc.

In January 31, 2003, HTCS completed a reverse acquisition into SRM Networks, an Internet service provider and web hosting business, in which HTCS was deemed the "accounting acquirer". SRM Networks, Inc., a Nevada corporation, was incorporated on June 8, 2001 and as part of the reverse merger agreement changed its state of incorporation to Delaware. In connection with the transaction, SRM Networks, Inc. changed its name to Hy-Tech Technology Group, Inc. and HTCS discontinued SRM Network's Internet business.

HTCS was formed in 1992 in Fort Myers, Florida as a supplier to the information technology business. From 1992 through 2002, HTCS was a leading custom systems builder and authorized distributor of the world's leading computer system and components. The products sold by HTCS were "Hy-Tech" branded computer systems - desktops, notebooks and servers, computer components and peripherals, computer storage products; computer operating systems and office software; Compaq computer systems - desktop and servers; computer service; and computer warranty work. At the end of 2003, as a result of substantial losses, the management of HTCS concluded that the then existing business was not viable, and initiated the changes necessary to closing its stores, laying off employees and transferring all business to e-commerce. Negotiations were initiated to acquire RWT and to divest the old HTCS business, which was accomplished in August 2004. As a result, Innova is no longer actively selling any of the HTCS products.

On April 29, 2003, Hy-Tech entered into an agreement called an "Option to Purchase" ("Settlement Agreement") with SunTrust Bank under which Hy-Tech agreed to settle all pending litigation and satisfy all judgments obtained against the HTCS subsidiary by SunTrust Bank. Hy-Tech agreed to pay a total of $1.5 million by August 28, 2003 in full settlement of all of SunTrust's claims of approximately $3.7 million. Under the terms of the Settlement Agreement, Hy-Tech delivered $1.0 million dollars to SunTrust on April 29, 2003. This $1.0 million represents all of the proceeds of the sale of the Convertible Debenture described below. Hy-Tech also agreed to pay SunTrust three installments of $65,000 each in June 2003, July 2003 and August 2003, and the balance of $305,000 on or before August 28, 2003. Hy-Tech used part of the proceeds from the Factoring Line of Credit to pay the August 28, 2003 installment of $305,000 due to SunTrust Bank, and all other amounts were paid. As a result of this settlement, Hy-Tech obtained the ownership of the Sun Trust judgment, per the Settlement Agreement.

On April 22, 2003, Hy-Tech entered into an Advisory Agreement (the "Advisory Agreement") with Altos Bancorp Inc. ("Altos") pursuant to which Altos agreed to act as the Company's exclusive business advisor for a one year period. Martin Nielson was President of Altos and subsequently became Chairman and Chief Executive Officer of Hy-Tech. Altos advised Hy-Tech regarding equity and debt financings, strategic planning, mergers and acquisitions, and business developments.

In conjunction with the decision to proceed with the RWT acquisition, the agreement with Altos was concluded. Altos did not receive any cash compensation for its services rendered, but will receive 16,133,333 shares of the Company's common stock.

On April 28, 2003, a merger between Hy-Tech and Sanjay Haryama ("SH"), a Wyoming corporation, was effected. The merger was based upon an Agreement and Plan of Merger dated April 28, 2003 among the parties. Pursuant to the merger (i) SH was merged with and into Hy-Tech; (ii) the SH shareholder exchanged 1,000 shares of common stock of SH, constituting all of the issued and outstanding capital stock of SH, for an aggregate of 1,000 shares of Hy-Tech's restricted common stock; and (iii) SH's separate corporate existence terminated. The SH shareholder was Coachworks Auto Leasing, which is wholly owned by Jehu Hand. The determination of the number of shares of Hy-Tech's stock to be exchanged for the SH shares was based upon arms length negotiations between the parties.

Prior to the merger, SH completed a $1,000,000 financing transaction pursuant to Rule 504 of Regulation D of the General Rules and Regulations under the Securities Act of 1933 as amended pursuant to a Convertible Debenture Purchase Agreement (the "Purchase Agreement") dated April 21, 2003 between SH and an accredited Colorado investor (the "Investor"). In connection therewith, SH sold a 1% 1,000,000 Convertible Debenture due April 20, 2008 (the "SH Debenture") to the Investor. The unpaid principal amount of the SH Debenture was convertible into unrestricted shares of SH common stock to be held in escrow pending the repayment or conversion of the SH Debenture. Pursuant to the merger, Hy-Tech assumed all obligations of SH under the SH Debenture and issued the holder thereof its 1% $1,000,000 Convertible Debenture due April 28, 2008 (the "Convertible Debenture") in exchange for the SH Convertible Debenture. The material terms of the Convertible Debenture were identical to the terms of the SH Convertible Debenture except that the unpaid principal amount of the Convertible Debenture was convertible into unrestricted shares of Hy-Tech's Common Stock (the "Common Stock"). The per share conversion price for the Convertible Debenture in effect on any conversion date was the lesser of (a) $0.35 or one-hundred twenty-five percent (125%) of the average of the closing bid prices per share of Hy-Tech's Common Stock during the five (5) trading days immediately preceding April 29, 2003 or (b) one hundred percent (100%) of the average of the three (3) lowest closing bid prices per share of Hy-Tech's Common Stock during the forty (40) trading days immediately preceding the date on which the holder of the Convertible Debenture provides the escrow agent with a notice of conversion. The number of shares of Hy-Tech's Common Stock issuable upon conversion was also subject to anti-dilution provisions. The Investor's right to convert the Convertible Debenture was subject to the limitation that the Investor may not at any time own more than 4.99% of the outstanding Common Stock of Hy-Tech, unless Hy-Tech was in default of any provision of the Convertible Debenture or the Investor gives seventy five (75) days advance notice of its intent to exceed the limitation.

Between the date of the merger and the end of November, 2003, the Convertible Debenture was fully converted to Common Stock of Hy-Tech.

On April 28, 2003, Hy-Tech announced it had entered into a financing transaction in which it had received a firm commitment from a private equity fund for the purchase of a $750,000 convertible debenture from Hy-Tech (the "Second Debenture"). The Second Debenture was not closed and Hy-Tech arranged for alternative financing under a Factoring Line of Credit with Platinum Funding Corporation.

In May 2003, Martin Nielson assumed full time responsibilities as Chief Executive Officer, brought new investors to the company, and was chartered to transform Hy-Tech away from being a custom systems builder. During the fiscal year, Hy-Tech took steps necessary to design the new business strategy and commenced the implementation of this strategy, which also included growth by acquisition. Among these steps taken were:

o construction of the details of the new plan which led to the decision to transform and then divest HTCS
o restructuring of the personnel and reduction of costs and writing off of unproductive assets
o engagement of key professionals
o negotiating with sources of new investment
o identifying and negotiating with acquisition targets.

Concurrent with the steps taken, Hy-Tech aggressively pursued new financing from debt and equity sources to increase working capital, further reduce liabilities, and to help negotiate acquisitions to provide a platform for growth.

At the same time and due to the substantial requirement for capital to keep inventory in multiple outlets and to finance receivables, Hy-Tech faced significant challenges to produce an adequate return on investment from HTCS. Hy Tech restructured operations by shifting its sales operations to an online store operated by a third party. This change was important. It was much more cost effective and far less capital intensive. HTCS eliminated the overhead of the local wholesale outlets, and all local costs became variable. Key employees in the local operations were offered positions with the contracting company, yet HTCS retained benefit of the sales as part of the deal.

In February 2004, Hy-Tech announced its planned changes which included its planned acquisition of Robotic Workspace Technologies (RWT) and the intended divestiture of HTCS. Such changes were in keeping with Hy-Tech's new plan to grow by acquisitions, to differentiate itself by adding unique technologies, by converting to e-commerce selling and distribution techniques and by adding complementary, higher margin services.

Effective July 29, 2004, Hy-Tech changed its name to Innova Holdings, Inc. from Hy-Tech Technology Group, Inc. Hy-Tech's trading symbol changed to "IVHG". Simultaneously with the name change, Hy-Tech increased its authorized capitalization from 101,000,000 shares, consisting of 100,000,000 shares of common stock, $.001 par value and 1,000,000 shares of preferred stock, $.001 par value to 910,000,000 shares, consisting of 900,000,000 shares of common stock, $.001 par value and 10,000,000 shares of preferred stock, $.001 par value.

On July 21, 2004, Hy-Tech entered into an Agreement and Plan of Merger (the "Agreement") with Robotic Workspace Technologies, Inc. ("RWT"). This transaction closed on August 25, 2004. The Agreement provided that RWT Acquisition, Inc., a wholly owned subsidiary of Hy-Tech, will merge into RWT, with RWT continuing as the surviving corporation. RWT became a wholly owned subsidiary of Hy-Tech. The shareholders of RWT were issued an aggregate of 280,000,000 shares of Hy-Tech's common stock as consideration for the merger. RWT's outstanding options were converted into options to acquire Hy-Tech common stock at the same exchange ratio at which the RWT shareholders received Hy-Tech common stock. For financial reporting purposes this transaction was treated as an acquisition of Innova and a recapitalization of RWT using the purchase method of accounting. RWT's historical financial statements replaced Innova's for SEC reporting purposes. As part of the agreement, the Company agreed to indemnify the directors of the Company from certain liabilities that were in existence on the date of closing of the sale, which management believes may apply to a maximum of approximately $500,000 of debt. If the Company issues shares of its common stock or pays cash to settle any of this debt, it shall issue an equal number of common shares to the former RWT shareholders, in proportion to their RWT share holdings.

The determination of the number of shares of Hy-Tech common stock exchanged for the RWT common stock was determined in arms length negotiations between the Boards of Directors of Hy-Tech and RWT. The negotiations took into account the value of RWT's financial position, results of operations, products, prospects and other factors relating to RWT's business. At the time of the execution of the Agreement, there were no material relationships between RWT and Hy-Tech or any of its affiliates, any director or officer of Hy-Tech, or any associate of any such officer or director.

On June 23, 2004, Hy-Tech entered into and simultaneously closed an Agreement with Encompass Group Affiliates, Inc. (Encompass"), pursuant to which Hy-Tech granted to Encompass exclusive, worldwide, royalty-free, fully paid up, perpetual and irrevocable licenses to use Hy-Tech's customer list for its computer and systems related products and its related websites. Hy-Tech also assigned to Encompass Hy-Tech's rights to enter into acquisitions with Cyber-Test, Inc., BCD 2000, Inc. and Pacific Magtron International, Inc. Hy-Tech agreed for a five year period commencing on the closing not to compete with Encompass (i) in the business of the marketing, sale, integration, distribution or repair of computer systems, components, equipment or peripherals, and any related consulting work, and (ii) conducting any business of a nature (A) engaged in by Encompass or its subsidiaries or (B) engaged in by Hy-Tech at the time of closing, or (C) engaged in by any of BCD 2000, Inc., Cyber Test, Inc. or Pacific Magtron International Corp. at the time the stock or assets of which are acquired by Encompass. For (i) a period of three (3) months following the closing, Hy-Tech is permitted to sell, in the ordinary course of its business, any inventory not sold on or prior to the closing and (ii) so long as RWT is engaged solely in the business of developing or acquiring proprietary computer technology within the robotics field, Hy-Tech will be permitted to engage in this business.

Encompass hired Martin Nielson, who had been Hy-Tech's Chief Executive Officer, as an Executive Officer. Mr. Nielson will continue to serve on Hy-Tech's board of directors but resigned as Hy-Tech's Chief Executive Officer.

In consideration for the transaction, Encompass assumed all of Hy-Tech's obligations under certain Convertible Debentures (the "Convertible Debentures") in the aggregate principal amount of $503,300. The holders of the Convertible Debentures released Hy-Tech from all claims arising under the Convertible Debentures.

The determination of the consideration in the Encompass transaction was determined in arms length negotiations between the Boards of Directors of Hy Tech and Encompass. The negotiations took into account the value of the assets sold to Encompass and the consideration received. At the time of the transaction, there were no material relationships between Encompass and Hy-Tech or any of its affiliates, any director or officer of Hy-Tech, or any associate of any such officer or director.

On June 23, 2004, immediately after the closing of the transaction with Encompass, Hy-Tech entered into a private placement of 125,000 shares of its Series A Preferred Stock for an aggregate issue price of $125,000 with the holders of the Convertible Debentures. Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of Hy-Tech in cash or common stock, (ii) is convertible into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of Hy-Tech's common stock over the twenty trading days preceding conversion or $0.005, (iii) has a liquidation preference of $1.00 per share, (iv) must be redeemed by Hy-Tech five years after issuance at $1.00 per share plus accrued and unpaid dividends, (v) may be redeemed by Hy-Tech at any time for $1.30 per share plus accrued and unpaid dividends and (vi) has no voting rights except when mandated by Delaware law.

In the event that Hy-Tech has not (1) completed the merger with RWT and (2) RWT has not raised $500,000 in new capital by August 27, 2004, then each of the holders of the Series A Preferred Stock may elect to convert their shares into
(a) a demand note payable by Hy-Tech in the principal amount equal to the purchase price of the Series A Preferred Stock plus accrued and unpaid dividends, with interest at the rate of ten percent (10%) until paid in full and
(b) warrants to purchase 2,500,000 shares of Hy-Tech's common stock at an exercise price of $.005 per share, with a term of two (2) years' from the date of issuance, and standard anti-dilution provisions regarding stock splits, recapitalizations and mergers, for each $25,000 of Series A Preferred Stock purchased. This issuance of the Series A Preferred Stock was exempt from the registration requirements of the Securities Act of 1933 (the "Act") pursuant to section 4(2) of the Act.

On August 18, 2004 the Company entered into an agreement with Aegis Funds, Inc
(AFI) to sell all of the issued and outstanding capital stock of HTCS to AFI. The sale of HTCS to AFI closed on August 25, 2004. At the closing date, for and in consideration for the transfer to AFI of the HTCS Capital Stock, AFI became the record and beneficial owner of the HTCS Capital Stock, the Company transferred as directed by AFI and for the benefit of HTCS the sum of fifteen thousand dollars ($15,000) in good funds, and the judgment of Sun Trust Bank against HTCS was transferred to AFI free of all claims and liens. AFI is controlled by Gary McNear and Craig Conklin, who are directors of the Company. The transaction was approved by the member of the board of directors who had no interest in the transaction.

Trademarks and Patents

The Company has the following trademarks and patents:
RWT(TM)
Universal Robot Controller(TM)
URC(TM)
RobotScript(R)
TeachPoint File Creator(TM)
Gatekeeper(TM)
ControlScript(TM)
CMMScript(TM)
MediScript(TM)
Robotic Artists(TM)
Service Robots(TM) SM

RWT Patents

1st Patent number 6,442,451 - awarded September 5, 2002 - Versatile robot control system - Abstract - An improved, versatile robot control system comprises a general purpose computer with a general purpose operating system in electronic communication with a real-time computer subsystem. The general purpose computer includes a program execution module to selectively start and stop processing of a program of robot instructions and to generate a plurality of robot move commands. The real-time computer subsystem includes a move command data buffer for storing the plurality of move commands, a robot move module linked to the data buffer for sequentially processing the moves and calculating a required position for a robot mechanical joint. The real-time computer subsystem also includes a dynamic control algorithm in software communication with the move module to repeatedly calculate a required actuator activation signal from a robot joint position feedback signal.

2nd Patent number 6,675,070 - awarded April 5, 2004 - Automation equipment control system Abstract - An automation equipment control system comprises a general purpose computer with a general purpose operating system in electronic communication with a real-time computer subsystem. The general purpose computer includes a program execution module to selectively start and stop processing of a program of equipment instructions and to generate a plurality of move commands. The real-time computer subsystem includes a move command data buffer for storing the plurality of move commands, a move module linked to the data buffer for sequentially processing the moves and calculating a required position for a mechanical joint. The real-time computer subsystem also includes a dynamic control algorithm in software communication with the move module to repeatedly calculate a required actuator activation signal from a joint position feedback signal.

3rd Patent number: 20040153213 - awarded July 26, 2005, Automation equipment control system; continuation of previous patent.

Research and Development

There were no substantial funds spent on R & D during the last two years.

Employees

At the end of 2004, the Company had two full time employees and several independent contractors providing services. Today there are seven full time employees and four full time independent contractors as well as several other independent contractors not providing full time service supporting the Company.

Contracts

The Company had entered into contracts with two independent contractors, B. Smith Holdings, Inc. (B.Smith) and Stratex Solutions, LLC (Stratex). The contract with B. Smith, which became effective January 14, 2005 is for business development, sales and marketing services and is for a term of five years and is automatically renewable annually thereafter unless terminated by either party by giving written notice of no less than 30 days. Under the terms of the contract, the Company will pay B. Smith a monthly engagement fee of $10,000 provided certain sales and other objectives are met, a commission on such sales, stock options equal to 1% of the common stock outstanding on a fully dilutive basis vesting over a three year period, reimbursement of approved expenses, and a one-time payment of 6 million shares of common stock. The monthly fee is payable in cash or common stock at the option of the Company; if common stock, the price per share shall be $.005 for the two weeks ended January 31, 2005 and thereafter at the closing bid price on the fifteenth day of the calendar month, or the closest trading day, for which such fee is earned. B. Smith has agreed to keep all inventions, trade secrets and other information about the Company confidential and to not compete with the Company during the term of the agreement and for one year thereafter. The contract with B. Smith is still in effect.

The contract with Stratex, effective December 15, 2004, was for certain business planning, financial and accounting services and is for a term of five years which is automatically renewable annually thereafter unless terminated by either party by giving written notice of no less than 30 days. Under the terms of the contract, the Company will pay Stratex $10,000 monthly for the first 6 months and $15,000 monthly thereafter, provided certain stipulated objectives are met. The Company shall have the option to pay Stratex either in cash or common stock; if common stock, the price per share shall be $.005 through December 15, 2005 and thereafter at the closing bid price on the first trading day of the calendar month for which such fee is earned. Additionally, the Company will grant to Stratex stock options equal to 2% of the common stock outstanding on a fully dilutive basis vesting over a three year period and reimbursement of approved expenses. If the agreement with Stratex is terminated without just cause or if there is a change of ownership of the Company or any of its subsidiaries, then all remaining unexercised outstanding stock options shall immediately vest to the benefit of Stratex. Stratex is also eligible for incentive fees as determined by the board of directors. If the agreement with Stratex is terminated without just cause, Stratex will receive a payment equal to twenty four months of the full monthly fee payable to Stratex immediately prior to the termination. Stratex has agreed to keep all inventions, trade secrets and other information about the Company confidential and to not compete with the Company during the term of the agreement and for one year thereafter. Eugene V. Gartlan, President of Stratex, was employed by the Company on June 14, 2005 as the Chief Financial Officer and the contract with Stratex was simultaneously terminated with no termination fee required.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

Malone & Bailey, PC was the independent certifying accountant for the Company for the fiscal year ended February 29, 2004. The Company's fiscal year was changed to December 31 when the Company adopted the fiscal year of RWT after the reverse merger between the Company and RWT.

On September 22, 2004, Malone & Bailey, PLLC was dismissed as the Company's certifying accountant. The Company engaged Lopez, Blevins, Bork & Associates, LLP, Three Riverway, Suite 1400, Houston, Texas 77056 as the Company's certifying accountant for the fiscal year ending December 31, 2004. The appointment of Lopez, Blevins, Bork & Associates, LLP was approved by the Company's board of directors.

The reports of Malone & Bailey, PLLC on the Company's financial statements for the fiscal years ended February 28, 2003 and February 29, 2004, contained no adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principle, except that Malone & Bailey, PLLC expressed in their reports substantial doubt about the ability of the Company to continue as a going concern.

During the two most recent fiscal years ended February 29, 2004 and February 28, 2003 and in the subsequent interim periods through the date of dismissal, there were no disagreements between the Company and Malone & Bailey, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to its satisfaction, would have caused Malone & Bailey, PLLC to make reference to the subject matter of the disagreement in connection with its reports.

During the two most recent fiscal years ended February 29, 2004 and February 28, 2003 and in the subsequent interim periods through the date of dismissal, Malone & Bailey, PLLC did not advise the Company that:

(A) Internal controls necessary for the Company to develop reliable financial statements did not exist;

(B) Information had come to its attention that led it to no longer to be able to rely on the Company's management's representations or made it unwilling to be associated with the financial statements prepared by management;

(C) There was a need to expand significantly the scope of its audit, or that information had come to its attention during such time periods that if further investigated might: (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report, or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements.

Effective March 5, 2003, the client-auditor relationship between the Company (previously named Hy-Tech Technology Group, Inc. and SRM Networks, Inc.) and Quintanilla, a Professional Accountancy Corporation ("Quintanilla") ceased. On that date, the Company engaged Malone & Bailey, PLLC as its principal independent public accountant. The decision to engage Malone & Bailey, PLLC was made by the Company's Finance and Audit Committee in accordance with Section 301 of the Sarbanes-Oxley Act of 2002. The change was based on the relocation of the Company's principal place of business from California to Florida.

Malone & Bailey, PLLC succeeded Quintanilla. Quintanilla's report on the financial statements of SRM Networks since its inception on June 8, 2001 through December 31, 2001 and any later interim period up to and including the date the relationship with Quintanilla ceased, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of SRM Network's first and most recent fiscal year ending December 31, 2001 and any later interim period, including the interim period up to and including the date the relationship with Quintanilla ceased, there were no disagreements with Quintanilla on any matters of accounting principles or practices, financial statement disclosure of auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Quintanilla would have caused Quintanilla to make reference to the subject matter of the disagreements in connection with its report on the Company's financial statements. Since the Company's inception on June 8, 2001, there were no reportable events as defined in Item 301(a)(1)(v) of Regulation S-K.

The Company authorized Quintanilla to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company requested that Quintanilla review the disclosure and Quintanilla was given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein.

The Company did not previously consult with Malone & Bailey, PLLC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Quintanilla, the Company's previous independent accountant, as there were no such disagreements or another reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K) from the Company's inception through December 31, 2001 and any later interim period, including the interim period up to and including the date the relationship with Quintanilla ceased. The Company has not received any written or oral advice concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue. Malone & Bailey, PLLC reviewed the disclosure required by Item 304(a) before it was filed with the Commission and was provided an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company in response to Item 304(a). Malone & Bailey, PLLC did not furnish a letter to the Commission.

                                   MANAGEMENT

Our directors, principal executive officers and significant employees are as specified on the following table:



===============================================================================
Name                 Age                       Position
----------------     ---      -------------------------------------------------
Walter K. Weisel     65       Chairman, Chief Executive Officer, and Director

Martin Nielson       53       Director; Previously Chief Executive Officer
                                and Chairman of the Board of Directors

Gary F. McNear       60       Director; Previously CFO, Vice President,
                                and Secretary

Craig W. Conklin     55       Director; Previously Chief Operating Officer
                                and Vice President

Eugene V. Gartlan    61       Chief Financial Officer

Sheri Aws            44       Secretary

WALTER K. WEISEL became the Company's Chairman and Chief Executive Officer on August 25, 2004, the date the merger closed between the Company and RWT. With over thirty years experience in the Motion Control market, Mr. Weisel is recognized as a pioneer and leader in the robotics industry. An original founding member of the Robotic Industries Association (RIA), the U.S. robot manufacturers' trade association, Mr. Weisel served three terms as President. He served on the RIA Board of Directors and Executive Committee and, as a spokesperson for the industry, served as an advisor to members of the U.S. Trade Commission and the U.S. Department of Commerce. Mr. Weisel was a founding member of Robotics International (RI), a member society dedicated to the advancement of robotic technology. During his term as President the membership grew to over 16,000 members. In 1992 Mr. Weisel was awarded the Joseph F. Engelberger Award, which recognizes the most significant contribution to the advancement of robotics and automation in the service of mankind. Each year nominations are received from 26 nations worldwide. This award has been presented since 1977.

Mr. Weisel has a long record of advancing technology and growing companies that develop and commercialize technology. Mr. Weisel served 13 years with Prab Robots, Inc. as Chief Executive Officer, President, and Chief Operating Officer. During his tenure, Prab Robots, Inc. was transformed into an international organization and leader in the fields of industrial robots and automation. While under his direction, Prab Robots, Inc. was taken public in an Initial Public Offering and Unimation, Inc. and several other companies in the U.S. and Europe were acquired. By 1990, Prab Robots, Inc. was responsible for the largest installed base of robots in North America and had developed a very successful robot retrofit business with customers such as General Motors, Ford, and Chrysler. Mr. Weisel has served as Chairman and Chief Executive Officer of RWT since its incorporation in 1994, and continues to serve in that capacity.

MARTIN NIELSON was the Company's Chief Executive Officer and Chairman of the Board of Directors since May 2003. He resigned effective June 1, 2004. Mr. Nielson is a principal of Altos Bancorp, Inc., serving as its Chairman and Chief Executive Officer since November 2002. He has also served as Chief Executive Officer and director of Inclusion Inc. since September 2000. Mr. Nielson and Altos were instrumental in assisting the Company in the negotiations that led to the Company's settlement of its litigation with SunTrust Bank and in securing the financing that funded that settlement. Mr. Nielson will continue as a director of the Company. Mr. Nielson is a senior executive with extensive experience in operations and finance. He has been a business builder for 30 years with such companies as Gap, Businessland, and Corporate Express.

Altos, which is an outgrowth of Nielson's M&A practice during his ten years in London, is engaged in providing investment banking and business development services to growth oriented, emerging companies throughout the United States and Europe. Altos was retained by the Company in 2003 to act as its business advisor, but that contract was concluded to coincide with the acquisition of RWT in August 2004. Mr. Nielson is also a director of Advanced Communications, Inc.

GARY F. MCNEAR was the Chief Financial Officer, Vice President and Secretary since May 2003 through August 25, 2004, and a Director since May 2003. From January 2003, through May 2003 he served as Chief Executive Officer and Director of the Company. Mr. McNear has served as the Chief Executive Officer, Chairman of the Board, and Treasurer of Hy-Tech Computer Systems(HTCS) since HTCS's inception in November 1992, and was a founding shareholder. Mr. McNear has also served as Secretary of HTCS since March 2001. HTCS acquired SRM Networks, Inc , the previous name of the Company, in a reverse acquisition in January 2003. Mr. McNear's duties included banking relationships, cash management, and financial reporting. Mr. McNear's formal education is in Industrial Administration at Iowa State University. Mr. McNear is a former officer and pilot in the U.S. Air Force, and a former airline pilot.

CRAIG W. CONKLIN was the Chief Operating Officer and Vice President since May 2003 through August 25, 2004, and a Director since May 2003. From January 2003 through May 2003, he served as President and Director of the Company. Mr. Conklin has served as President and Director of HTCS since HTCS's inception in November 1992, and was a founding shareholder. HTCS acquired SRM Networks, Inc, the previous name of the Company, in a reverse acquisition in January 2003. Mr. Conklin's duties included marketing and operations of the Company. Mr. Conklin holds a B.S. in engineering from the Dartmouth College, and an MBA from the Amos Tuck School of business. Mr. Conklin was formerly employed by Owens-Corning Fiberglas, Inc. and he successfully operated and sold Golf & Electric Carriages, Inc., a local distributorship for Club Car Golf Carts.

EUGENE V. GARTLAN was appointed Chief Financial Officer of the Company in June 2005. Mr. Gartlan served as a consultant to the company since December 15, 2004 through his wholly owned company, Stratex Solutions, LLC. ("Stratex"), a business consulting firm. Stratex earned 12,000,000 shares of the Company's common stock and received reimbursement of business expenses of approximately $12,000 as consideration for these consulting services. Mr. Gartlan served as the President of Stratex since June 2003. Stratex's compensation was based on a monthly salary of $10,000, payable in cash or common stock of the Company at the option of the Company. The price per share used to determine the number of shares earned if stock was paid was $.005 per share, the stock price on the date the Company and Stratex entered into the consulting agreement. No cash salary has been paid to Stratex. From June 2000 through June 2003 Mr. Gartlan was a self employed business consultant doing business under the name CFO Strategies and E. V. Gartlan. From June 2000 to June 2003, Mr. Gartlan was also an independent contractor with Whitestone Communications, Inc. serving in the capacity as a Managing Director of this investment banking firm specializing in mergers and acquisitions in the publishing industry. Mr. Gartlan's prior experience include positions as Chief Financial Officer of The Thomson Corporation's Information Publishing Group, Chief Financial Officer with Moody's Investors Service, Chief Financial Officer with International Data Group as well as several top financial management positions with The Dun & Bradstreet Corporation. Mr. Gartlan worked with Price Waterhouse earlier in his career and is a CPA in New York.

SHERI AWS was appointed Secretary of the Company on September 14, 2004. Ms. Aws has served as Vice President of Administration of RWT, the Company's wholly owned subsidiary, since February 2004. Prior to that, Ms. Aws served as Executive Administrator, General Mortgage Corporation of America, from August 2003 to February 2004; Director of Just for Kids, an after school and summer camp program for children, from December 2002 to August 2003; Assistant to the Chief Executive Officer of RWT from December 2002 through February 2004; and Administrative Assistant to Vice President of Marketing and Sales and Manager of Proposals and Contracts Administration for RWT.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony or any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

Our directors will serve until the next annual meeting of stockholders. Our executive officers are appointed by our Board of Directors and serve at the discretion of the Board of Directors.

CODE OF ETHICS DISCLOSURE COMPLIANCE

The Company has adopted a Code of Ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer and other employees performing similar functions. The text of the Code of Ethics is available for inspection on the Company's website.

                             EXECUTIVE COMPENSATION

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table

The table set forth below summarizes the annual and long-term compensation for services payable to our executive officers during the years ending December 31, 2004, February 29, 2004 and February 28, 2003.

Innova Holdings, Inc. Summary Compensation Table

                                                                                                           Restricted
Name & Position                Year     Salary       Bonus       Other   Stock   Options       LTIP        All Other
Walter K. Weisel
Chairman and CEO               2004     $150,000     0.000       0        0      5,000,000       0           0
(see note 1 and 3 below)       2003     $150,000     0.000       0        0          0           0           0
                               2002     $ 37,500     0.000       0        0          0           0           0

Martin Nielson                 2004     $100,000     0.000       0        0      5,000,000       0          Note 2
Chairman and CEO               2003     $116,667     0.000       0        0          0           0          Note 2
(see notes 1, 2 and 3 below)   2002     $      0     0.000       0        0          0           0           0



Note 1. Walter K. Weisel has served as Chairman and CEO of the Company since August 25, 2004, the date the merger between the Company and RWT closed. Martin Nielson served as Chairman and CEO of the Company from the beginning of the year 2004 to August 25, 2004.

Note 2. On April 22, 2003, the Company entered into an Advisory Agreement with AltosBancorp Inc. ("Altos") pursuant to which Altos agreed to act as the Company's exclusive business advisor for a one year period. Martin Nielson was President of Altos and subsequently became Chairman and Chief Executive Officer of the Company. Altos advised the Company regarding equity and debt financings, strategic planning, mergers and acquisitions, and business developments. In conjunction with the decision to proceed with the RWT acquisition, the agreement with Altos was concluded. Altos did not receive any cash compensation for its services rendered, but will receive 16,133,333 shares of the Company's common stock (valued at approximately $166,000), of which 10,633,333 shares were earned in 2004 and 5,500,000 shares were earned in 2003. None of these shares have been issued to Altos as of this filing date.

Note 3. During the past three years, Walter K. Weisel has not received any cash compensation. The amounts earned by Mr. Weisel remain accrued by the Company as of December 31, 2004. Martin Nielson received $80,000 in cash compensation; $50,000 was paid in 2003 and $30,000 was paid in 2004. The balance earned but unpaid remains accrued by the Company as of December 31, 2004.

           Options Granted During Fiscal Year Ending December 31 2004

The following table sets forth information concerning stock options granted to our executive officers and directors named in the summary compensation table for the year ending December 31, 2004:

------------------------------- ---------------- ----------------------------------------- ----------------- -----------------------
                                  Number of              Percentage of Total
                                   Shares               of Options Granted to
                                 Underlying            Employees and Directors               Exercise Price
             Name               Options Granted          During Fiscal Year                    Per Share         Expiration Date
------------------------------- ---------------- ----------------------------------------- ----------------- -----------------------
       Walter K. Weisel            5,000,000                       25%                          $0.01             December 14, 2014
------------------------------- ---------------- ----------------------------------------- ----------------- -----------------------

       Martin Nielson              5,000,000                       25%                          $0.01             December 14, 2014
------------------------------- ---------------- ----------------------------------------- ----------------- -----------------------





  Options Exercised in the Last Fiscal year and Fiscal Year-End Option values
----------------------- ------------------------ ------------------ ------------------------------------- --------------------------
                                                                    Number of Shares Underlying Options     Value of Unexercised
                                                                             at Fiscal Year End                  Options at
                          Shares Acquired on                                                                   Fiscal Year End
         Name                  Exercise           Value Realized       Exercisable      Unexercisable     Exercisable  Unexercisable

----------------------- ------------------------ ------------------ ------------------------------------- --------------------------
    Walter K. Weisel              0                     0                552,414         5,276,206             0           0
----------------------- ------------------------ ------------------ ------------------------------------- --------------------------

    Martin Nielson                0                     0                   0            5,000,000             0           0
----------------------- ------------------------ ------------------ ------------------------------------- --------------------------



Each of our directors was granted an award of 5,000,000 options during the fiscal year ended December 31, 2004. No other officer was granted an award of options nor were there any options exercised during the fiscal year ended December 31, 2004.

2004 Stock Option Plan

The Company adopted the 2004 stock option plan on April 15, 2004. The Plan provides for the grant of options intended to qualify as "incentive stock options," options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 3,150,000 subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change. Additionally, the Company authorized 10,900,000 options to be awarded to management on October 29, 2003 and on December 15, 2004 authorized options for 32,121,276 shares of common stock for directors and an independent contractor.

The plan is presently administered by the Company's Board of Directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefore and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between the Company and the optionee. Options may be granted to employees (including officers) and directors and certain consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the Board of Directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

Also, the plan allows the Board of Directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

Director's Compensation

The Company has not paid and does not presently propose to pay cash compensation to any director for acting in such capacity. However, the Company will give the directors a grant of shares of common stock or options and reimbursement for reasonable out-of-pocket expenses for attending meetings.

Each of our directors was granted an award of 5,000,000 options during the fiscal year ended December 31, 2004. The exercise price for these options is $.01 per share. The options have a term of three years. No other officer was granted an award of options nor were there any options exercised during the fiscal year ended December 31, 2004.

Employment Agreements with Executive Officers

Currently there are employment agreements with three executives, Walter Weisel, Chairman and CEO, Eugene V. Gartlan, CFO and Sheri Aws, Vice President and Secretary.

Walt Weisel

Mr. Weisel's employment agreement is dated July 19, 2000. Mr. Weisel's salary is $150,000 per annum plus a bonus at the discretion of the Board of Directors. The agreement stipulates that Mr. Weisel's salary will be increased to $200,000 and $250,000 when certain sales and profit objectives are met. The agreement is for a term of three years and automatically renews for successive one year periods unless terminated by either party upon not less than sixty days prior to the renewal date. Mr. Weisel has agreed not to compete with the Company or solicit its customers or employees for a period of two years following the termination of his employment. The agreement also requires the Company to pay Mr. Weisel all accrued compensation, which amounted to $337,500 as of December 31, 2004, upon receipt of additional capital of no less than $3,000,000.

Eugene Gartlan

On June 30, 2005, the Company and Mr. Gartlan entered into an Employment Agreement effective as of June 14, 2005. The term of the employment agreement is five years. The agreement is automatically extended for one year periods unless terminated on not less than thirty days notice by either party prior to any termination date. For all the services to be rendered by Mr. Gartlan from June 14, 2005 through December 14, 2005, Mr. Gartlan shall be granted stock options to purchase 18,000,000 shares of common stock of the Company at the purchase price of $.036. Such options shall be granted under the terms of the Company's Stock Option Plan and shall vest equally over a period of three years, or upon death if sooner. After December 14, 2005, Mr. Gartlan shall be paid a salary of fifteen thousand dollars per month. The Company shall have the option to pay the salary in cash or in shares of common stock of the Company registered on Form S-8. The stock price shall be determined by the market price for the shares on the first business day of the month in which the salary is earned. If the Executive is terminated without cause, all remaining outstanding stock options that have not been exercised by Mr. Gartlan, including stock options to purchase 12,121,276 shares of common stock of the Company awarded by the Board of Directors of the Company to Stratex Solutions, LLC on April 12, 2005, shall immediately vest on the effective date of termination. If there is a change of ownership of the Company or any of its subsidiaries, all remaining outstanding stock options, including the Stratex Solutions options, that have not been exercised by Mr. Gartlan, shall immediately vest on the day immediately preceding the effective date of the change of ownership. Stratex Solutions is owned by Mr. Gartlan.

If employment is terminated by the Company without cause, Mr. Gartlan shall receive a payment equal to twenty four months of salary paid prior to the effective date of termination. The Company has the option to make this payment either in cash or in the common stock of the Company based on the per share market price of common stock at the time of termination. If during Mr. Gartlan's employment, the Company enters into an agreement which effectively will result in a change of control of the ownership of either the Company or Robotic Workspace Technologies, Inc. ("RWT"), the Company's wholly-owned subsidiary, or if the Company enters into an agreement which effectively will result in a change of ownership of the assets of the Company or RWT, Mr. Gartlan shall receive a payment equal to twenty four months of the salary paid prior to the effective date of the change of control. The Company shall make such payment in the common stock of the Company based on a price per share of $.005 if the effective date of the change of control is December 14, 2005 or sooner; thereafter the price per share shall be the market price of common stock at the time of the change in control. Regarding the change of ownership of the assets of the Company or RWT, such change of ownership shall be deemed to have occurred if the rights to use the software of Robotic Workspace Technologies, Inc., is granted or sold in settlement of claims made by the Company or RWT of trade secret violations or patent infringements, and such rights to use the software results in a settlement payment to the Company or RWT in a single payment or multiple payments, other than a long term licensing agreement typical of software licensing agreements.

Sheri Aws


Ms. Aws is employed as Vice President of Administration by RWT under an Employment Agreement dated February 24, 2004. Ms. Aws compensation is $45,000 per annum plus a bonus in the discretion of RWT. Ms. Aws compensation will increase to $60,000 per annum upon completion of the merger between the Company and RWT and proper financing. The agreement is for a term of one year, and automatically renews for successive one year periods unless terminated by either party upon not less than thirty days notice prior to the renewal date. Ms Aws has agreed not to compete with RWT or solicit its customers or employees for a period of one year following the termination of her employment.


                             DESCRIPTION OF PROPERTY


The Company leased office space at 11595 Kelly Road, Ft. Myers, Florida which had been used as its primary operations. The office space lease, which was for approximately 1,000 square feet, was with Sunset Concepts, LLC, with monthly payments of $1,343. The lease commenced in May 2004 and expired in August 2005. The office lease was cancelable with 30 days notice.


On May 15, 2005 the Company leased 4,000 square feet of space at 15870 Pine Ridge Road, Ft Myers, Florida which will be used as its primary operations. The lease is with Gulf To Bay Construction, Inc., with monthly payments of $3,533 through June 1, 2010. The lease has five (5) successive renewal options each for a period of two (2) years. The rent will increase annually by 3%. The space is the location of the Company's Research, Design and Engineering center as well as office space for fifteen (15) employees.

On June 15, 2005 the Company entered into a lease with Bola Industries, LLC for approximately 4,000 square feet of production space located at 30946 Industrial Road, Livonia Michigan. The lease is on a monthly basis and expires on December 31, 2005. The rent is $3,775 monthly and includes all utilities, use of all equipment on site including certain heavy equipment, and use of internet service.

We believe that we can obtain additional facilities required to accommodate our projected needs without difficulty and at commercially reasonable prices, although no assurance can be given that the Company will be able to do so.

                                LEGAL PROCEEDINGS


Except for one lawsuit, which management of the Company believes has no merit and is not material; there are no lawsuits against the Company as of September 30, 2005. There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of the common stock of the Company is a party adverse to the Company.


Innova sold its wholly owned subsidiary and all of its operations in connection with the acquisition of RWT. As part of the agreement, the Company agreed to indemnify the directors of the Company from certain liabilities that were in existence on the date of closing of the sale, which management believes may apply to a maximum of approximately $500,000 of debt. If the Company issues shares of its common stock or pays cash to settle this debt on behalf of the directors or as indemnification, it must issue common shares equal to the value of the payments made to the RWT shareholders at the time of the acquisition of RWT, in proportion to their RWT share holdings.

The Company received a subpoena dated May 10, 2005 from the Philadelphia Office of the Securities and Exchange Commission regarding an investigation the SEC has commenced captioned In the Matter of Trading Certain OTC Stocks (P-1189). The SEC subpoena seeks the production of all documents relating to the merger and financing transactions described in the Company's April 29, 2003 Form 8-K filed with the SEC. These transactions include the merger with Sanjay Haryama and the financings with HEM Mutual Assurance Company. In August 2004, the Company completed a reverse merger with Robotic Workspace Technology, Inc. (RWT).

The subpoena concerns transactions that occurred 16 months before the RWT merger. The current management of the Company, including Walter Weisel, who took office as Chief Executive Officer of the Company in August 2004 following the merger with RWT, intends to cooperate to the fullest extent possible in the investigation.

                             PRINCIPAL STOCKHOLDERS


The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 30, 2005, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Generally, a person is deemed to be the beneficial owner of a security if he has the right to acquire voting or investment power within 60 days.

Percentage ownership in the following table is based on 460,474,045 shares of common stock outstanding as of September 30, 2005. A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from September 30, 2005 upon the exercise of options, warrants or convertible securities, or other rights. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the shares underlying options, warrants, convertible securities, or other rights included in that person's holdings, but not those underlying shares held by any other person.

-------------------------------- -------------------------- --------------------
Name and Address of Beneficial   Amount and Nature of       Percent of Class
Owner                            Beneficial Owner
-------------------------------- --------------------------  -------------------
Walter K. Weisel                 52,961,380 - Direct(5)      11.5%
17105 San Carlos Blvd.
Suite A6151
Fort Myers Beach, FL, 33931
-------------------------------- --------------------------  -------------------
Martin Nielson                   30,085,033 - Direct,        6.3%
17105 San Carlos Blvd.           in part through
Suite A6151                      Altos Bancorps (1)
Fort Myers Beach,
FL, 33931
--------------------------------- -------------------------- -------------------
Gary McNear                       10,235,450 - (2).          2.2%
17105 San Carlos Blvd.
Suite A6151
Ft. Myers Beach,
FL, 33931
--------------------------------- -------------------------- -------------------
Craig Conklin                     11,576,950 - (3).          2.5%
17105 San Carlos Blvd.
Suite A6151
Ft. Myers Beach,
FL, 33931
--------------------------------- -------------------------- -------------------
Eugene V. Gartlan                 21,023,112 - Direct (4)    4.5%
17105 San Carlos Blvd.
Suite A6151
Ft Myers Beach,
FL 33931
--------------------------------- -------------------------- -------------------
Jerry E. Horne                    74,329,227 - Direct        16.1%
17105 San Carlos Blvd.
Suite A6151
Ft. Myers Beach,
FL, 33931
--------------------------------- -------------------------- -------------------
John Murphy                       26,671,524 - Direct        5.8%
17105 San Carlos Blvd.
Suite A6151
Ft. Myers Beach,
FL, 33931
--------------------------------- -------------------------- -------------------
Richard K. Wynns and Johanna      48,496,996 - Direct        10.0%
Wynns
17105 San Carlos Blvd
Suite A6151
Fort Myers Beach, FL 33931
--------------------------------- -------------------------- -------------------
Directors and Officers as a       128,916,408                25.9%
Group
--------------------------------- -------------------------- -------------------

(1) On April 29, 2003, the Gary F. McNear Revocable Trust ("Gary Trust"), the Susan M. McNear Revocable Trust ("Susan Trust"), the Craig M. Conklin Revocable Trust ("Craig Trust") and the Margaret L. Conklin Revocable Trust ("Margaret Trust") (collectively the "Trusts") entered into a Stock Option and Irrevocable Proxy Agreement with Altos Bancorp Inc. Martin Nielson is the owner of Altos. Gary McNear was the Chief Financial Officer, Vice President, Secretary and Director of The Company; he currently is a director of the Company. Susan McNear is his wife. Craig M. Conklin was the Chief Operating Officer, Vice President and a Director of the Company; he currently is a director of the Company. Margaret Conklin is his wife. The Trusts own an aggregate of 15,838,444 shares of the Company's Common Stock. The Trusts granted to Altos an option to acquire 10,000,000 of their shares of Common Stock for $.01 per share for a period of three years. The Trusts also granted to Altos an irrevocable proxy to vote their shares. The irrevocable proxy is for a term of three years with respect to the 10,000,000 shares of Common Stock held by the Trusts that are subject to the option to purchase and for a term of six months with respect to the 5,838,444 shares of Common Stock held by the Trusts that are not subject to the option to purchase. The irrevocable proxy relating to the 5,838,444 shares has expired. Additionally, Altos and Mr. Nielson earned a fee for services rendered, compensation as an executive of the Company and reimbursement of expenses which are expected to be paid in full upon the issuance of an additional 30,085,033 shares; these shares have not to date been formally issued but are included in the table.

(2) Includes 2,919,224 shares owned by the Susan M. McNear Revocable Trust.

(3) Includes 2,919,224 shares owned by the Margaret L. Conklin Revocable Trust.


(4) Includes (a) 12,000,000 shares earned by Stratex Solutions, LLC ("Stratex"), a business consulting firm owned by Mr. Gartlan, that served the Company from December 15, 2004 through June 14, 2005, (b) 5,033,200 shares which Mr. Gartlan can receive upon the exercise of his conversion rights of 25,166 shares of the Company's Series B Convertible Preferred Stock and (c) options to acquire 2,323,245 shares that are currently exercisable or exercisable within 60 days out of a total award of 12,121,276 options to Stratex at an exercise price of $.005 effective December 15, 2004,. The options vest monthly over the five (5) year period from the date of grant. Additionally, the amount includes 1,666,667 shares acquired in a private placement in August 2005 at $.015 per share.


(5) Includes 5,000,000 shares awarded to Mr. Weisel in April 2005 for services performed and options to acquire 828,620 shares that are currently exercisable or exercisable within 60 days at an exercise price of $.008 per share.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table set forth the information as of December 31, 2004 with respect to compensation plans under which equity securities of the Company are authorized for issuance:

                      EQUITY COMPENSATION PLAN INFORMATION
                                December 31, 2004


---------------------------- -------------------------- -------------------------- --------------------------
Plan Category                Number of shares to be     Weighted average           Number of securities
                             issued upon exercise of    exercise price of          remaining available for
                             outstanding options        outstanding options        future issuance
---------------------------- -------------------------- -------------------------- --------------------------
Equity compensation plans
approved by security
holders                                  0                          0                          0
---------------------------- -------------------------- -------------------------- --------------------------
Equity compensation plans
not approved by security
holders                             48,388,141                    $.008                   18,050,000
---------------------------- -------------------------- -------------------------- --------------------------
Total                               48,388,141                    $.008                   18,050,000
---------------------------- -------------------------- -------------------------- --------------------------




On July 15, 2003 the Company adopted a Stock Option Plan authorizing options on 5,000,000 shares. On October 29, 2003 the Company authorized options on 10,900,000 shares to be issued to senior management. On April 15, 2004 the Company adopted a Stock Option Plan authorizing options on 3,150,000 shares. Under all of these plans, the Company issued options for 1,000,000 shares. On December 15, 2004 the Company authorized 32,121,276 options to be awarded to directors and an independent contractor and on April 12, 2005 another 67,878,724 options were authorized by the Company. During the nine months ended September 30, 2005 there were 80,719,259 options granted, of which 16,000,000 were subsequently cancelled, resulting in a net amount of options granted of 64,719,259. Of the options granted and not cancelled, 58,658,621 were granted to employees and 6,060,638 to an independent contractor. The share purchase options granted to employees vest annually over three years from the date of grant, 30,658,621 options are exercisable at $0.017 per share, 10,000,000 options are exercisable at $.023 per share and 18,000,000 options are exercisable at $0.036 per share, and they expire ten years after the grant date. The options granted to employees were valued using the intrinsic value method and had no value because the exercise price was equal to the market price on the grant date. The share purchase options granted to the independent contractor vest monthly over five years from the date of grant, are exercisable at $0.01 per share, and they expire ten years after the grant date. During the nine months ended September 30, 2005, $20,958 was recognized as an expense for the fair value of these options granted to the independent contractor. The Company is planning to file an S-8 registration statement later this year for the Company's stock option plan.


Robotic Workspace Technologies, Inc. had a stock option plan in effect at the time of the merger with the Company, under which plan there were options granted for the equivalent of 15,266,865 shares of the Company, after adjusting for the ratio of stock exchange in the merger agreement, which will also be included in the S-8 filing. There are no remaining shares to be granted under that plan.

Stock Options


There are a total 113,107,400 outstanding options to purchase common equity of Innova as of September 30, 2005.


Convertible Securities

On June 23, 2004, the Company entered into a private placement of 125,000 shares of its Series A Preferred Stock for an aggregate issue price of $125,000 with the holders of the Company's Convertible Debentures. Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible into the number of shares of common stock equal to $1.00 divided by a price equal to the lesser of 75% of the average closing bid price of the Company's common stock over the twenty trading days preceding conversion or $0.005, (iii) has a liquidation preference of $1.00 per share, (iv) must be redeemed by the Company five years after issuance at $1.00 per share plus accrued and unpaid dividends, (v) may be redeemed by the Company at any time for $1.30 per share plus accrued and unpaid dividends and (vi) has no voting rights except when mandated by Delaware law.

In the event that the Company had not completed the merger with RWT and RWT had not raised $500,000 in new capital by August 27, 2004, then each of the holders of the Series A Preferred Stock could elect to convert their shares into (a) a demand note payable by the Company, in the principal amount equal to the purchase price of the Series A Preferred Stock plus accrued and unpaid dividends, with interest at the rate of ten percent (10%) until paid in full and
(b) warrants to purchase 2,500,000 shares of the Company's common stock at an exercise price of $.005 per share, with a term of two (2) years from the date of issuance, and standard anti-dilution provisions regarding stock splits, recapitalizations and mergers, for each $25,000 of Series A Preferred Stock purchased. Since RWT had not raised $500,000 by August 27, 2004 the holders of the Series A Preferred Stock could have elected to convert their shares into the demand note but none of the holders elected to do so. This issuance of the Series A Preferred Stock was exempt from the registration requirements of the Securities Act of 1933 (the "Act") pursuant to section 4(2) of the Act.

In September 2004, the Company authorized $525,000 of Series B Preferred Stock, convertible into the Company's common stock at the lesser of $.005 per share or 75% of the average closing bid prices over the 20 trading days immediately preceding the date of conversion. At December 31, 2004 $377,000 of the Series B Preferred Stock had been sold; as of March 31, 2005 all of the Series B Preferred Stock was sold. None of the Series B Preferred Stock has been converted into common stock. This issuance of the Series B Preferred Stock was exempt from the registration requirements of the Securities Act of 1933 (the "Act") pursuant to section 4(2) of the Act.


On July 22, 2005 the Company borrowed $30,000 and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock of the Company at $0.015 per share. This issuance of a convertible note was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act.

Subsequent Event. On October 7, 2005, the Company entered into a Securities Purchase Agreement with Cornell Capital Partners, LP ("Cornell Capital"). Pursuant to this Agreement, the Company sold a Convertible Debenture in the principal amount of $55,000 to Cornell Capital. The Convertible Debenture bears interest at the rate of 12% per annum and is due on April 7, 2006. The principal of the Convertible Debenture is convertible into common stock of the Company at a price of $.03 per share (the "Conversion Shares"). In the event of default by the Company, the principal of the Convertible Debenture is convertible into Conversion Shares at a price of $.005 per share. The Company granted demand registration rights to Cornell Capital for the Conversion Shares. The Convertible Debenture is secured by a second lien on all of the assets of the Company.

OBLIGATION OF THE COMPANY TO REPAY TO CORNELL CAPITAL PRINCIPAL AND INTEREST DUE UNDER THE CONVERTIBLE DEBENTURE WITH ALL OF ITS REVENUES, IF ANY, WHEN SUCH REVENUES ARE RECEIVED

The Company is obligated to pay directly to Cornell Capital all revenues it receives until the principal amount and all accrued interest on the Convertible Debenture has been paid in full.


Penny Stock Regulation

Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;

o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;

o a toll-free telephone number for inquiries on disciplinary actions;

o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and

o such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation. Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

o the bid and offer quotations for the penny stock;

o the compensation of the broker-dealer and its salesperson in the transaction;

o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS



During September and October 2005, we entered into short-term debt obligations other than in the ordinary course of business. All of the short-term debt bears interest at the rate of 10% per annum. The following table sets for the names of the lenders, the amount of the loans, the dates of the loans and the due date of the loans:

-------------------------    -----------------------    -----------------------   --------------------------
Lender                        Amount of Loan             Date of Loan               Due Date
-------------------------    -----------------------    -----------------------   --------------------------
Eugene Gartlan                $40,000                   September 19, 2005         December 19, 2005
-------------------------    -----------------------    -----------------------   --------------------------
Jerry Horne                   $50,000                   September 22, 2005         October 22, 2005
-------------------------    -----------------------    -----------------------   --------------------------
James Marks                   $30,000                   September 22, 2005         October 22, 2005
-------------------------    -----------------------    -----------------------   --------------------------
Eugene Gartlan                $ 5,000                   October 5, 2005            January 5, 2006
-------------------------    -----------------------    -----------------------   --------------------------
Rick Wynns                    $30,000                   October 5, 2005            April 5, 2006
-------------------------    -----------------------    -----------------------   --------------------------
Rick Wynns                    $30,000                   October 17, 2005           April 17, 2006
-------------------------    -----------------------    -----------------------   --------------------------

All of the lenders are shareholders of the Company. Mr. Gartlan is also the Chief Financial Officer of the Company.


On June 23, 2004, the Company entered into and simultaneously closed an Agreement with Encompass Group Affiliates, Inc. (Encompass"), pursuant to which the Company granted to Encompass an exclusive, worldwide, royalty free and fully paid up perpetual and irrevocable license to use the customer list associated with its computer and systems related products business and its related websites; this business was subsequently closed down. Additionally, the Company assigned to Encompass the Company's rights to enter into acquisitions with three companies. In consideration for this transaction, Encompass assumed all of the Company's obligations under certain Convertible Debentures (the "Convertible Debentures") in the aggregate principal amount of $503,300. The holders of the Convertible Debentures released the Company from all claims arising under the Convertible Debentures.

On April 28, 2003, the Company entered into an employment agreement with Gary F. McNear, as Chief Financial Officer, Vice President, Secretary and Director. Mr. McNear is no longer an employee of the Company but is currently a director. Mr. McNear was paid a base salary of $1,500 per week. The agreement was for a term of two years. Mr. McNear resigned as an employee of the Company upon the close of the merger with RWT. The agreement restricts Mr. McNear from competing with the Company, soliciting the Company's customers or employees, and interfering with the Company's business during the term of the agreement and for one year thereafter. Mr. McNear agreed to keep the Company's business trade secrets confidential and not to make use of them. Under the agreement, Mr. McNear was also granted an option to acquire 500,000 shares of our common stock, at a price of $.01 per share, expiring five years from the date of grant.

On April 28, 2003, the Company entered into an employment agreement with Craig
W. Conklin, as the Company's Chief Operating Officer, Vice President, and Director. Mr. Conklin is no longer an employee of the Company but is currently a director. Mr. Conklin was paid a base salary of $1,500 per week. The agreement was for a term of two years. The agreement restricts Mr. Conklin from competing with the Company, soliciting the Company's customers or employees, and interfering with the Company's business during the term of the agreement and for one year thereafter. Mr. Conklin agreed to keep the Company's business trade secrets confidential and not to make use of them. Under the agreement, Mr. Conklin was also granted an option to acquire 500,000 shares of our common stock, at a price of $.01 per share, expiring five years from the date of grant.

In January 2003, Craig W. Conklin, the Company's then President, and Gary F. McNear, the Company's Chief Executive Officer, entered into a consulting agreement with the Company's subsidiary relating to the negotiation of a reduced loan amount due SunTrust Bank. Pursuant to the consulting agreement, the subsidiary agreed to pay each of Messrs. Conklin and McNear six percent of the discounted amount of the loan due SunTrust Bank. In consideration for six percent of the discounted amount, Messrs. Conklin and McNear agreed to forego any compensation due them for the past two years. In connection with the SunTrust settlement, the Company issued common stock valued at $225,772 to each of Mr. Conklin and Mr. McNear.

On August 18, 2004 the Company entered into an agreement with Aegis Funds, Inc
(AFI) to sell all of the issued and outstanding capital stock of its subsidiary Hy-Tech Computer Systems (HTCS) to AFI. The sale of HTCS to AFI closed on August 25, 2004. At the closing date, for and in consideration for the transfer to AFI of the HTCS Capital Stock, AFI became the record and beneficial owner of the HTCS Capital Stock, the Company transferred as directed by AFI and for the benefit of HTCS the sum of fifteen thousand dollars ($15,000) in good funds, and the judgment of Sun Trust Bank against HTCS was transferred to AFI free of all claims and liens. AFI is controlled by Gary McNear and Craig Conklin, who are directors of the Company. The transaction was approved by the member of the board of directors who had no interest in the transaction.

On July 22, 2002, the Company entered into a revolving line of credit of $225,000 with Fifth Third Bank, Florida, secured by the assets of the Company. The annual interest rate on unpaid principal is the prime rate plus 2%, due in monthly installments. Principal and interest were due on July 22, 2003. In November 2004, a principal shareholder, Jerry E. Horne, loaned the Company $165,000 to pay down the line of credit with Fifth Third Bank. The loan has the same terms as the Fifth Third Bank line of credit, except that it remained unsecured until such time as the Fifth Third Bank line of credit was fully paid, including principal and accrued interest, and is due upon demand. In January 2005, the Fifth Third Bank line of credit was paid off.

On August 25, 2004 the Company issued 280,000,000 shares of common stock for 100% of the outstanding stock of Robotic Workspace Technology, Inc ("RWT"). For financial reporting purposes this transaction was treated as an acquisition of Innova and a recapitalization of RWT using the purchase method of accounting. As part of this transaction, Walter K. Weisel received 53,172,765 shares of the Company and Jerry E. Horne received 74,329,227 shares of the Company.

During 2002, 2003 and 2004, the Company leased two buildings from related parties. The building located at 1826 Boy Scout Drive, Fort Myers, FL consisted of 4,600 square feet, and the Company leased it for $3,400.00 monthly. The lease expired December 31, 2010, and the Company had the option of extending it for five more years with a rent escalation equal to the consumer price index increase over the term of the first lease period. The building located at 1840 Boy Scout Drive, Fort Myers, FL consisted of 11,320 square feet, and the Company leased it for $6,325 monthly. Both of these buildings are owned by Lee Coast Enterprises, Inc. Margaret L. Conklin, (wife of Craig Conklin), as trustee, owns 33% of the stock of Lee Coast Enterprises. Susan McNear, (wife of Gary McNear), as trustee, owns 33% of the stock of Lee Coast Enterprises. Gary McNear is President of Lee Coast Enterprises, Inc. Both of these buildings were leased at market rates. Gary McNear and Craig Conklin are directors of the Company. These leases were terminated by Lee Coast enterprises and the Company has no remaining obligations under the lease.

In April 2002, Bradley Conklin, the son of our former President and current director Craig W. Conklin, Margaret Conklin, the wife of Mr. Conklin, and Susan McNear, the wife of our former Chief Executive Officer and current director Gary McNear, loaned Hy-Tech Computer Systems, the Company's previous wholly-owned subsidiary, an aggregate of $105,000, with interest at the rate of 6% per annum, due on December 31, 2003, and secured by second mortgages on the building occupied by Hy-Tech Computer System's Tallahassee, Florida store. Gary McNear, our director also loaned Hy-Tech Computer Systems $124,369.86. This loan was unsecured, carried interest at six percent per annum, and was due May 31, 2003. Craig W. Conklin, our director, also loaned the company $122,520.55. These loans were all from officers of the Company, or relatives of officers of the Company, and the total amount of these loans was $352,000. These loans were settled as part of the sale of Hy-Tech Computer Systems to Aegis Funds, Inc. and are no longer obligations of the Company.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Reports to Security Holders


We are a reporting company with the Securities and Exchange Commission, or SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

Prices of Common Stock

Since February 2002, we have been eligible to participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside of the NASDAQ Stock Market, and prices for our common stock were published on the OTC Bulletin Board under the trading symbol "SRMW" until such time as our acquisition of Hy-Tech Technology Group, Inc. on January 31, 2003 when our symbol became "HYTT". In August 2004 the name of the Company was changed to Innova Holdings, Inc. and the trading symbol was changed to "IVHG".


The following table sets forth, for the fiscal quarters indicated, the high and low closing sales price of our Common Stock as reported on the NASD Over-the-Counter Bulletin Board for each quarterly period during the fiscal years ended December 31, 2004 and December 31, 2003 and the nine months ended September, 30,2005, as reported in MarketWatch, Inc.:


Common Stock




Nine Months Ended
  September 30, 2005               High         Low
                                ----------   ----------
First quarter                    $ 0.0320    $ 0.0075
Second quarter                   $ 0.0670    $ 0.0145
Third quarter                    $ 0.0420    $ 0.0100


Year Ended December 31, 2004       High         Low
                                ----------   ----------
First quarter                    $  0.056    $  0.012
Second quarter                   $  0.017    $  0.006
Third Quarter                    $  0.014    $  0.006
Fourth Quarter                   $  0.010    $  0.005

Year Ended December 31, 2003       High         Low
                                ----------   ----------
First quarter                    $  2.480    $  0.630
Second quarter                   $  0.800    $  0.135
Third quarter                    $  0.130    $  0.024
Fourth quarter                   $  0.074    $  0.041



On September 13, 2005, the closing sales price of our common stock was $0.024


There are approximately 106 record holders of common equity.


Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company anticipates that any earnings will be retained for development and expansion of its business and does not anticipate paying any cash dividends in the foreseeable future. Additionally, the Company has issued and has outstanding $125,000 of Series A Preferred Stock and $525,000 of Series B Preferred Stock all of which earn a 5% dividend, payable in either cash or common stock of the Company. Such dividends on these Preferred Stocks will be paid before any dividends on common stock. The Board of Directors has sole discretion to pay cash dividends based on the Company's financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

SHARES ELIGIBLE FOR FUTURE SALE


We have outstanding 460,474,045 shares of our common stock. Of these shares,75,362,931 shares are unrestricted and held by non-affiliates, and are freely tradable without restriction under the Securities Act. Non-affiliates currently hold 169,495,142 shares of our restricted common stock and affiliates hold 215,615,972 shares of our restricted common stock. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (1) one percent (1%) of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.


DIVIDENDS

As of the date hereof, no cash dividends have been declared on our common stock. We presently intend to retain future earnings, if any, for use in our business and have no present intention to pay cash dividends on our common stock.

                            DESCRIPTION OF SECURITIES

GENERAL


Innova's authorized capital consists of 900,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. As of September 30, 2005, there were 460,474,045 outstanding shares of common stock and outstanding shares of preferred stock. Set forth below is a description of certain provisions relating to Innova's capital stock. For additional information, please refer to Innova's Articles of Incorporation and By-Laws and the Delaware statutes.


COMMON STOCK

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary of involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is Innova's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

PREFERRED STOCK


Innova is authorized to issue 10,000,000 shares of $0.001 par value preferred stock. As of September 30, 2005, there were 81,450 shares of Series A Preferred and 525,000 shares of Series B Preferred outstanding. The preferred stock, which is commonly known as "blank check preferred", may be issued by the Board of Directors with rights, designations, preferences and other terms, as may be determined by the Directors in their sole discretion, at the time of issuance.

Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of the Company's common stock over the twenty trading days preceding conversion or $0.005, (iii) has a liquidation preference of $1.00 per share, (iv) must be redeemed by the Company five years after issuance at $1.00 per share plus accrued and unpaid dividends, (v) may be redeemed by the Company at any time for $1.30 per share plus accrued and unpaid dividends, (vi) grants rights to acquire one share of Common Stock for each share of Common Stock issued on conversion at a price per share equal to the market value of the common Stock at the time of conversion for a period of one year from the date of conversion and (vii) has no voting rights except when mandated by Delaware law. As of September 30, 2005, four holders of 43,450 shares of Series A Preferred Stock had converted their shares into 8,735,511 shares of Common Stock, including accrued dividends.

Each share of the Series B Preferred Stock (i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of the Company's common stock over the twenty trading days preceding conversion or $0.005, (iii) has a liquidation preference of $1.00 per share, (iv) may be redeemed by the Company at any time for $1.30 per share plus accrued and unpaid dividends, (v) ranks junior to the Series A Preferred Stock upon liquidation of the Company and (vi) has no voting rights except when mandated by Delaware law. As of September 30, 2005 no holder of the Series B Preferred Stock had converted their shares into Common Stock.


LIMITATION OF LIABILITY: INDEMNIFICATION

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Innova from and against certain claims arising from or related to future acts or omissions as a director or officer of Innova. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Innova pursuant to the foregoing, or otherwise, Innova has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

Authorized and Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Innova that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Innova's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our Company's management.

                                     EXPERTS

The consolidated financial statements for the years ended December 31, 2004 and December 31, 2003 included in this prospectus, and incorporated by reference in the Registration Statement, have been audited by Lopez, Blevins, Bork & Associates, LLP, independent auditors, as stated in their report appearing with the financial statements herein and incorporated by reference in the Registration Statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 TRANSFER AGENT

The transfer agent for Innova's common stock is Continental Stock Transfer & Trust, Inc. Its address is 17 Battery Pl., 8th Fl. New York, NY 10004 and its telephone number is (212) 845-3212.

LEGAL MATTERS


Sichenzia Ross Friedman Ference LLP , New York, New York, will pass upon the validity of the shares of commons stock offered hereby.


                           HOW TO GET MORE INFORMATION


We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement we were subject to the information requirements of the Securities Exchange Act of 1934 (the ("Exchange Act"). This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. Reference is hereby made to the registration statement and exhibits thereto for further information with respect to Innova and the shares to which this prospectus relates. Copies of the registration statement and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at 100 F Street, N.E., Washington, DC 20549. In addition, the Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants such as Innova which are filed electronically with the Commission at the following Internet address: (http:www.sec.gov).

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Innova Holdings, Inc.
Ft Myers Beach, Florida

We have audited the accompanying balance sheet of Innova Holdings, Inc. as of December 31, 2004 and the related statements of operations, stockholders' deficit, and cash flows for each of the two years then ended. These financial statements are the responsibility of Innova's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innova Holdings, Inc. as of December 31, 2004 and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, Innova Holdings, Inc. incurred losses of $1,426,931 and $203,829 for the years ended December 31, 2004 and 2003, respectively. Innova Holdings, Inc. will require additional working capital to develop its business until they either (1) achieves a level of revenues adequate to generate sufficient cash flows from operations; or (2) obtains additional financing necessary to support its working capital requirements. These conditions raise substantial doubt about Innova Holdings, Inc.'s ability to continue as a going concern. Management's plans in regard to this matter are also described in Note
2. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note 11 to these audited financial statements, the Company restated its financial statements.

Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

April 15, 2005

                              INNOVA HOLDINGS, INC.
                                  BALANCE SHEET
                                December 31, 2004

                                     ASSETS



Current assets
  Cash                                                      $     2,794
                                                            -----------
    Total current assets                                          2,794

Property and equipment, net                                       7,688
                                                            -----------

    TOTAL ASSETS                                            $    10,482
                                                            ===========

           LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Current maturities of long-term debt                      $    37,700
  Line of credit                                                     --
  Accounts payable                                              573,939
  Accrued expenses                                            1,343,478
  Notes payable                                                 395,500
  Dividend payable                                                9,850
                                                            -----------
    Total current liabilities                                 2,360,467
                                                            -----------

Long-term debt                                                  951,400

Mandatorily redeemable series A preferred stock                  80,300

Commitments

STOCKHOLDERS' DEFICIT:
  Preferred stock, $.001 par value, 10,000,000 shares
    authorized, 376,834 shares issued and outstanding               377
  Common stock, $.001 par value, 900,000,000 shares
    authorized, 371,296,897 shares issued and outstanding       371,297
  Additional paid-in capital                                  3,687,421
  Accumulated deficit                                        (7,440,780)
                                                            -----------
    Total Stockholders' Deficit                              (3,381,685)
                                                            -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFCIT                  $    10,482
                                                            ===========



See accompanying summary of accounting policies and notes to financial statements.

                              INNOVA HOLDINGS, INC.
                            STATEMENTS OF OPERATIONS
                     Years Ended December 31, 2004 and 2003



                                                     2004              2003
                                                -------------     -------------

Revenues                                        $          --     $          --

Cost of revenues                                           --                --
                                                -------------     -------------

Gross profit                                               --                --
                                                -------------     -------------

Operating expenses:

    Selling, general and administrative               270,059           172,765
    Merger related costs                              570,874                --
    Outside services                                  262,050                --
    Legal fees                                        135,869                --
    Professional fees                                  85,763                --
    Depreciation and amortization                       1,363               626
    Gain on sale of assets                                 --           (42,658)
                                                -------------     -------------

      Total operating expenses                      1,325,978           130,733
                                                -------------     -------------

Loss from operations                                1,325,978           130,733

Interest expense                                      100,953            73,096
                                                -------------     -------------

    Net loss                                    $  (1,426,931)    $    (203,829)
                                                =============     =============


Net loss applicable to common shareholders:

    Net loss                                    $  (1,426,931)    $    (203,829)
    Beneficial conversion of preferred stock         (150,100)               --
                                                -------------     -------------
Net loss applicable to common shareholders      $  (1,577,031)    $    (203,829)
                                                =============     =============

Net loss per share:

    Basic and diluted                           $       (0.00)    $       (0.00)
                                                =============     =============

Weighted averaged shares outstanding:
    Basic and diluted                             371,296,897       192,645,050
                                                =============     =============



See accompanying summary of accounting policies and notes to financial statements.

                                                              INNOVA HOLDINGS, INC.
                                                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                                                     Years Ended December 31, 2004 and 2003

                               Common Stock               Preferred Stock        Additional
                         -------------------------   -------------------------     paid-in      Accumulated
                           Shares         Amount        Shares        Amount       capital        deficit         Total
                         -----------   -----------   -----------   -----------   -----------    -----------    -----------
Balance,
  December 31, 2002      192,645,050   $   192,645            --   $        --   $ 3,276,621    $(5,659,920)   $(2,190,654)

Net loss                          --            --            --            --            --       (203,829)      (203,829)
                         -----------   -----------   -----------   -----------   -----------    -----------    -----------

Balance,
  December 31, 2003      192,645,050       192,645            --            --     3,276,621     (5,863,749)    (2,394,483)

Issuance of common
  stock for notes
  payable                 61,820,488        61,821            --            --       441,783             --        503,604

Common stock issued
  for services
  rendered                25,534,462        25,534            --            --       182,472             --        208,006

Issuance of common
  stock in connection
  with reverse merger
  and recapitalization    91,296,897        91,297            --            --      (774,862)            --       (683,565)

Issuance of Series B
  Preferred Stock                 --            --       376,834           377       376,457             --        376,834

Dividend declared on
  preferred stock                 --            --            --            --        (9,850)            --         (9,850)

Beneficial conversion
  feature embedded in
  mandatorily redeemable
  Series A preferred
  stock                           --            --            --            --        48,300         (3,600)        44,700

Beneficial conversion
  feature embedded in
  Series B preferred
  stock                           --            --            --            --       146,500       (146,500)            --

Net loss                          --            --            --            --            --     (1,426,931)    (1,426,931)
                         -----------   -----------   -----------   -----------   -----------    -----------    -----------

Balance,
  December 31, 2004      371,296,897   $   371,297       376,834   $       377   $ 3,687,421    $(7,440,780)  $ (3,381,685)
                         ===========   ===========   ===========   ===========   ===========    ===========    ===========



See accompanying summary of accounting policies and notes to financial statements.

                              INNOVA HOLDINGS, INC
                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2004 and 2003



                                                         2004          2003
                                                      -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                            $(1,426,931)  $  (203,829)
  Adjustments to reconcile net loss to cash used in
    operating activities:
      Gain on sale of assets                                   --       (42,658)
      Depreciation and amortization                         1,363           626
      Common stock issued for services rendered           208,006            --
      Common stock issued for interest expense             58,629            --
        Changes in assets and liabilities:
          Accounts payable                                226,732       (13,134)
          Accrued expenses                                610,940       212,901
                                                      -----------   -----------

CASH FLOWS USED IN OPERATING ACTIVITIES                  (321,261)      (46,094)
                                                      -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from the sale of assets                             --        42,658
  Additions to property and equipment                      (5,896)           --
                                                      -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES                       (5,896)       42,658
                                                      -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from advances - officers                            --         7,500
  Proceeds from notes payable - net                       158,000            --
  Proceeds from investors                                 391,834            --
  Payments on long-term debt                             (224,999)      (11,928)
  Proceeds from long-term debt                                 --        11,500
                                                      -----------   -----------

CASH FLOW FROM FINANCING ACTIVITIES                       324,835         7,072
                                                      -----------   -----------

NET INCREASE (DECREASE) IN CASH                            (2,322)        3,636

Cash, beginning of period                                   5,116         1,480
                                                      -----------   -----------

Cash, end of period                                   $     2,794   $     5,116
                                                      ===========   ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                       $    99,597    $    10,403
                                                      ===========    ===========
  Income taxes paid                                   $        --    $        --
                                                      ===========    ===========



See accompanying summary of accounting policies and notes to financial statements.

                              INNOVA HOLDINGS, INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

Nature of the Company

Innova Holdings, Inc. is a software technology company providing software solutions to the industrial robotics industry, service robotics industry and the personal robotics industry. The Company's plan of operations is to identify, develop and acquire technology that is or will become a market leader and to create opportunities to leverage its software into value-added applications when combined with other software solutions offered by the Innova group of companies.

Innova has two wholly-owned subsidiaries, Robotic Workspace Technologies, Inc.
(RWT) and Service Robots, Inc. RWT delivers its software through the sale of Control Systems and the licensing of its software to end-user companies, system integrators, manufacturing support providers, software development companies, and other partners, primarily in the industrial markets. RWT also offers complete system development and system integration services. The control systems include the Universal Robot Controller and the Universal Automation Controller. The Universal Automation Controller is in the final stages of development. The proprietary patents, including two pioneer utility patents issued by the USPTO and one patent pending, are owned by RWT and cover all applications pertaining to the interface of a general use computer and the mobility of robots, regardless of specific applications.

Innova's software solutions benefit developers of new technology in the service and personal robotic markets. Software available for licensing includes RobotScript, a universal programming language based on Microsoft's Visual Basic(R) software (VBScript(R)). The Innova suite of software will be marketed and sold to the service and personal robot markets through Service Robots, Inc.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.

Fair Value of Financial Instruments

The Company's financial instruments consist of cash and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these consolidated financial statements.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is probable.

Product sales are recognized by the Company generally at the time product is shipped. Shipping and handling costs are included in cost of goods sold.

Allowance for Doubtful Accounts - Earnings are charged with a provision for doubtful accounts based on past experience, current factors, and management's judgment about collectibility. Accounts deemed uncollectible are applied against the allowance for doubtful accounts.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally three to seven years.

Impairment losses are recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. Additionally, taxes are calculated and expensed in accordance with applicable tax code.

Basic Loss Per Share

The Company is required to provide basic and dilutive earnings (loss) per common share information. The basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods ended December 2003 and 2004, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Recent Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board ("FASB") issued interpretation No. 46 ("FIN 46") "Consolidation of Variable Interest Entities." Until this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns. Certain provisions of FIN 46 became effective during the quarter ended March 31, 2004, the adoption of which did not have a material impact on the financial position, cash flows or results of operations of the Company.

In December 2004, the FASB issued SFAS No. 123 (Revised 2004) "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R addresses all forms of share-based payment ("SBP") awards, including shares issued under certain employee stock purchase plans, stock options, restricted stock and stock appreciation rights. SFAS No. 123R will require the Company to expense SBP awards with compensation cost for SBP transactions measured at fair value. The FASB originally stated a preference for a lattice model because it believed that a lattice model more fully captures the unique characteristics of employee stock options in the estimate of fair value, as compared to the Black-Scholes model which the Company currently uses for its footnote disclosure. The FASB decided to remove its explicit preference for a lattice model and not require a particular valuation methodology. SFAS No. 123R requires us to adopt the new accounting provisions beginning in our third quarter of 2005. Although the Company is in the process of evaluating the impact of applying the various provisions of SFAS No. 123R, we expect that this statement will have a material impact on our consolidated results of operations.

In April 2004, the Emerging Issues Task Force ("EITF") issued Statement No. 03-06 "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share" ("EITF 03-06"). EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 became effective during the quarter ended June 30, 2004, the adoption of which did not have an impact on the calculation of earnings per share of the Company.

In July 2004, the EITF issued a draft abstract for EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). EITF 04-08 reflects the Task Force's tentative conclusion that contingently convertible debt should be included in diluted earnings per share computations regardless of whether the market price trigger has been met. If adopted, the consensus reached by the Task Force in this Issue will be effective for reporting periods ending after December 15, 2004. Prior period earnings per share amounts presented for comparative purposes would be required to be restated to conform to this consensus and the Company would be required to include the shares issuable upon the conversion of the Notes in the diluted earnings per share computation for all periods during which the Notes are outstanding.

Stock-Based Compensation

The Company accounts for its stock-based compensation plans under Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. The pro forma information below is based on provisions of Statement of Financial Accounting Standard ("FAS") No. 123, Accounting for Stock-Based Compensation, as amended by FAS 148, Accounting for Stock-Based
Compensation-Transition and Disclosure, issued in December 2002.



                                                     2004          2003
                                                  -----------  -----------
Net loss applicable to common shareholders        $(1,577,031) $  (203,829)
  Add: Intrinsic value expense recorded                    --           --
  Deduct: total stock-based employee
   compensation determined under fair value
   based method                                            --           --
                                                  -----------  -----------
Pro forma net loss applicable to common
   shareholders                                   $(1,577,031) $  (203,829)
                                                  ===========  ===========
Earnings per share:

  Basic and diluted - as reported                 $      (.00) $      (.00)

  Basic and diluted - pro forma                   $      (.00) $      (.00)



The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2004: no dividend yield and expected volatility of 80%, risk-free interest rate of 2.75%, and expected lives of 10 years. There were 1,000,000 options granted in 2003 and 33,962,655 options granted in 2004.

NOTE 2 - FINANCIAL CONDITION AND GOING CONCERN

Innova Holdings, Inc. has incurred losses for the years ended December 31, 2004 and 2003 of $1,426,931 and $203,829, respectively. Because of these losses, the Company will require additional working capital to develop its business operations.

Innova Holdings, Inc. intends to raise additional working capital through private placements, public offerings and/or bank financing. During 2004, Innova Holdings, Inc. raised approximately $377,000 from the sale of preferred stock, $15,000 from the sale of convertible notes which were subsequently converted into common stock, and $165,000 from debt which was used to pay down a bank line of credit.

There are no assurances that Innova Holdings, Inc. will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placements, public offerings and/or bank financing necessary to support Innova Holdings, Inc.'s working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, Innova Holdings, Inc. will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to Innova Holdings, Inc.

These conditions raise substantial doubt about Innova Holdings, Inc.'s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should Innova Holdings, Inc. be unable to continue as a going concern.

NOTE 3 - REVERSE MERGER

On August 25, 2004, Innova Holdings, Inc., (previously Hy-Tech Technology, Inc.) issued 280,000,000 shares of common stock for 100% of the outstanding stock of Robotic Workspace Technologies, Inc ("RWT"). For financial reporting purposes this transaction was treated as an acquisition of Innova and a recapitalization of RWT using the purchase method of accounting. RWT's historical financial statements replace Innova's in the accompanying financial statements. As part of this merger, Innova assumed $230,000 of notes payable and $125,000 of redeemable Series A Preferred Stock which has a mandatory redemption provision. In addition, the merger agreement requires Innova to issue 37,885,033 shares of Innova's common stock to its previous management and business advisor for services rendered up through the merger date; Innova has recorded an accrued liability for these shares in the amount of $378,850.

The 280,000,000 shares of Innova's common stock issued to RWT shareholders were comprised of the following:



Shares issued to shareholders as of December 31, 2003         192,645,050
Shares issued to shareholders for conversion of notes payable  61,820,488
Shares issued to shareholders for services rendered            25,534,462
                                                              -----------
Total shares issued in reverse merger                         280,000,000
                                                              ===========



Innova sold its wholly owned subsidiary and all of its operations in connection with the acquisition of RWT. As part of the agreement, the Company agreed to indemnify the directors of the Company from certain liabilities that were in existence on the date of closing of the sale, which management believes may apply to a maximum of approximately $500,000 of debt. If the Company issues shares of its common stock or pays cash to settle any of this debt, it shall issue an equal number of common shares to the former RWT shareholders, in proportion to their RWT share holdings. After the reorganization and stock purchase there were 371,296,897 shares of common stock outstanding of the combined entity.

NOTE 4 - CAPITAL STOCK

Effective July 29, 2004, the Company changed its name to Innova Holdings, Inc. from Hy-Tech Technology Group, Inc. The Company's trading symbol changed to "IVHG." Simultaneously with the name change, the Company increased its authorized capitalization from 101,000,000 shares, consisting of 100,000,000 shares of common stock, $.001 par value and 1,000,000 shares of preferred stock, $.001 par value to 910,000,000 shares authorized, consisting of 900,000,000 shares of common stock, $.001 par value and 10,000,000 shares of preferred stock, $.001 par value.

On June 23, 2004, the Company entered into a private placement and sold 125,000 shares of Series A Preferred Stock for $125,000 with the holders of the Company's Convertible Debentures. Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of the Company's common stock over the twenty trading days preceding conversion or $0.005, (iii) has a liquidation preference of $1.00 per share, (iv) must be redeemed by the Company five years after issuance at $1.00 per share plus accrued and unpaid dividends,
(v) may be redeemed by the Company at any time for $1.30 per share plus accrued and unpaid dividends and (vi) has no voting rights except when mandated by Delaware law.

In the event that the Company had not completed the merger with RWT and RWT had not raised $500,000 in new capital by August 27, 2004, then each of the holders of the Series A Preferred Stock could elect to convert their shares into (a) a demand note payable by the Company, in the principal amount equal to the purchase price of the Series A Preferred Stock plus accrued and unpaid dividends, with interest at the rate of ten percent (10%) until paid in full and
(b) warrants to purchase 2,500,000 shares of the Company's common stock at an exercise price of $.005 per share, with a term of two (2) years from the date of issuance, and standard anti-dilution provisions regarding stock splits, recapitalizations and mergers, for each $25,000 of Series A Preferred Stock purchased. Since RWT had not raised $500,000 by August 27, 2004 the holders of the Series A Preferred Stock could have elected to convert their shares into the demand note but none of the holders elected to do so.

Of the $125,000 proceeds received from the issuance of the Series A Preferred Stock, $50,000 was allocated to the beneficial conversion feature embedded in the Series A Preferred Stock on the date of issuance based on a conversion price of $.005 per share. Of this amount, $48,300 was the unamortized embedded beneficial feature assumed as part of the reverse merger with Robotic Workspace Technologies, Inc. The beneficial conversion feature is being amortized over five (5) years and accordingly $3,600 was amortized through Accumulated Deficit through December 31, 2004. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $125,000 of proceeds received when the Series A Preferred Stock was issued amounted to $50,000.

In September 2004, the Company authorized $525,000 of Series B Preferred Stock. The terms of the Series B Preferred Stock include the following: i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the Company's common stock at the lesser of $.005 per share or 75% of the average closing bid prices over the 20 trading days immediately preceding the date of conversion (iii) has a liquidation preference of $1.00 per share, (iv) may be redeemed by the Company at any time up to five years after the issuance date for $1.30 per share plus accrued and unpaid dividends, (v) ranks junior to the Series A Preferred Stock upon liquidation of the Company and (vi) has no voting rights except when mandated by Delaware law.

At December 31, 2004, approximately $377,000 of the Series B Preferred Stock had been sold; none of the Series B Preferred Stock has been converted into common stock. Of the $377,000 proceeds received from the issuance of the Series B Preferred Stock, $146,500 was allocated to the beneficial conversion feature embedded in the Series B Preferred Stock on the date of issuance, based on a conversion price of $.005 per share. All of the $146,500 beneficial conversion feature was amortized through Accumulated Deficit on the date of issuance; therefore, all of the beneficial conversion feature was amortized as of December 31, 2004. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $377,000 of proceeds received when the Series B Preferred Sock was issued amounted to $158,500.

Stock Options:

No compensation cost has been recognized for grants under the stock option plans since all grants pursuant to these plans have been made at the current estimated fair values of the Company's common stock at the grant date. There were 33,962,655 options issued for the year ended December 31, 2004. There were 1,000,000 options issued for the year ended December 31, 2003.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in fiscal 2004: zero dividend yield, expected volatility of 80%, risk-free interest rate of 2.75% and expected lives of 10 years.

The options granted have a weighted average exercise price of $.008 per share and vest over three years. The maximum term of the options is ten years.

The following table summarizes stock option activity:



Outstanding, December 31, 2002            13,425,486
Granted                                    1,000,000
Canceled                                          --
Exercised                                         --
                                     ---------------
Outstanding, December 31, 2003            14,425,486
Granted                                   33,962,655
Canceled                                          --
Exercised                                         --
                                     ---------------
Outstanding, December 31, 2004            48,388,141
                                     ===============

Weighted-average grant-date fair
  value of options, granted during
  the year                           $          .008
                                     ===============

Weighted-average remaining, years
  of contractual life                           8.79
                                     ===============



NOTE 5 - LINE OF CREDIT

On July 22, 2002, the Company entered into a revolving line of credit of $225,000 with Fifth Third Bank, Florida, secured by the assets of the Company. The annual interest rate on unpaid principal is the prime rate plus 2%, due in monthly installments. Principal and interest were due on July 22, 2003. The line of credit was paid in January 2005.

NOTE 6 - ACCRUED EXPENSES

On April 22, 2003, the Company entered into an Advisory Agreement (the "Advisory Agreement") with AltosBancorp Inc. ("Altos") pursuant to which Altos agreed to act as the Company's exclusive business advisor. Altos advised the Company regarding equity and debt financings, strategic planning, mergers and acquisitions, and business developments, including the merger with RWT. Altos did not receive any cash compensation for services rendered. In August 2004, as a final determination of compensation, the Company agreed to pay Altos $161,333 in common stock of the Company, or 16,133,333 shares. Martin Nielson is president of Altos and after entering into the Advisory Agreement became the Company's Chairman and Chief Executive Officer, for which he received a salary and expense reimbursement totaling $104,650 and $114,867 in 2004 and 2003, respectively. Of these amounts, $80,000 was paid in cash and $139,517 will be paid in common stock of the Company, or 13,951,700 shares. These amounts owed Altos and Mr. Nielson are recorded on the balance sheet as accrued expenses.

NOTE 7 - NOTES PAYABLE

On April 17, 2002, the Company borrowed $989,100 under a note agreement with the Small Business Administration. This loan is secured by the equipment and machinery assets of the Company and by the personal residence and other assets of the Company's Chairman and CEO, a principal shareholder and founder of RWT. The balance outstanding as of December 31, 2004 was $989,100 The annual interest rate on unpaid principle is 4%, due and payable in monthly installments of $4,813 beginning September 17, 2002, continuing until April 17, 2032.

In November 2004, a principal shareholder loaned the Company $165,000 to pay down the line of credit with Fifth Third Bank. The loan has the same terms as the Fifth Third Bank line of credit, except that it remains unsecured until such time as the Fifth Third Bank line of credit is fully paid, including principal and accrued interest, and is due upon demand. In January 2005, the Fifth Third Bank line of credit was paid off.

In February 2003 the Company issued $230,000 of notes payable, the terms of which were subsequently modified in July 2003. The notes earn interest at 8% unless they are in default, in which case they earn interest at 15%; the notes are currently in default. Additionally, the notes had warrants attached to purchase 115,000 shares of common stock at $1.50 per share and were exercisable through February 12, 2005. None of these warrants were exercised.

Future maturities of these notes as of December 31, 2004 were as follows:



Years Ending December 31,
          2005                           $   433,200
          2006                                20,067
          2007                                20,884
          2008                                21,633
          2009                                22,510
          Thereafter                         866,306
                                         -----------
                                           1,384,600
Less: current portion                       (433,200)
                                         -----------
                                         $   951,400
                                         ===========



In 2002, the company entered into convertible debt notes totaling $429,966. Terms were 8% per annum, without payment. Accrued interest earned during the term was to be paid upon maturity on January 31, 2007. The notes were convertible into Class B Convertible Preferred Stock upon certain future events that did not materialize, including raising $5 million in additional equity. In March 2004, the notes plus accrued interest were converted into 61,820,488 common shares of Innova Holdings, Inc. The shares were originally converted into RWT common stock at $.50 a share and then converted into shares of Innova Holdings, Inc. at 61.37929356 to 1, the effective share exchange ratio for the merger between RWT and Innova.

NOTE 8 - INCOME TAXES

The Company follows Statement of Financial Accounting Standards Number 109 (SFAS
109), "Accounting for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carryforwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carryforward has been recognized, as it is not deemed likely to be realized.

The provision for refundable Federal income tax consists of the following:

                               December 31, 2004
                               -----------------

Refundable Federal income tax attributable to:



   Current Operations                                   $  480,000
   Less, Change in valuation allowance                    (480,000)
                                                        ----------
Net refundable amount                                   $       --
                                                        ==========



The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                               December 31, 2004
Deferred tax asset attributable to:



   Net operating loss carryover                         $2,000,000
   Less, Change in valuation allowance                  (2,000,000)
                                                        ----------
Net deferred tax asset                                  $       --
                                                        ==========



At December 31, 2004, we had an unused net operating loss carryover approximating $9,500,000 that is available to offset future taxable income; it expires beginning in 2020.

NOTE 9 - COMMITMENTS

Lease Agreements

Rental expense for the operating leases for the years ended December 31, 2004 and 2003 was $17,344 and $21,879, respectively.

The Company leases office space at 11595 Kelly Road, Ft. Myers, Florida as its primary operations. The office space lease is with Sunset Concepts, LLC, with monthly payments of $1,343. The lease commenced in May 2004 and expires in August 2005. The office lease is cancelable with 30 days notice.

There are no future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2004.

NOTE 10 - PROTECTION OF TRADE SECRETS AND PATENTS - LITIGATION

On December 9, 2004, Robotic Workspace Technologies, Inc., a wholly owned subsidiary of Innova Holding, Inc. filed a case in the United States District Court for the Middle District of Florida against ABB, Inc. and ABB Robotics AB. The action alleges misappropriation of trade secrets, breach of contract and breach of the covenant of good faith. The action stems from dealings between the parties in 2002. RWT seeks a trial by jury and an injunction prohibiting continued use of RWT's trade secrets and money damages. It is possible that ABB, Inc. or ABB Robotics AB will counterclaim, although no counterclaims have yet been filed. The action is entitled Robotic Workspace Technologies, Inc. v. ABB, Inc. and ABB Robotics AB, Case No. 2:04-cv-611-FtM-29-SPC.

NOTE 11 - RESTATEMENT OF PREVIOUSLY REPORTED FINANCIAL STATEMENTS

There was a misstatement in the originally prepared December 31, 2004 financial statements discovered in 2005 which related to the beneficial conversion features of the Mandatorily Redeemable Series A Preferred Stock issued in June 2004 and assumed by the Company as part of the reverse merger in August 2004, and the Series B Preferred Stock issued in September 2004. Management calculated the values of the beneficial conversion features and determined that of the $125,000 proceeds received from the issuance of the Series A Preferred Stock, $48,300 was the amount of the assumed unamortized beneficial conversion feature, of which $3,600 was amortized through Accumulated Deficit for the year ended December 31, 2004. Of the $377,000 proceeds received from the issuance of the Series B Preferred Stock, $146,500 was allocated to the beneficial conversion feature, all of which was amortized through Accumulated Deficit for the year ended December 31, 2004. Accordingly, the Balance Sheet, Statement of Operations and the Statement of Stockholders' Deficit for the year ended December 31, 2004 were restated to reflect the amounts and related amortization of the beneficial conversion features.

                              INNOVA HOLDINGS, INC.
                           CONSOLIDATED BALANCE SHEET
                               September 30, 2005
                                   (Unaudited)

                                     ASSETS



Current assets
  Cash                                                              $        --
  Inventory                                                              14,889
                                                                    -----------
    Total current assets                                                 14,889

Property and equipment, net                                              59,431

Deferred financing cost                                                 100,000
                                                                    -----------

    TOTAL ASSETS                                                    $   174,320
                                                                    ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
  Current maturities of long-term debt                              $    37,700
  Accounts payable                                                      638,239
  Accrued expenses                                                    1,402,116
  Notes payable                                                         529,450
  Dividend payable                                                       25,514
                                                                    -----------
    Total current liabilities                                         2,633,019
                                                                    -----------

Long-term debt                                                          951,400

Mandatorily redeemable series A preferred stock                          57,211

Commitments

STOCKHOLDERS' DEFICIT:
  Preferred stock, $.001 par value, 10,000,000 shares authorized,
    525,000 shares issued and outstanding                                   525
  Common stock, $.001 par value, 900,000,000 shares authorized,
    460,474,045 shares issued and outstanding                           460,475
  Additional paid-in capital                                          5,139,639
  Accumulated deficit                                                (9,067,949)
                                                                    -----------
    Total Stockholders' Deficit                                      (3,467,310)
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                         $   174,320
                                                                    ===========



The accompanying notes are an integral part of these consolidated financial statements.

                              INNOVA HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             Three and Nine Months Ended September 30, 2005 and 2004
                                   (Unaudited)


                                                     Three Months Ended                   Nine Months Ended
                                                        September 30,                       September 30,
                                                    2005              2004              2005              2004
                                                --------------    --------------    --------------    --------------
Revenues                                        $           --    $           --    $           --    $        3,300
                                                --------------    --------------    --------------    --------------

Cost of revenues                                            --                --                --                --
                                                --------------    --------------    --------------    --------------

Gross profit                                                --                --                --             3,300
                                                --------------    --------------    --------------    --------------

Operating expenses:

    Selling, general and administrative                230,571           181,923           570,739           297,214
    Outside services                                   222,467            22,995           375,694            52,372
    Legal fees                                          17,192            79,131            73,212            95,168
    Professional fees                                   17,986            28,538           361,382            49,732
    Depreciation and amortization                        1,859               585             3,641             1,022
                                                --------------    --------------    --------------    --------------
      Total operating expenses                         490,075           313,172         1,384,668           495,508
                                                --------------    --------------    --------------    --------------

Loss from operations                                  (490,075)         (313,172)       (1,384,668)         (492,208)

Interest expense                                       (33,101)          (21,663)          (93,411)          (70,008)
                                                --------------    --------------    --------------    --------------

Net loss                                        $     (523,176)   $     (334,835)   $   (1,478,079)   $     (562,216)
                                                ==============    ==============    ==============    ==============

Net loss applicable to common shareholders:
     Net loss                                   $     (523,176)   $     (334,835)   $   (1,478,079)   $     (562,216)
     Beneficial conversion of preferred stock
         and promissory note                           (15,461)         (132,500)         (161,961)         (133,600)
                                                ==============    ==============    ==============    ==============
Net loss applicable to common shareholders      $     (538,637)   $     (467,335)   $   (1,640,040)   $     (695,816)
                                                ==============    ==============    ==============    ==============

Net loss per share:
    Basic and diluted                           $        (0.00)   $        (0.00)   $        (0.00)   $        (0.00)
                                                ==============    ==============    ==============    ==============

Weighted averaged shares outstanding:
    Basic and diluted                              460,474,045       371,296,897       460,474,045       371,296,897
                                                ==============    ==============    ==============    ==============



The accompanying notes are an integral part of these consolidated financial statements.

                              INNOVA HOLDINGS, INC
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Nine Months Ended September 30, 2005 and 2004
                                   (Unaudited)

                                                            2005            2004
                                                        ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                              $ (1,478,079)   $   (562,216)
  Adjustments to reconcile net loss to cash used in
    operating activities:
      Depreciation and amortization                            3,641           1,022
      Common stock issued for services                       585,405         208,004
      Common stock issued for interest payment                    --          58,639
      Option expense for services                             20,958
        Changes in assets and liabilities:
          Accounts payable and accrued expenses              122,938          25,253
          Inventory                                          (14,889)
                                                        ------------    ------------
CASH FLOWS USED IN OPERATING ACTIVITIES                     (760,026)       (269,298)
                                                        ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Additions to Property and Equipment                       (22,884)         (5,895)
                                                        ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES                         (22,884)         (5,895)
                                                        ------------    ------------

CASH FLOW FROM FINANCING ACTIVITIES
  Proceeds from notes payable                                163,950          15,000
  Proceeds from private placements of common stock           468,000              --
  Proceeds from investors in Series B Preferred Stock        148,166         311,834
  Payment of principal on note                                    --         (34,533)
                                                        ------------    ------------

CASH FLOW FROM FINANCING ACTIVITIES                          780,116         292,301
                                                        ------------    ------------

NET INCREASE (DECREASE) IN CASH                               (2,794)         17,108

Cash, beginning of period                                      2,794           5,115
                                                        ------------    ------------

Cash, end of period                                     $          0    $     22,223
                                                        ============    ============

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                         $     19,876    $         --
                                                        ============    ============
  Income taxes paid                                     $         --    $         --
                                                        ============    ============

NON-CASH TRANACTIONS:
  Common stock issued for property and equipment        $     32,500    $         --
                                                        ============    ============



The accompanying notes are an integral part of these consolidated financial statements.

                              INNOVA HOLDINGS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Innova Holdings, Inc., have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's registration statement filed with the SEC on form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year ended December 31, 2004 as reported in form 10-KSB/A have been omitted.

NOTE 2 - STOCK BASED COMPENSATION

The Company accounts for its stock-based compensation plans using the intrinsic value method under Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. The pro forma information below is based on provisions of Statement of Financial Accounting Standard ("FAS") No. 123, Accounting for Stock-Based Compensation, as amended by FAS 148, Accounting for Stock-Based Compensation-Transition and Disclosure, issued in December 2002.

                                                              Nine Months Ended September 30,

                                                                   2005            2004
                                                               ------------    ------------
Net loss applicable to common shareholders                     $ (1,640,040)   $   (695,816)
  Add: Intrinsic value expense recorded                                  --              --
  Deduct: total stock-based employee compensation determined
     under fair value based method                                  (26,843)             --
                                                               ------------    ------------
Pro forma net loss applicable to common shareholders           $ (1,666,883)   $   (695,816)
                                                               ============    ============

Earnings per share:
  Basic and diluted - as reported                              $       (.00)   $       (.00)
  Basic and diluted - pro forma                                $       (.00)   $       (.00)

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 2004 and 2005: no dividend yield and expected volatility of 80% and 150% in 2004 and 2005, respectively, risk-free interest rate of 2.75%, and expected lives of 10 years.

The options granted have a weighted average exercise price of $0.016 per share and vest over three and five years. The maximum term of the options is ten years.

During the nine months ended September 30, 2005 there were 80,719,259 options granted, 74,658,621 to employees and 6,060,638 to an independent contractor. Of the 74,658,621 options granted to employees, 16,000,000 were subsequently cancelled, resulting in a net amount of 58,658,621 options remaining. The share purchase options granted to employees vest annually over three years from the date of grant, 30,658,621 options are exercisable at $0.017 per share, 10,000,000 options are exercisable at $.023 per share and 18,000,000 options are exercisable at $0.036 per share, and they expire ten years after the grant date. The options granted to employees were valued using the intrinsic value method and had no value because the exercise price was equal to the market price on the grant date. The share purchase options granted to the independent contractor vest monthly over five years from the date of grant, are exercisable at $0.01 per share, and they expire ten years after the grant date. During the nine months ended September 30, 2005, $20,958 was recognized as an expense for the fair value of these options granted to the independent contractor.

NOTE 3 - CAPITAL STOCK

On August 25, 2004 the Company issued 280,000,000 shares of common stock for 100% of the outstanding stock of Robotic Workspace Technology, Inc ("RWT"). For financial reporting purposes this transaction was treated as an acquisition of Innova and a recapitalization of RWT using the purchase method of accounting. RWT's historical financial statements replace Innova's in the accompanying financial statements.

On June 14, 2005, Innova entered into a Standby Equity Distribution Agreement with Cornell Capital Partners. Under the Standby Equity Distribution Agreement, Innova may issue and sell to Cornell Capital Partners common stock for a total purchase price of up to $10,000,000. The purchase price for the shares is equal to their market price, which is defined in the Standby Equity Distribution Agreement as the lowest volume weighted average price of the common stock during the five trading days following the date notice is given by the Company that it desires an advance. The amount of each advance is subject to an aggregate maximum advance amount of $400,000, with no advance occurring within five trading days of a prior advance. Cornell Capital Partners received a one-time commitment fee of 2,608,699 shares of the Company's common stock equal to approximately $90,000 based on Innova's stock price on May 4, 2005, when the term sheet for the Standby Equity Distribution Agreement was signed. Cornell Capital Partners is paid a fee equal to 5% of each advance, which is retained by Cornell Capital Partners from each advance. The Company will pay a structuring fee of $500 for each advance made under the Standby Equity Distribution Agreement. The Company also issued to Cornell Capital Partners its promissory note for $300,000. The principal of the note is payable in three $100,000 installments due on the 30th, 60th and 90th days following the date the registration statement for the shares to be issued under the Standby Equity Distribution Agreement is declared effective by the SEC. The note does not bear interest except in the event of a default. On June 14, 2005, Innova entered into a Placement Agent Agreement with Monitor Capital, Inc. a registered broker-dealer. Pursuant to the Placement Agent Agreement, Innova paid a one-time placement agent fee of 289,855 restricted shares of common stock equal to approximately $10,000 based on Innova's stock price on May 4, 2005, when the term sheet for the Standby Equity Distribution Agreement was signed, for advising us in connection with the Standby Equity Distribution Agreement. In connection with this Standby Equity Distribution Agreement, the Company entered into a Registration Rights agreement with Cornell Capital Partners wherein the Company agreed to file with the Securities and Exchange Commission a registration statement for the sale by Cornell of the common stock of the Company to be purchased by Cornell under the terms of the Standby Equity Distribution Agreement, along with the one-time commitment fee and the placement agent fee. Accordingly, the Company filed an SB-2 registration statement with the Securities and Exchange Commission in August 2005 for a total of 284, 364,726 shares to be sold including 250,000,000 shares estimated to be sold to Cornell Capital Partners under the Standby Equity Distribution Agreement. Additionally, 34,364,726 currently issued and outstanding shares were included in the registration statement for sale by existing shareholders.

The commitment fee of 2,608,699 shares paid to Cornell and the placement agency fee paid to Monitor of 289,855 shares have been accounted for as a deferred financing fee and will be amortized over the period of the financing, which can be up to twenty-four months from the date the registration statement is declared effective by the Securities and Exchange Commission. The promissory note of $300,000 issued to Cornell has not been recorded since it is a contingent fee payable upon the completion of certain events described further in Note 5 to the financial statements included in this report.

On June 23, 2004, the Company entered into a private placement and sold 125,000 shares of Series A Preferred Stock for $125,000 with the holders of the Company's Convertible Debentures. Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of the Company's common stock over the twenty trading days preceding conversion or $0.005, (iii) has a liquidation preference of $1.00 per share, (iv) must be redeemed by the Company five years after issuance at $1.00 per share plus accrued and unpaid dividends,
(v) may be redeemed by the Company at any time for $1.30 per share plus accrued and unpaid dividends, and (vi) has no voting rights except when mandated by Delaware law.

In the event that the Company had not completed the merger with RWT and RWT had not raised $500,000 in new capital by August 27, 2004, then each of the holders of the Series A Preferred Stock could elect to convert their shares into (a) a demand note payable by the Company, in the principal amount equal to the purchase price of the Series A Preferred Stock plus accrued and unpaid dividends, with interest at the rate of ten percent (10%) until paid in full and
(b) warrants to purchase 2,500,000 shares of the Company's common stock at an exercise price of $.005 per share, with a term of two (2) years from the date of issuance, and standard anti-dilution provisions regarding stock splits, recapitalizations and mergers, for each $25,000 of Series A Preferred Stock purchased. Since RWT had not raised $500,000 by August 27, 2004 the holders of the Series A Preferred Stock could have elected to convert their shares into the demand note but none of the holders elected to do so.

Of the $125,000 proceeds received from the issuance of the Series A Preferred Stock, $50,000 was allocated to the beneficial conversion feature embedded in the Series A Preferred Stock on the date of issuance based on a conversion price of $.005 per share. Of this amount, $48,300 was the unamortized embedded beneficial feature assumed as part of the reverse merger with Robotic Workspace Technologies, Inc. The beneficial conversion feature is being amortized over five (5) years and accordingly $3,600 and $5,000 were amortized through Accumulated Deficit through December 31, 2004 and June 30, 2005, respectively. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $125,000 of proceeds received when the Series A Preferred Stock was issued amounted to $50,000.

During the quarter ended September 30, 2005, 43,550 shares of Series A Preferred Stock were converted into 8,710,001 shares of Common Stock of the Company, and accrued dividends of $1,250 were converted into 25,510 shares of Common Stock of the Company. Accordingly, $13,832 of the unamortized beneficial conversion feature associated with the converted Series A Preferred Stock was amortized to Accumulated Deficit and credited to Additional Paid in Capital during the three months ended September 30, 2005. Additionally, $1,629 of the remaining beneficial conversion feature was amortized through Accumulated Deficit for the three months ended September 30, 2005. The total beneficial conversion feature amortized through Accumulated Deficit associated with the remaining outstanding Series A Preferred Stock was $6,629 through the nine months ended September 30, 2005.

In September 2004, the Company authorized $525,000 of Series B Preferred Stock. Each share of Series B Preferred Stock i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible immediately after issuance into the Company's common stock at the lesser of $.005 per share or 75% of the average closing bid prices over the 20 trading days immediately preceding the date of conversion (iii) has a liquidation preference of $1.00 per share, (iv) may be redeemed by the Company at any time up to five years after the issuance date for $1.30 per share plus accrued and unpaid dividends, (v) ranks junior to the Series A Preferred Stock upon liquidation of the Company and (vi) has no voting rights except when mandated by Delaware law.

At December 31, 2004, approximately $377,000 of the Series B Preferred Stock had been sold. During the first quarter of 2005, the Company sold $148,000 of the Series B Preferred Stock, bringing the total sold to $525,000 as of March 31, 2005 and September 30, 2005; none of the Series B Preferred Stock has been converted into common stock. Of the $148,000 proceeds received from the issuance of the Series B Preferred Stock, $141,500 was allocated to the beneficial conversion feature embedded in the Series B Preferred Stock on the date of issuance, based on a conversion price of $.005 per share. All of the $141,500 beneficial conversion feature was amortized through Accumulated Deficit on the date of issuance; therefore, all of the beneficial conversion feature was amortized as of September 30, 2005. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $148,000 of proceeds received when the Series B Preferred Stock was issued amounted to $39,400.

In April 2005, the Company obtained an additional $150,000 of funds through the private placement sale of 12,000,000 shares of the Company's common stock at $.0125 per share and in May an additional $210,000 of funds were obtained through the private placement sale of 7,266,667 shares of the Company's common stock at $.03 per share. Investors in these shares of the Company's common stock will be given notice in the event that the Company files any registration statement with the Securities and Exchange Commission for its Common Stock (excluding any registration statement on Form S-8 or S-4) and shall be entitled to include any or all of the shares of Common Stock purchased in these investments in such Registration Statement. In August 2005, such Registration Statement was filed with the SEC and all of these investors are listed as selling shareholders.

In July and August 2005 the Company obtained an additional $100,000 of funds through the private placement sale of 6,666,667 shares of the Company's common stock at $0.015 per share. This offering ended on August 8, 2005. On July 22, 2005 the Company borrowed $30,000 and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock of the Company at $.015 per share. Of the $30,000 proceeds received from the short term note, $30,000 was allocated to the beneficial conversion feature embedded in the short term note on the date of issuance, based on a conversion price of $.015 per share and treated as a discount of the note. The beneficial conversion feature is being expensed over six (6) months and accordingly $11,450 was expensed to Interest Expense through September 30, 2005. The discount on the note is being accreted to Notes Payable over six months. Additionally, the excess of the aggregate fair value of the common stock to be issued upon conversion over the $30,000 of proceeds received when the short term note was issued amounted to $38,000.

In 2002, the company entered into convertible debt notes which totaled $429,966 at December 31, 2003. An additional $15,000 of the notes were issued during the first quarter of 2004. Terms were 8% per annum. Accrued interest earned during the term was to be paid upon maturity on January 31, 2007. The notes were convertible into Class B Convertible Preferred Stock upon certain future events that did not materialize, including raising $5 million in additional equity. During the first six months of 2004, notes totaling $444,966 plus accrued interest were converted into 61,820,488 common shares of Innova Holdings, Inc. The shares were originally converted into RWT common stock at $.50 a share and then converted into shares of Innova Holdings, Inc. at 61.37929356 to 1, the effective share exchange ratio for the merger between RWT and Innova. Additionally, during the first six months of 2004, 16,887,859 shares were issued for services performed for the Company valued at $137,570 or the equivalent of $0.008 per share.

During the nine months ended September 30, 2005 there were 80,719,259 options granted, of which 16,000,000 were subsequently cancelled, resulting in a net amount of options granted of 64,719,259. Of the options granted and not cancelled, 58,658,621 were granted to employees and 6,060,638 to an independent contractor. The share purchase options granted to employees vest annually over three years from the date of grant, 30,658,621 options are exercisable at $0.017 per share, 10,000,000 options are exercisable at $.023 per share and 18,000,000 options are exercisable at $0.036 per share, and they expire ten years after the grant date. The options granted to employees were valued using the intrinsic value method and had no value because the exercise price was equal to the market price on the grant date. The share purchase options granted to the independent contractor vest monthly over five years from the date of grant, are exercisable at $0.01 per share, and they expire ten years after the grant date. During the nine months ended September 30, 2005, $20,958 was recognized as an expense for the fair value of these options granted to the independent contractor.

Additionally, the Company awarded 54,684,016 shares of the Company's common stock to twenty-four (24) employees, independent contractors and individuals for services provided to the Company in 2004 and 2005 valued at $581,000 or the equivalent of $0.01 per share. These amounts were fully accrued during 2004 and 2005.

The Board of Directors of the Company approved all of the stock options and shares of the Company's common stock awarded.

Stock Options:

No compensation cost has been recognized for grants under the Company's stock option plans made to employees since all such grants pursuant to these plans have been made at the then current estimated fair values of the Company's common stock at the grant date. During the nine months ended September 30, 2005, $20,958 was recognized as an expense for the fair value of these options granted to the independent contractor. There were 80,719,259 options issued and 16,000,000 options cancelled for the nine months ended September 30, 2005.

The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in fiscal 2004 and 2005: zero dividend yield, expected volatility of 80% and 150% in 2004 and 2005, respectively, risk-free interest rate of 2.75% and expected lives of 10 years.

The following table summarizes stock option activity:



Outstanding, December 31, 2003             14,425,486
Granted                                    33,962,655
Cancelled                                          --
Exercised                                          --
                                          -----------
Outstanding, December 31, 2004             48,388,141
Granted                                    80,719,259
Cancelled                                  16,000,000
Exercised                                          --
                                          -----------
Outstanding, September 30, 2005           113,107,400
                                          ===========
Weighted-average grant-date fair
  value of options                        $     0.016
                                          ===========
Weighted-average remaining years
  of contractual life                             9.3
                                          ===========

NOTE 4 - LINE OF CREDIT

On July 22, 2002, the Company entered into a revolving line of credit of $225,000 with Fifth Third Bank, Florida, secured by the assets of the Company. The annual interest rate on unpaid principal was the prime rate plus 2%, due in monthly installments. Principal and interest were due on July 22, 2003. In November 2004, a principal shareholder loaned the Company $165,000 to pay down the line of credit with Fifth Third Bank. The loan with the principal shareholder has the same terms as the Fifth Third Bank line of credit, except that it remains unsecured until such time as the Fifth Third Bank line of credit is fully paid, including principal and accrued interest, and is due upon demand. In January 2005, the Fifth Third Bank line of credit was paid off.

NOTE 5 - NOTES PAYABLE

On June 14, 2005 the Company entered into a Standby Equity Distribution Agreement discussed in Note 3 above. In connection with this agreement, the Company issued a promissory note to Cornell Capital partner, the major terms of which are as follows:

-the Company shall repay the Promissory Note in three equal principal payments of One Hundred Thousand Dollars ($100,000) each on the 30th, 60th and 90th days following the date Securities and Exchange Commission declares that a registration statement filed by the Company in connection with the Standby Equity Distribution Agreement is effective.

-this Promissory Note shall not bear interest unless and until there is an event of default.

-at the option of Cornell Capital Partners, all sums advanced under the promissory note shall become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default: (a) the Company's failure to pay in full any payment of principal within 5 days of the date when such payment of principal becomes due; (b) the commencement of any proceedings under any bankruptcy or insolvency laws, by or against the Company; or (c) the registration statement is not declared effective within one hundred eighty (180) days of the date hereof, unless such failure to obtain effectiveness is solely due to reasons related to the transactions described in the Company's April 29, 2003 8-K.

-any payment of principal which is not paid within 5 days of the date such payment becomes due, shall bear interest at the rate of twelve (12) percent per annum commencing on the date immediately following the day upon which the payment was due. Upon the occurrence of any event of default as defined above, all sums outstanding shall thereupon immediately bear interest at the rate of twelve (12) percent per annum.

The promissory note of $300,000 issued to Cornell has not been recorded since it is a contingent fee payable upon the completion of events described above.

On July 22, 2005 the Company borrowed $30,000 and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock of the Company at $.015 per share. During September 2005 the Company entered into short-term debt obligations other than in the ordinary course of business totaling $120,000. All of this short-term debt bears interest at the rate of 10% per annum and is due between thirty and ninety days. All of the lenders are shareholders of the Company.

NOTE 6 - COMMITMENTS

On May 15, 2005 the Company leased 4,000 square feet of space at 15870 Pine Ridge Road, Ft Myers, Florida which will be used as its primary operations. The lease is with Gulf To Bay Construction, Inc., with monthly payments of $3,533 through June 1, 2010. The lease has five (5) successive renewal options each for a period of two (2) years. The rent will increase annually by 3%. The space is the location of the Company's Research, Design and Engineering center as well as office space for fifteen (15) employees.

On June 15, 2005 the Company entered into a lease with Bola Industries, LLC for approximately 4,000 square feet of production space located at 30946 Industrial Road, Livonia Michigan. The lease is on a monthly basis and expires on December 31, 2005. The rent is $3,775 monthly and includes all utilities, use of all equipment on site including certain heavy equipment, and use of internet service.

NOTE 7 - SUBSEQUENT EVENTS

On October 7, 2005, the Company into a Securities Purchase Agreement with Cornell Capital Partners, LP ("Cornell Capital"). Pursuant to this Agreement, the Company sold a Convertible Debenture in the principal amount of $55,000 to Cornell Capital. The Convertible Debenture bears interest at the rate of 12% per annum and is due on April 7, 2006. The Company will pay directly to Cornell Capital all revenues it receives until the principal amount and all accrued interest on the Convertible Debenture has been paid in full. The principal of the Convertible Debenture is convertible into common stock of the Company at a price of $.03 per share (the "Conversion Shares"). In the event of default by the Company, the principal of the Convertible Debenture is convertible into Conversion Shares at a price of $.005 per share. The Company granted demand registration rights to Cornell Capital for the Conversion Shares. The Convertible Debenture is secured by a second lien on all of the assets of the Company.

During October 2005 the Company entered into short-term debt obligations other than in the ordinary course of business totaling $65,000. All of this short-term debt bears interest at the rate of 10% per annum and is due between ninety and one hundred twenty days. All of the lenders are shareholders of the Company.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS ABOUT INNOVA HOLDINGS, INC. EXCEPT THE INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.



This prospectus does not
constitute an offer to sell,
or a solicitation of an offer
to buy any securities:                                  ----------------------

                                                              PROSPECTUS

    |_|  except the common stock offered by this
         prospectus;                                    ----------------------

    |_| in any jurisdiction in which the offer or solicitation is not authorized;

    |_|  in any jurisdiction where the dealer or other      284,364,726 SHARES
         salesperson is not qualified to make the           OF COMMON STOCK
         offer or solicitation;



|_| to any person to whom it is unlawful to make the INNOVA HOLDINGS, offer or solicitation; or INC.

|_| to any person who is not a United States resident or who is outside the jurisdiction of the United States. __________, 2005

The delivery of this prospectus or any accompanying sale does not imply that:

|_| there have been no changes in the affairs of Innova Holdings, Inc. after the date of this prospectus; or

|_| the information contained in this prospectus is correct after the date of this prospectus.

Until _________, 2005, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Innova from and against certain claims arising from or related to future acts or omissions as a director or officer of Innova. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Innova pursuant to the foregoing, or otherwise, Innova has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. Innova will pay all expenses in connection with this offering.



Securities and Exchange Commission Registration Fee      $    1,441.16
Printing and Engraving Expenses                          $    2,500.00
Accounting Fees and Expenses                             $   15,000.00
Legal Fees and Expenses                                  $   50,000.00
Miscellaneous                                            $   16,058.84


TOTAL                                                    $   85,000.00




ITEM 26. SALES OF UNREGISTERED SECURITIES

On January 31, 2003, the Company acquired 100% of the issued and outstanding shares of Hy-Tech Computer Systems, Inc., a Florida corporation (Hy-Tech), in exchange for 16,000,000 shares of the Company's common stock. As a result of the acquisition of Hy-Tech, the control of the Company shifted to the former shareholders of Hy-Tech. The following individuals received the following shares in connection with this transaction:



               Name                                     No. of shares
Gary F. McNear Revocable Trust(1)                       3,959,612
Susan M. McNear Revocable Trust(2)                      3,959,612
Craig W. Conklin Revocable Trust(3)                     3,959,612
Margaret L. Conklin Revocable Trust(4)                  3,959,612
Jeff Sarver                                             161,552



(1) Gary F. McNear, the Company's chief executive officer following the transaction, serves as trustee of the Gary F. McNear Revocable Trust.

(2) Susan M. McNear is the wife of Gary F. McNear, the Company's chief executive Officer following the transaction, and she serves as trustee of the Susan M. McNear Revocable Trust.

(3) Craig W. Conklin, the Company's president following the transaction, serves as trustee of the Craig W. Conklin Revocable Trust.

(4) Margaret L. Conklin is the wife of Craig W. Conklin, the Company's new president, and she serves as trustee of the Margaret L. Conklin Revocable Trust.

These shares were issued in a private placement under section 4(2) of the Securities Act as amended. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers represented in writing that they acquired the securities for their own accounts and without a view to distribution. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

On April 28, 2003, a merger between the Company and Sanjay Haryama ("SH"), a Wyoming corporation, was effected. The merger was based upon an Agreement and Plan of Merger dated April 28, 2003 among the parties. Pursuant to the merger
(i) SH was merged with and into the Company; (ii) the SH shareholder exchanged 1,000 shares of common stock of SH, constituting all of the issued and outstanding capital stock of SH, for an aggregate of 1,000 shares of the Company's restricted common stock; and (iii) SH's separate corporate existence terminated. The SH shareholder was Coachworks Auto Leasing, which was wholly owned by Jehu Hand. The determination of the number of shares of the Company's stock to be exchanged for the SH shares was based upon arms length negotiations between the parties.

Prior to the merger, SH completed a $1,000,000 financing transaction pursuant to Rule 504 of Regulation D of the General Rules and Regulations under the Securities Act of 1933 as amended pursuant to a Convertible Debenture Purchase Agreement (the "Purchase Agreement") dated April 21, 2003 between SH and HEM Mutual Assurance Company, an accredited Colorado investor (the "Investor"). In connection therewith, SH sold a 1% $1,000,000 Convertible Debenture due April 20, 2008 (the "SH Debenture") to the Investor. The unpaid principal amount of the SH Debenture was convertible into unrestricted shares of SH common stock to be held in escrow pending the repayment or conversion of the SH Debenture. Pursuant to the merger, the Company assumed all obligations of SH under the SH Debenture and issued the holder thereof its 1 % $1,000,000 Convertible Debenture due April 28, 2008 (the "Convertible Debenture") in exchange for the SH Convertible Debenture. The material terms of the Convertible Debenture are identical to the terms of the SH Convertible Debenture except that the unpaid principal amount of the Convertible Debenture is convertible into unrestricted shares of the Company's Common Stock (the "Common Stock"). The per share conversion price for the Convertible Debenture in effect on any conversion date was the lesser of (a) $0.35 or one-hundred twenty-five percent (125%) of the average of the closing bid prices per share of the Company's Common Stock during the five (5) trading days immediately preceding April 29, 2003 or (b) one hundred percent (100%) of the average of the three (3) lowest closing bid prices per share of the Company's Common Stock during the forty (40) trading days immediately preceding the date on which the holder of the Convertible Debenture provides the escrow agent with a notice of conversion. The number of shares of the Company's Common Stock issuable upon conversion was also subject to anti-dilution provisions. The Investor's right to convert the Convertible Debenture was subject to the limitation that the Investor may not at any time own more than 4.99% of the outstanding Common Stock of the Company, unless the Company is in default of any provision of the Convertible Debenture or the Investor gives seventy five (75) days advance notice of its intent to exceed the limitation.

Between the date of the merger with SH and the end of November, 2003, the Convertible Debenture was fully converted into 25,633,328 shares of Common Stock of the Company.

On April 28, 2003, Hy-Tech announced it had entered into a financing transaction in which it had received a firm commitment from a private equity fund for the purchase of a $750,000 convertible debenture from Hy-Tech (the "Second Debenture"). The Second Debenture was not closed and Hy-Tech arranged for alternative financing under a Factoring Line of Credit with Platinum Funding Corporation.

On May 22, 2003, the Company entered into an Assignment of Claim with Robert Cohen ("Cohen"), pursuant to which the Company issued 1,500,000 shares of restricted Common Stock to Cohen and Cohen assigned to the Company all of Cohen's rights in and to all legal claims Cohen held against Imperium Capital, Inc. and Myron Gushlak arising out of their securities transactions in a trading account they maintained at Sterling Financial Investment Group, Inc., a registered broker-dealer. Cohen was granted piggyback registration rights in the event that the Company files a registration statement with the SEC. To be included in this registration statement, Cohen must agree that he may not offer for sale or sell any of the shares of common stock underlying the replacement notes and the warrants until he has received notice from the Company that all of the shares of HEM Mutual Assurance ("HEM") included in the registration statement have been sold or that HEM no longer has the right to acquire shares of common stock from the Company which the Company is obligated to include in the registration statement.

These securities were sold under the exemption from registration provided by
Section 4(2) of the Securities Act and/ or Regulation D thereunder. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers represented in writing that they acquired the securities for their own accounts and without a view to distribution. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

During November 2003, the Company issued an aggregate of 1,000,000 shares of it common stock to The Macreport.net, Inc. and 100,000 shares of its common stock to Elite Financial Communications Group, Inc., investor relations firms, in consideration of services rendered to the Company.

On January 7, 2004, the company issued 3,450,000 shares of its common stock to Genesis Technology, Inc. and 300,000 to Elite Financial Communications Group, Inc., the designee of Genesis Technology, Inc., in settlement of certain claims Genesis Technology, Inc had asserted against the Company.

On April 26, 2004, the Company issued 156,250 shares of common stock to Edward
R. Pekarek in connection with a settlement of certain claims Mr. Pekarek had asserted against the Company.

On April 27, 2004, the Company issued 7,500,000 shares to Robotic Workspace Technologies, Inc. ("RWT"), in consideration for RWT agreeing that for a period of ninety (90) days following the issuance, RWT will shall not seek or solicit any offers to engage in a transaction, or negotiate the terms of any transaction, that would supersede an acquisition transaction that was proposed between the Company and RWT. These shares were subsequently cancelled after the merger with RWT.

These securities were sold under the exemption from registration provided by
Section 4(2) of the Securities Act. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All purchasers represented in writing that they acquired the securities for their own accounts and without a view to distribution. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

On June 23, 2004, the Company entered into a private placement of 125,000 shares of its Series A Preferred Stock for an aggregate issue price of $125,000. Twenty five thousand shares were sold to each of JKL Capital LP, a limited partnership owned by Jeffrey Kwit, Maximum Ventures, Inc., a corporation owned by Susan Mirman, David H. Boshart, individually, David H. and Elizabeth F Boshart as tenants in common, and David H. Boshart, Bruce H. Boshart and Bethany Maahs-Hoasberg, as tenants in common. Each share of the Series A Preferred Stock
(i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of the Company's common stock over the twenty trading days preceding conversion or $0.005, (iii) has a liquidation preference of $1.00 per share, (iv) must be redeemed by the Company five years after issuance at $1.00 per share plus accrued and unpaid dividends, (v) may be redeemed by the Company at any time for $1.30 per share plus accrued and unpaid dividends, (vi) grants rights to acquire one share of Common Stock for each share of Common Stock issued on conversion at a price per share equal to the market value of the common Stock at the time of conversion for a period of one year from the date of conversion and (vii) has no voting rights except when mandated by Delaware law.

In the event that the Company has not (1) completed the merger with RWT and (2) RWT has not raised $500,000 in new capital by August 27, 2004, then each of the holders of the Series A Preferred Stock may elect to convert their shares into
(a) a demand note payable by the Company, in the principal amount equal to the purchase price of the Series A Preferred Stock plus accrued and unpaid dividends, with interest at the rate of ten percent (10%) until paid in full and
(b) warrants to purchase 2,500,000 shares of the Company's common stock at an exercise price of $.005 per share, with a term of two (2) years' from the date of issuance, and standard anti-dilution provisions regarding stock splits, recapitalizations and mergers, for each $25,000 of Series A Preferred Stock purchased.

In August 2004, the Company entered into a private placement of 525,000 shares of its Series B Preferred Stock for an aggregate issue price of $525,000. Each share of the Series A Preferred Stock (i) pays a dividend of 5%, payable at the discretion of the Company in cash or common stock, (ii) is convertible into the number of shares of common stock equal to $1.00 divided by a conversion price equal to the lesser of 75% of the average closing bid price of the Company's common stock over the twenty trading days preceding conversion or $0.005, (iii) has a liquidation preference of $1.00 per share, (iv) may be redeemed by the Company at any time for $1.30 per share plus accrued and unpaid dividends, (v) ranks junior to the Series A Preferred Stock upon liquidation of the Company and
(vi) has no voting rights except when mandated by Delaware law.

The following table sets forth the names and number of shares of Series B Preferred Stock purchased in the private placement:



------------------------------------------ --------------------
Alan B. & Patricial A. Canfield                         20,000
------------------------------------------ --------------------
Charles Burton Adams                                    25,000
------------------------------------------ --------------------
Daniel McNeill                                           5,000
------------------------------------------ --------------------
David C. Yerger                                          4,000
------------------------------------------ --------------------
David W. Vaughn                                          3,000
------------------------------------------ --------------------
Etta Lou Jess                                            3,000
------------------------------------------ --------------------
Eugene V. Gartlan                                       25,166
------------------------------------------ --------------------
Fielding Thomas Da Meron                                10,000
------------------------------------------ --------------------

------------------------------------------ --------------------
James & Rebecca Marks, JTICWROS                         25,000
------------------------------------------ --------------------
Jeffrey Bertoia                                          5,000
------------------------------------------ --------------------
Jem Wynns                                                3,500
------------------------------------------ --------------------
Jennifer V. Yerger                                       1,000
------------------------------------------ --------------------
Johana Lisik                                            49,834
------------------------------------------ --------------------
John & Cindy Lisik                                       4,500
------------------------------------------ --------------------
John & Mary Ranalli                                      2,000
------------------------------------------ --------------------
Jon & Steven Joos                                       10,000
------------------------------------------ --------------------
Ken Kareta                                              10,000
------------------------------------------ --------------------
Larry & Kelly Wynns                                     15,000
------------------------------------------ --------------------
Mark & Tommye Humphries                                  5,000
------------------------------------------ --------------------
Melvin Ketchel                                          10,000
------------------------------------------ --------------------
Neal & Mary Bennett                                      5,000
------------------------------------------ --------------------
Paul & Kathryn Ireson                                   13,000
------------------------------------------ --------------------
Reynaert Management Group                               25,000
------------------------------------------ --------------------
Richard & Johanna Wynns JTWROS                         112,500
------------------------------------------ --------------------
Richard D. Jess                                         20,000
------------------------------------------ --------------------
Richard J. Bertoia                                       5,000
------------------------------------------ --------------------
Richie & Amanda Wynns                                    1,000
------------------------------------------ --------------------
Robert & Barbara Ihrig                                  42,000
------------------------------------------ --------------------
Robert & Muriel Sandbo                                  10,000
------------------------------------------ --------------------
Robert D. & Elizabeth Jess                              10,000
------------------------------------------ --------------------
Robert Lewis                                            11,000
------------------------------------------ --------------------
Scott & Julianna Puras                                  12,500
------------------------------------------ --------------------
Sharon Lightner                                          2,000
------------------------------------------ --------------------
Stephen A. Puras                                         3,000
------------------------------------------ --------------------
Steven Ranalli                                           2,000
------------------------------------------ --------------------
Timothy & Regina Powers                                  5,000
------------------------------------------ --------------------
Helmuth Twietmeyer                                      10,000
------------------------------------------ --------------------

Total Shares                                           525,000
------------------------------------------ --------------------

With respect to the sale of these securities, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Innova so as to make an informed investment decision. More specifically, Innova had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in the Company's securities.

In April 2005, the Company obtained an additional $150,000 of funds through the private placement sale of 12,000,000 shares of the Company's common stock at $.0125 per share and in May and June an additional $218,000 of funds were obtained through the private placement sale of 7,266,667 shares of the Company's common stock at $.03 per share. These private placements were exempt from registration under the Securities Act of 1933, as amended, pursuant to section rule 506 thereunder. Investors in these shares of the Company's common stock will be given notice in the event that the Company files any registration statement with the Securities and Exchange Commission for its Common Stock (excluding any registration statement on Form S-8 or S-4) and shall be entitled to include any or all of the shares of Common Stock purchased in these private placements in such Registration Statement.

The following table sets forth the names and number of shares of Common Stock purchased in the private placement:



-------------------------------------------------------------------
Richard K. & Johanna Wynns, JTWROS                12,266,667
-------------------------------------------------------------------
Harold C. Claypool                                 2,000,000
-------------------------------------------------------------------
Michael Etchison                                   4,000,000
-------------------------------------------------------------------
Kenneth Martin                                     1,000,000
-------------------------------------------------------------------

Total Private placement                           19,266,667
-------------------------------------------------------------------



With respect to the sale of these securities, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Innova so as to make an informed investment decision. More specifically, Innova had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in the Company's securities.


In July and August 2005 the Company obtained an additional $100,000 of funds through the private placement sale of 6,666,667 shares of the Company's common stock at $0.015 per share. This offering ended on August 8, 2005. This private placement was exempt from registration under the Securities Act of 1933, as amended, pursuant to section rule 506 thereunder. The following table sets forth the names and number of shares of Common Stock purchased in the private placement:




Lee Johnson                                          666,667
-------------------------------------------------------------------

Richard K. Wynns                                   1,000,000
-------------------------------------------------------------------

Eugene V. Gartlan(1)                               1,666,667
-------------------------------------------------------------------

James Snyder                                       1,666,667
-------------------------------------------------------------------


Scott Cray                                         1,666,667
-------------------------------------------------------------------

(1) Eugene V. Gartlan is the Chief Financial Officer of the Company.

Additionally, on July 22, 2005 the Company borrowed $30,000 and entered into a short term note for that amount, the terms of which are: interest at the annual rate of 5%, due date in six months, and principal and accrued interest are convertible into common stock of the Company at $.015 per share.

With respect to the sale of these securities, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 Act"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Innova so as to make an informed investment decision. More specifically, Innova had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in the Company's securities.

ITEM 27. EXHIBITS

EXHIBIT NO.



2.1   Exchange Agreement (1)

2.2 Agreement and Plan of Merger dated as of April 29, 2003 between The Company and Sanjay Haryama (4)

2.3 Certificate of Merger between The Company and Sanjay Haryama as filed with the Delaware Secretary of State on April 29, 2003. (4)

2.4 Agreement and Plan of Merger among the Company, RWT Acquisition, Inc and Robotic Workspace Technologies, Inc. dated July 21, 2004. (5)

2.5 Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004. (5)

2.6 Agreement between the Company and Aegis Finance, Inc. dated August 18, 2004 (9)

3.1   Articles of Incorporation (2)

3.2   Bylaws (2)

3.3   Certificate of Amendment to Articles of Incorporation (3)

3.4   Certificate of Amendment to Articles of Incorporation (6)

4.1   Certificate of Designation of Series A Preferred Stock (5)

4.2   Certificate of Designation of Series B Preferred Stock(9)


5.1   Opinion of Sichenzia Ross Friedman Ference LLP *

10.1 Advisory Agreement between The Company and Altos Bancorp Inc. dated April 22, 2003 (4)


10.2 Stock Option and Irrevocable Proxy Agreement among Altos Bancorp, Inc., the Gary F. McNear Trust, the Susan M. McNear Trust, the Craig W. Conklin Trust and the Margaret L. Conklin Trust (4)

10.3 Convertible Debenture Purchase Agreement dated as of April 21, 2003 between Sanjay Haryama and HEM Mutual Assurance LLC. (4)

10.4 Convertible Debenture Purchase Agreement dated as of April 28, 2003 between The Company and HEM Mutual Assurance Fund Limited. (4)

10.5  Option Purchase Agreement between the Company and SunTrust Bank (4)

10.6 License Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004 for customer list (5)

10.7 License Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004 for website (5)

10.8 Assumption Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004 (5)

10.9 Noncompetition and Nondisclosure Agreement between the Company and Encompass Group Affiliates, Inc. dated June 23, 2004 (5)



10.10 Employment Agreement of Sheri Aws dated February 24, 2004 (7)

10.11 Renewal Promissory Note payable to Fifth Third Bank, Florida for $225,000 effective July 22, 2003 (8)

10.12 Security Agreement in favor of Fifth Third Bank, Florida effective July 22, 2003 (8)

10.13 Consulting Agreements with Stratex Solutions, LLC(9)

10.14 Business Development Agreement with B. Smith Holdings, Inc (9)

10.15 Employment Agreement with Walter K. Weisel dated July 19, 2000 (9)

10.16 Standby Equity Distribution Agreement with Cornell Capital Partners, LP dated June 14, 2005 (10)

10.17 Registration Rights with Cornell Capital Partners, LP dated June 14, 2005
      (10)



10.18 Amended Escrow Agreement with Cornell Capital Partners, LP and Baxter, Baker, Sidle, Conn & Jones, P.A., dated September 26, 2005 (12)


10.19 Promissory Note for $300,000 issued to Cornell Capital Partners, LP dated June 14, 2005 (10)

10.20 Placement Agent Agreement with Monitor Capital Inc. dated June 14, 2005
      (10)

10.21 Employment Agreement of Eugene Gartlan (11)


10.22 Amendment to Standby Equity Distribution Agreement to appoint new escrow agent dated September 26, 2005 (12)


14.1  Code of Ethics(9)


23.1  Consent of Sichenzia Ross Friedman Ference LLP *


23.2  Consent of Independent Public Accountants*

(1)   Incorporated by reference to the Form 8-K filed on February 4, 2003.

(2)   Incorporated by reference to the Form SB-2 filed on August 7, 2001.

(3)   Incorporated by reference to the Form 10-KSB filed on April 24, 2003.

(4) Incorporated by reference to the Form 8-K filed on May 13, 2003.

(5) Incorporated by reference to the Form 8-K filed on August 8, 2004.

(6) Incorporated by reference to the Form 14C filed on June 30, 2004.

(7) Incorporated by reference to the Form 8-K filed on September 28, 2004.

(8) Incorporated by reference to the Form 8-K filed on January 11, 2005.

(9) Incorporated by reference to the Form 10-KSB filed on April 19, 2005.

(10) Incorporated by reference to the Form 8-K filed on June 16, 2005.

(11) Incorporated by reference to the Form 8-K filed on July 6, 2005.


(12) Incorporated by reference to the Form SB-2/A filed on September 30, 2005


* Filed herewith.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.


Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned.






Date:  December 13, 2005                     INNOVA HOLDINGS, INC.



                                           By: /s/ Walter K. Weisel
                                             -----------------------------------
                                                   Walter K. Weisel
                                                   Chief Executive Officer




In accordance with the Securities Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.






Date:  December 13, 2005                     By: /s/ Walter K. Weisel
                                             -----------------------------------
                                             Walter K. Weisel,
                                             Chief Executive Officer

Date:  December 13, 2005                     By: /s/ Eugene V. Gartlan
                                             -----------------------------------
                                             Eugene V. Gartlan,
                                             Chief Financial Officer and
                                             Principal Accounting Officer

Date:  December 13, 2005                     By: /s/ Gary McNear
                                             -----------------------------------
                                             Gary McNear, Director

Date:  December 13, 2005                     By: /s/ Martin Nielson
                                             -----------------------------------
                                             Martin Nielson, Director

Date:  December 13, 2005                     By: /s/ Craig Conklin
                                             -----------------------------------
                                             Craig Conklin, Director